Private & Confidential Exhibit 4.1

Dated        25 July 2013
GOLAR HULL M2021 CORP.
GOLAR HULL M2026 CORP.
GOLAR HULL M2031 CORP.
GOLAR HULL M2022 CORP.
GOLAR HULL M2023 CORP.
GOLAR HULL M2027 CORP.
GOLAR HULL M2024 CORP.
GOLAR LNG NB12 CORPORATION
arranged by
THE EXPORT-IMPORT BANK OF KOREA
CITIBANK, N.A. LONDON BRANCH
KOREA FINANCE CORPORATION
NORDEA BANK NORGE ASA
DANSKE BANK A/S
SWEDBANK AB (publ)
DVB BANK SE
SKANDINAVISKA ENSKILDA BANKEN AB (publ)
with
SWEDBANK AB (publ)
as Agent
CITIBANK, N.A. LONDON BRANCH
as K-Sure Agent
SWEDBANK AB (publ)
as Security Agent
CITIBANK, N.A. LONDON BRANCH
as Global Co-ordinator and Sole Bookrunner
guaranteed by
GOLAR LNG LIMITED
FACILITIES AGREEMENT
for
$1,125,000,000 Loan Facilities

Private & Confidential Exhibit 4.1

Contents
Clause    Page
SECTION 1 - INTERPRETATION2
1Definitions and interpretation    2
SECTION 2 - THE FACILITY37
2The Facilities    37
3Purpose    40
4Conditions of Utilisation    41
SECTION 3 - UTILISATION43
5Utilisation    43
SECTION 4 - REPAYMENT, PREPAYMENT AND CANCELLATION45
6Repayment    45
7Illegality, prepayment and cancellation    46
SECTION 5 - COSTS OF UTILISATION54
8Interest    54
9Interest Periods    55
10Changes to the calculation of interest    55
11Fees and Premiums    57
SECTION 6 - ADDITIONAL PAYMENT OBLIGATIONS59
12Tax gross-up and indemnities    59
13Increased Costs    65
14Other indemnities    67
15Mitigation by the Lenders    70
16Costs and expenses    71
SECTION 7 - GUARANTEE73
17Guarantee and indemnity    73
SECTION 8 - REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT77
18Representations    77
19Information undertakings    86

20Financial covenants    91
21General undertakings    98
22Dealings with the Ships    101
23Condition and operation of the Ships    105
24Insurance    109
25Minimum security value    115
26Chartering undertakings    119
27Bank accounts    120
28Business restrictions    122
29Hedging Contracts    126
30Events of Default    129
31Position of Hedging Provider    135
SECTION 9 - CHANGES TO PARTIES137
32Changes to the Lenders    137
33Changes to the Obligors    143
SECTION 10 - THE FINANCE PARTIES144
34Roles of Agent, Security Agent, K-Sure Agent, Documentation Agent and Mandated Lead Arrangers    144
35Conduct of business by the Finance Parties    172
36Sharing among the Finance Parties    177
SECTION 11 - ADMINISTRATION179
37Payment mechanics    179
38Set-off    183
39Notices    183
40Calculations and certificates    186
41Partial invalidity    186
42Remedies and waivers    186
43Amendments and waivers    187
44Counterparts    189

SECTION 12 - GOVERNING LAW AND ENFORCEMENT190
45Governing law    190
46Enforcement    190
Schedule 1 The original parties191
Schedule 2 Ship information210
Schedule 3 Conditions precedent218
Schedule 4 Utilisation Request227
Schedule 5 Mandatory Cost formulae229
Schedule 6 Form of Transfer Certificate232
Schedule 7 Form of Compliance Certificate235
Schedule 8 Form of Borrower Compliance Certificate237

THIS AGREEMENT is dated 25 July 2013 and made between:

(1)	THE ENTITIES listed in Schedule 1 as borrowers (the Borrowers);

(2)	GOLAR LNG LIMITED (the Parent);

(3)
THE EXPORT-IMPORT BANK OF KOREA, CITIBANK, N.A. LONDON BRANCH, KOREA FINANCE CORPORATION, NORDEA BANK NORGE ASA, DANSKE BANK A/S, SWEDBANK AB (publ), DVB BANK SE and SKANDINAVISKA ENSKILDA BANKEN AB (publ) as mandated lead arrangers (whether acting individually or together the Mandated Lead Arrangers);

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 as KEXIM facility lenders (the Original KEXIM Facility Lender);

(5)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 as K-Sure facility lenders (the Original K‑Sure Facility Lenders);

(6)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 as commercial facility lenders (the Original Commercial Facility Lenders);

(7)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 as hedging providers (the Hedging Providers);

(8)	CITIBANK, N.A. LONDON BRANCH as global co-ordinator of the Finance Parties (the Global Co-ordinator);

(9)	CITIBANK, N.A. LONDON BRANCH as sole bookrunner (the Sole Bookrunner);

(10)	SWEDBANK AB (publ) as agent of the other Finance Parties (the Agent);

(11)	CITIBANK, N.A. LONDON BRANCH as agent of the K-Sure Facility Lenders (the K-Sure Agent);

(12)	CITIBANK, N.A. LONDON BRANCH as the documentation agent (the Documentation Agent);

(13)	SWEDBANK AB (publ) as security agent of the Finance Parties (the Security Agent); and

(14)	NORDEA BANK FINLAND PLC LONDON BRANCH as account bank (the Account Bank).
IT IS AGREED as follows:

SECTION 1 - INTERPRETATION

1	Definitions and interpretation

1.1	Definitions
In this Agreement and (unless otherwise defined in the relevant Finance Document) the other Finance Documents:
Account means any bank account, deposit or certificate of deposit opened, made or established in accordance with clause 27 (Bank accounts).
Account Holder(s) means, in relation to any Account, each Obligor in whose name that Account is held.
Account Security means, in relation to an Account, a deed or other instrument by the relevant Account Holder(s) in favour of the Security Agent in an agreed form conferring a Security Interest over that Account.
Accounting Reference Date means 31 December or such other date as may be approved by the Lenders.
Additional Cost Rate has the meaning given to it in Schedule 5 (Mandatory Cost formulae).
Advance A means an advance of the Total Commitments up to the lesser of (a) the Ship Commitment in respect of Ship A and (b) 65% of the Delivery Price of Ship A on the Utilisation Date relative to such Advance, comprising a KEXIM Facility Advance, a K-Sure Facility Advance and a Commercial Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advance B means an advance of the Total Commitments up to the lesser of (a) the Ship Commitment in respect of Ship B and (b) 65% of the Delivery Price of Ship B on the Utilisation Date relative to such Advance, comprising a KEXIM Facility Advance, a K-Sure Facility Advance and a Commercial Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advance C means an advance of the Total Commitments up to the lesser of (a) the Ship Commitment in respect of Ship C and (b) 65% of the Delivery Price of Ship C on the Utilisation Date relative to such Advance, comprising a KEXIM Facility Advance, a K-Sure Facility Advance and a Commercial Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.

Advance D means an advance of the Total Commitments up to the lesser of (a) the Ship Commitment in respect of Ship D and (b) 65% of the Delivery Price of Ship D on the Utilisation Date relative to such Advance, comprising a KEXIM Facility Advance, a K-Sure Facility Advance and a Commercial Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advance E means an advance of the Total Commitments up to the lesser of (a) the Ship Commitment in respect of Ship E and (b) 65% of the Delivery Price of Ship E on the Utilisation Date relative to such Advance, comprising a KEXIM Facility Advance, a K-Sure Facility Advance and a Commercial Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advance F means an advance of the Total Commitments up to the lesser of (a) the Ship Commitment in respect of Ship F and (b) 65% of the Delivery Price of Ship F on the Utilisation Date relative to such Advance, comprising a KEXIM Facility Advance, a K-Sure Facility Advance and a Commercial Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advance G means an advance of the Total Commitments up to the lesser of (a) the Ship Commitment in respect of Ship G and (b) 65% of the Delivery Price of Ship G on the Utilisation Date relative to such Advance, comprising a KEXIM Facility Advance, a K-Sure Facility Advance and a Commercial Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advance H means an advance of the Total Commitments up to the lesser of (a) the Ship Commitment in respect of Ship H and (b) 65% of the Delivery Price of Ship H on the Utilisation Date relative to such Advance, comprising a KEXIM Facility Advance, a K-Sure Facility Advance and a Commercial Facility Advance, each in the Relevant Percentage of such Advance, or (as the context may require) the outstanding principal amount of such borrowing.
Advances means Advance A, Advance B, Advance C, Advance D, Advance E, Advance F, Advance G and Advance H and Advance means any of them.
Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.
Agent includes any person who may be appointed as such under the Finance Documents.
Approved Flag State means each of the Republic of the Marshall Islands, the Republic of Liberia, the Republic of Panama, Hong Kong or the United Kingdom.

Auditors mean PricewaterhouseCoopers or another internationally recognised accountancy firm notified by the Borrowers to the Agent.
Available Facility means at any relevant time, such part of the Total Commitments (drawn and undrawn) which is available for borrowing under this Agreement at such time in accordance with clause 4 (Conditions of Utilisation) to the extent that such part of the Total Commitments is not cancelled or reduced under this Agreement.
Backstop Date means in relation to a Ship the date falling 30 days after the latest date allowed for delivery of a Ship under the relevant Building Contract prior to a Borrower having the right to terminate such Building Contract, which date is the date identified as such in Schedule 2 (Ship Information).
Basel II Accord means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 as updated prior to, and in the form existing on, the date of this Agreement, excluding any amendment thereto arising out of the Basel III Accord.
Basel II Approach means, in relation to any Finance Party, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.
Basel II Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel II Regulation in force as at the date hereof (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).
Basel II Regulation means:

(a)	any law or regulation implementing the Basel II Accord; or

(b)	any Basel II Approach adopted by a Finance Party or any of its Affiliates.
Basel III Accord means, together:
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and
any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with any Basel III Regulation (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).
Basel III Regulation means any law or regulation implementing the Basel III Accord save and to the extent that it re-enacts a Basel II Regulation.
Blocked Deposit Accounts means each of the interest bearing dollar accounts of a Borrower with the Account Bank designated as an “Blocked Deposit Account” under clause 27 (Bank accounts) and Blocked Deposit Account means any of them.
Borrower Compliance Certificate means a certificate substantially in the form set out in Schedule 8 (Form of Borrower Compliance Certificate) or otherwise approved.
Break Costs means the amount (if any) by which:

(a)
the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Builder means, in relation to a Ship, the person specified as such in Schedule 2 (Ship information).
Building Contract means, in relation to a Ship, the shipbuilding contract specified in Schedule 2 (Ship information) between the Builder and the relevant Owner relating to the construction of such Ship.

Building Contract Documents means, in relation to a Ship, the Building Contract for that Ship and any other guarantee or security given to any person for the Builder’s obligations under the relevant Building Contract.
Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London, Seoul, Stockholm, Oslo, Frankfurt and New York.
Change of Control occurs if:

(a)
two or more persons acting in concert or any individual person (other than World Shipholding or an Affiliate of World Shipholding approved by the Lenders and K-Sure) (i) acquire, legally and/or beneficially and either directly or indirectly, in excess of 50 per cent of the issued share capital (or equivalent) of the Parent or (ii) have the right or ability to control, either directly or indirectly, the affairs or the composition of the majority of the board of directors (or equivalent) of the Parent;

(b)	World Shipholding ceases to own legally and/or beneficially, and either directly or indirectly, at least 25 per cent of the issued share capital (or equivalent) of the Parent;

(c)
two or more persons acting in concert or any individual person (other than the Parent) (i) acquires, legally and/or beneficially and either directly or indirectly, in excess of 50 per cent of the issued share capital (or equivalent) of Golar MLP or (ii) have the right or ability to control, either directly or indirectly, the affairs of Golar MLP (other than through the right or ability to appoint the majority of the board of directors (or equivalent) of Golar MLP or, following appointment, any continuing right or ability to exercise such control through the directors so appointed);

(d)	the Parent ceases to own legally and/or beneficially, and either directly or indirectly, at least 25 per cent of the issued share capital (or equivalent) of Golar MLP;

(e)	the General Partner is not or ceases to be a wholly owned subsidiary of the Parent; or

(f)	the General Partner ceases to have veto rights over major transactions of Golar MLP such as mergers and major disposals of assets.
For the purposes of this definition, two or more persons are acting in concert if pursuant to an agreement or understanding (whether formal or informal) they actively co-operate, through the acquisition (directly or indirectly) of shares in the Parent or Golar MLP (as applicable) by any of them, either directly or indirectly to obtain or consolidate control of the Parent or Golar MLP (as applicable).

Charged Property means all of the assets of the Obligors which from time to time are, or are expressed or intended to be, the subject of the Security Documents.
Charter means any charter commitment capable of lasting more than 24 months which is approved pursuant to clause 22.11.1 (Chartering) and required to be subject to a Security Interest pursuant to clause 22.11.2 (Chartering).
Charter Assignment means, in relation to a Ship which is subject to a Charter, an assignment by the relevant Owner of its interest in the Charter Documents in relation to such Ship in favour of the Security Agent in the agreed form.
Charter Documents means, in relation to a Ship, any Charter of that Ship, any documents supplementing the Charter of that Ship and any guarantee or security given by any person for the relevant Charterer's obligations under them.
Charterer means, in relation to a Ship, any charterer of that Ship under a Charter of that Ship.
CISADA means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010.
Classification means, in relation to a Ship, the classification specified in respect of such Ship in Schedule 2 (Ship information) with the relevant Classification Society or another classification approved by the Lenders as its classification, at the request of the relevant Owner.
Classification Society means, in relation to a Ship, the classification society specified in respect of such Ship in Schedule 2 (Ship information) or another classification society (being a member of the International Association of Classification Societies (IACS) or, if such association no longer exists, any similar association nominated by the Agent) approved by the Lenders as its Classification Society, at the request of the relevant Owner.
Code means the US Internal Revenue Code of 1986.
Commercial Facility means the term loan facility made available by the Commercial Facility Lenders under this Agreement as described in clause 2 (The Facilities).
Commercial Facility Advance means an advance of the Commercial Facility Commitments forming part of an Advance, being the Relevant Percentage, in relation to the Commercial Facility, of an Advance.
Commercial Facility Commitment means:

(a)	in relation to an Original Commercial Facility Lender, the amount set opposite its name under the heading “Commercial Facility Commitment” in Schedule 1 (The original parties) and the amount of any other Commercial Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other Commercial Facility Lender, the amount of any Commercial Facility Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
Commercial Facility Lender means:

(a)	the Original Commercial Facility Lenders; and

(b)	any bank, financial institution or other regulated investment company which has become a Party as a commercial facility lender in accordance with clause 32 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
Commercial Loan means a loan made or to be made under the Commercial Facility or the principal amount outstanding for the time being of that loan.
Commitment means, in relation to a Lender, its KEXIM Facility Commitment, K-Sure Facility Commitment and Commercial Facility Commitment.
Compliance Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate) or otherwise approved.
Confirmation shall have, in relation to any Hedging Transaction, the meaning given to it in the relevant Hedging Master Agreement.
Constitutional Documents means, in respect of an Obligor, such Obligor's memorandum and articles of association, bye-laws or other constitutional documents including as referred to in any certificate relating to an Obligor delivered pursuant to Schedule 3 (Conditions precedent).
Contract Price means, in relation to a Ship, the price of such Ship payable under the Building Contract for such Ship.
Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.
Default means an Event of Default or any event or circumstance specified in clause 30 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of the foregoing) be an Event of Default.
Defaulting Lender means any Lender:

(a)
which has failed to make its participation in an Advance available or has notified the Agent that it will not make its participation in an Advance available by the Utilisation Date of that Advance in accordance with clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:
(A)    administrative or technical error; or
(B)    a Payment Disruption Event; and
payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
Delivery means, in relation to a Ship, the delivery and acceptance of the Ship by the relevant Owner under the relevant Building Contract.
Delivery Date means, in relation to a Ship, the date on which Delivery occurs.
Delivery Instalment means, in relation to a Ship, the instalment of the Contract Price for such Ship falling due on its Delivery.
Delivery Price means, in relation to a Ship, the actual cost of purchase and acquisition of that Ship by the relevant Owner, evidenced by the relevant Building Contract including any change orders under Article XIV of a Building Contract up to $1,000,000 incurred by the relevant Owner and an estimate of which amount is set out for that Ship in Schedule 2 (Ship information).

Drop-down means, respect of a Borrower, the transfer of all of the shares in that Borrower to a Golar MLP Group Member provided that such transfer complies with the provisions of clause 30.13 (Ownership of the Obligors).
Drop-down Advance means in respect of a Drop-down, the Advance made to the Relevant Borrower in respect of its Ship.
Earnings means, in relation to a Ship and a person, all money at any time payable to that person for or in relation to the use or operation of such Ship including freight, hire and passage moneys, money payable to that person for the provision of services by or from such Ship or under any charter commitment, requisition for hire compensation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach and payments for termination or variation of any charter commitment.
Earnings Account means each of the interest bearing dollar accounts of a Borrower with the Account Bank designated as an "Earnings Account" under clause 27 (Bank accounts), and Earnings Accounts mean all of them.
Environmental Claims means:

(a)	enforcement, clean-up, removal or other governmental or regulatory action or orders or claims instituted or made pursuant to any Environmental Laws or resulting from a Spill; or

(b)	any claim made by any other person relating to a Spill.
Environmental Incident means any Spill from any vessel in circumstances where:

(a)
any Fleet Vessel or its owner, operator or manager may be liable for Environmental Claims arising from the Spill (other than Environmental Claims arising and fully satisfied before the date of this Agreement); and/or

(b)	any Fleet Vessel may be arrested or attached in connection with any such Environmental Claim.
Environmental Laws means all laws, regulations and conventions concerning pollution or protection of human health or the environment.
Event of Default means any event or circumstance specified as such in clause 30 (Events of Default).
Facilities means the KEXIM Facility, the K-Sure Facility and the Commercial Facility and Facility means any of them.

Facility Advances means the KEXIM Facility Advances, the K-Sure Facility Advances and the Commercial Facility Advances and Facility Advance means any of them.
Facility Commitments means the KEXIM Facility Commitments, the K-Sure Facility Commitments and the Commercial Facility Commitments and Facility Commitment means any of them.
Facility Office means:

(a)
in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office through which it will perform its obligations under this Agreement; and

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.
Facility Period means the period from and including the date of this Agreement to and including the date on which the Total Commitments have reduced to zero and all indebtedness of the Obligors under the Finance Documents has been unconditionally and irrevocably paid and discharged in full.
FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
FATCA Application Date means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.
FATCA FFI means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.
FATCA Payment means either:
the increase in a payment made by an Obligor to a Finance Party under clause 12.7 (FATCA Deduction and gross-up by Obligor) or clause 12.8.2 (FATCA Deduction by Finance Party); or
a payment under clause 12.8.4 (FATCA Deduction by Finance Party).
Fee Letters means any letters entered into by reference to this Agreement in relation to any fees and Fee Letter means any one of them.
Final Commercial Facility Maturity Date means the Final Repayment Date in respect of the Commercial Facility Advance which occurs last in time.
Final Maturity Date means the Final Repayment Date which occurs last in time.
Final Repayment Date means, subject to clause 37.7 (Business Days):
in respect of a Commercial Facility Advance, the date 60 months after the Utilisation Date in respect of the Advance of which it forms part or, if the Commercial Facility has been refinanced or restructured in a manner approved under clause 7.2.1, the final repayment date in respect of that Commercial Facility Advance following such refinancing or restructuring; or
in respect of a KEXIM Facility Advance or K-Sure Facility Advance, the date 144 months after the Utilisation Date in respect of the Advance of which it forms part.

Finance Documents means this Agreement, the Fee Letters, the Security Documents, any Hedging Contracts, any Hedging Master Agreement, and any other document designated as such by the Agent and the Borrowers.
Finance Party means the Agent, the K-Sure Agent, the Documentation Agent, the Security Agent, the Global Co-ordinator, the Sole Bookrunner, any Mandated Lead Arranger, any Hedging Provider, a Lender or the Account Bank.
Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)
any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before Final Maturity Date or are otherwise classified as borrowings under GAAP);

(i)
any amount of any liability under an advance or deferred purchase agreement if (a) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (b) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

(j)
any amount raised under any other transaction (including any forward sale or purchase, sale and sale back, sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and

(k)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (j) above.
First Repayment Date means, in respect of each Facility Advance, subject to clause 37.7 (Business Days), the date falling six months after the Utilisation Date in respect of the Advance of which such Facility Advance forms part.
Flag State means, in relation to each Ship, the country specified in respect of such Ship in Schedule 2 (Ship information), being an Approved Flag State, or such other state or territory as may be approved by the Lenders and K-Sure (acting reasonably), at the request of the relevant Owner, as being the "Flag State" of such Ship for the purposes of the Finance Documents.
Fleet Vessel means each Ship and any other vessel owned, operated, managed or crewed by any Group Member or, after the first Drop-down, any Golar MLP Group Member.
GAAP means, as applicable, generally accepted accounting principles in United States of America or International Accounting Standards, International Financial Reporting Standards and related interpretations as amended, supplemented, issued or adopted from time to time by the International Accounting Standards Board to the extent applicable to the relevant financial statements.
General Assignment means, in relation to a Ship, a first assignment of its interest in the Ship's Insurances, Earnings and Requisition Compensation by the relevant Owner in favour of the Security Agent in the agreed form.
General Partner means Golar GP LLC a limited liability company incorporated in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.
Golar MLP means Golar LNG Partners L.P. a limited partnership incorporated in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960.
Golar MLP Group means Golar MLP and its Subsidiaries for the time being (being the Subsidiaries who are, at any relevant time, the then current Subsidiaries of Golar MLP) and, for the purposes of clause 19.1 (Financial statements) and clause 20 (Financial covenants), any other entity required to be treated as a subsidiary in its consolidated accounts in accordance with GAAP and/or any applicable law.

Golar MLP Group Member means any entity which is part of the Golar MLP Group.
Group means the Parent and its Subsidiaries for the time being (being the Subsidiaries who are, at any relevant time, the then current Subsidiaries of the Parent) and, for the purposes of clause 19.1 (Financial statements) and clause 20 (Financial covenants), any other entity required to be treated as a subsidiary in its consolidated accounts in accordance with GAAP and/or any applicable law.
Group Member means any Obligor and any other entity which is part of the Group.
Hedging Contract means any Hedging Transaction between a Borrower and any Hedging Provider pursuant to any Hedging Master Agreement and includes any Hedging Master Agreement and any Confirmations from time to time exchanged under it and governed by its terms relating to that Hedging Transaction and any contract in relation to such a Hedging Transaction constituted and/or evidenced by them and Hedging Contracts means all of them.
Hedging Contract Security means a deed or other instrument by a Borrower in favour of the Security Agent in the agreed form conferring a Security Interest over any Hedging Contracts.
Hedging Exposure means, as at any relevant date, the aggregate of the amount certified by each of the Hedging Providers to the Agent to be the net amount in dollars:
in relation to all Hedging Contracts that have been closed out on or prior to the relevant date, that is due and owing by the Borrowers or any of them to the Hedging Providers in respect of such Hedging Contracts on the relevant date; and
in relation to all Hedging Contracts that are continuing on the relevant date, that would be payable by the Borrowers or any of them to the Hedging Providers under (and calculated in accordance with) the early termination provisions of the Hedging Contracts as if an Early Termination Date (as defined in the relevant Hedging Master Agreement) had occurred on the relevant date in relation to all such continuing Hedging Contracts.
Hedging Master Agreement means any agreement made or (as the context may require) to be made between a Borrower and a Hedging Provider comprising an ISDA Master Agreement and Schedule thereto in the agreed form.
Hedging Transaction has, in relation to any Hedging Master Agreement, the meaning given to the term “Transaction” in that Hedging Master Agreement.
Holding Company means, in relation to a person, any other person in respect of which it is a Subsidiary.
Increased Costs has the meaning given to it in clause 13.1.2.

Indemnified Person means:

(a)	each Finance Party, K-Sure and each Receiver and any attorney, agent or other person appointed by them under the Finance Documents;

(b)	each Affiliate of each Finance Party, K-Sure and each Receiver; and

(c)	any officers, employees or agents of each Finance Party, K-Sure and each Receiver.
Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
Insurance Notice means, in relation to a Ship, a notice of assignment from the Ship’s Owner in the form scheduled to that Ship’s General Assignment or in another approved form.
Insurances means, in relation to a Ship:

(a)	all policies and contracts of insurance; and

(b)	all entries in a protection and indemnity or war risks or other mutual insurance association in the name of such Ship’s Owner or the joint names of its Owner and any other person in respect of or in connection with such Ship and/or its Owner’s Earnings from the Ship and includes all benefits thereof (including the right to receive claims and to return of premiums).
Interbank Market means the London interbank market.
Interest Period means, in relation to a Loan, each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest).
Interpolated Screen Rate means, in relation to LIBOR for any Facility Advance, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Facility Advance; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Facility Advance, each as of 11:00a.m. on the Quotation Day for the currency of that Loan or Unpaid Sum and, if that rate is less than zero, it shall be deemed to be zero.
KEXIM means the Original KEXIM Facility Lender.
KEXIM Facility means the term loan facility made available by the KEXIM Facility Lenders under this Agreement as described in clause 2 (The Facilities).
KEXIM Facility Advance means an advance of the KEXIM Facility Commitments, being the Relevant Percentage, in relation to the KEXIM Facility, of an Advance.
KEXIM Facility Commitment means:

(a)
in relation to an Original KEXIM Facility Lender, the amount set opposite its name under the heading “KEXIM Facility Commitment” in Schedule 1 (The original parties) and the amount of any other KEXIM Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other KEXIM Facility Lender, the amount of any KEXIM Facility Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
KEXIM Facility Lenders means:

(a)	the Original KEXIM Facility Lender; and

(b)	any bank, financial institution or other regulated investment company which has become a Party as a KEXIM facility lender in accordance with clause 32 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
KEXIM Loan means a loan made or to be made under the KEXIM Facility or the principal amount outstanding for the time being of that loan.
K-Sure means Korea Trade Insurance Corporation of 136, Seorin-dong, Jongno-gu, Seoul, 110-729, Korea.
K-Sure Agent includes any person who may be appointed as such under the Finance Documents.

K-Sure Facility means the term loan facility made available by the K-Sure Facility Lenders under this Agreement as described in clause 2 (The Facilities).
K-Sure Facility Advance means an advance of the K-Sure Facility Commitments, being the Relevant Percentage, in relation to the K-Sure Facility, of an Advance.
K-Sure Facility Commitment means:

(a)
in relation to an Original K-Sure Facility Lender, the amount set opposite its name under the heading “K-Sure Facility Commitment” in Schedule 1 (The original parties) and the amount of any other K-Sure Facility Commitment transferred to it under this Agreement; and

(b)	in relation to any other K-Sure Facility Lender, the amount of any K-Sure Facility Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.
K-Sure Facility Lenders means:

(a)	the Original K-Sure Facility Lenders; and

(b)	any bank, financial institution or other regulated investment company which has become a Party as a K-Sure facility lender in accordance with clause 32 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
K-Sure Insurance Policy means an insurance policy certificate(s) by and between the K-Sure Facility Lenders and K-Sure, the General Terms and Conditions (Buyer Credit, Standard) for Medium and Long Term Export Insurance and the special terms and conditions attached thereto, issued or, as the context may require, to be issued by K-Sure in favour of the K-Sure Facility Lenders, providing political and commercial risks cover and otherwise setting out the terms and conditions of its insurance of an amount up to ninety five per cent (95%) of a K-Sure Facility Advance plus interest accruing thereon under the terms of this Agreement and K-Sure Insurance Policies means all of them.
K-Sure Loan means a loan made or to be made under the K-Sure Facility or the principal amount outstanding for the time being of that loan.
K-Sure Premium means the amount of premium in respect of a K-Sure Facility Advance being payable or (as the context may require) paid to K-Sure under the terms of the relevant K-Sure Insurance Policy for such K-Sure Facility Advance on or prior to the Utilisation Date for an Advance.

Last Availability Date means, in relation to each Advance, the earlier to occur of the Delivery Date for the relevant Ship and the Backstop Date for such Ship (or such later date as may be approved by the Lenders and K-Sure).
Legal Opinion means any legal opinion delivered to the Agent under clause 4 (Conditions of Utilisation).
Legal Reservations means:

(a)
the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)
the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for, or indemnify a person against, non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction.
Lender means:

(a)	any KEXIM Facility Lender;

(b)	any K-Sure Facility Lender; and

(c)	any Commercial Facility Lender ,
and Lenders mean all of them.
LIBOR means, in relation to any Facility Advance or any part of it or any Unpaid Sum:

(a)	the Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Facility Advance) the Interpolated Screen Rate for that Facility Advance; or

(c)	if:
(i)    no Screen Rate is available for the relevant currency; or

(ii)	no Screen Rate is available for the relevant Interest Period and it is not possible to calculate an Interpolated Screen Rate for that Facility Advance, the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, 11:00a.m. on the Quotation Day for a period comparable to the Interest Period of that Facility Advance or relevant part of it or Unpaid Sum and, if that rate is less than zero, LIBOR shall be deemed to be zero.
Loans mean the KEXIM Loan, the K-Sure Loan and the Commercial Loan and Loan means any one of them.
Losses means any costs, expenses, payments, charges, losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions.
Loss Payable Clauses means, in relation to a Ship, the provisions concerning payment of claims under the Ship's Insurances in the form scheduled to that Ship’s General Assignment or in another approved form.
Major Casualty means any casualty to a vessel for which the total insurance claim, inclusive of any deductible, exceeds or may exceed the Major Casualty Amount.
Major Casualty Amount means, in relation to a Ship, the amount specified as such in Schedule 2 (Ship information) against the name of such Ship or the equivalent in any other currency.
Majority Lenders means:

(a)
if no Advances are then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Advances aggregate more than 66 2/3 per cent of the aggregate Advances.
Manager's Undertaking means, in relation to a Ship, an undertaking by any manager of the Ship to the Security Agent in the agreed form pursuant to clause 22.7 (Manager).
Mandatory Cost means the percentage rate per annum calculated by the Agent in accordance with Schedule 5 (Mandatory Cost formulae).
Mandatory Repayment Date means in relation to:

(a)	a Total Loss of a Ship, the applicable Total Loss Repayment Date; or

(b)	a sale of a Ship by the relevant Owner, the date upon which such sale is completed by the transfer of title to the purchaser in exchange for payment of all or part of the relevant purchase price.

Margin means :

(a)	in relation to the KEXIM Facility, 2.75 per cent per annum;

(b)	in relation to the K-Sure Facility, 2.10 per cent per annum; and

(c)	in relation to the Commercial Facility, 2.75 per cent per annum.
Material Adverse Effect means, in the reasonable opinion of the Majority Lenders, a material adverse effect on:

(a)
the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole which will, or is reasonably likely to, affect the ability of (i), prior to any Drop-down, the Obligors (taken as a whole) or (ii) after a Drop-down, either (A) the Obligors (other than the Relevant Borrowers and any party to a Share Security (other than the Security Agent) relating to a Relevant Borrower) (taken as a whole) or (B) the Parent, any Relevant Borrower and any party to a Share Security relating to that Relevant Borrower (taken as a whole) to perform their payment or other material obligations under the Finance Documents; or

(b)
the ability of (i), prior to any Drop-down the Obligors (taken as a whole) or (ii) after a Drop-down either (A) the Obligors (other than the Relevant Borrowers and any party to a Share Security (other than the Security Agent) relating to a Relevant Borrower) (taken as a whole) or (B) the Parent, any Relevant Borrower and any party to a Share Security relating to a Relevant Borrower (taken as a whole) to perform their payment or other material obligations under the Finance Documents; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

Minimum Value means, at any time, the amount in dollars which is at that time equal to 125 per cent of an Advance.
Mortgage means, in relation to a Ship, a first mortgage of the Ship in the agreed form by the relevant Owner in favour of the Security Agent.
Mortgage Period means, in relation to a Mortgaged Ship, the period from the date the Mortgage over that Ship is executed and registered until the date such Mortgage is released and discharged or, if earlier, its Total Loss Date.

Mortgaged Ship means, at any relevant time, any Ship which is subject to a Mortgage and/or whose Earnings, Insurances and Requisition Compensation are subject to a Security Interest under the Finance Documents.
New Lender has the meaning given to that term in clause 32 (Changes to Lenders).
Obligors mean the parties to the Finance Documents (other than Finance Parties and any Charterers) and Obligor means any one of them.
Option Notification Date has the meaning given to that term in clause 7.2 (Prepayment option).
Original Financial Statements means:

(a)	the audited consolidated financial statements of the Group and the Golar MLP Group for their respective financial years ended 31 December 2012; and

(b)	the unaudited consolidated financial statements of the Group and the Golar MLP Group for their respective financial quarters ended 31 March 2013.
Original Jurisdiction means, in relation to an Original Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of any other Obligor, as at the date on which that Obligor becomes an Obligor.
Original Lenders means:
(a)     the Original KEXIM Facility Lenders;
(b)     the Original K-Sure Facility Lenders; and
(c)    the Original Commercial Facility Lenders,
and Original Lender means any of them.
Original Obligor means each party to this Agreement and the Original Security Documents (other than a Finance Party or a Charterer).
Original Security Documents means:

(a)	the Mortgages over each of the Ships;

(b)	General Assignments in respect of the Ships;

(c)	any Charter Assignments in respect of the Ships;

(d)	the Share Security in relation to each Borrower;

(e)	the Account Security;

(f)	the Hedging Contract Security;

(g)	any Manager's Undertaking in relation to a Ship if required under clause 22.3 (Manager); and

(h)	any Quiet Enjoyment Letters.
Owner means, in relation to a Ship, the person specified against the name of that Ship in Schedule 2 (Ship information) and Owners means all of them.
Parent means the company described as such in Schedule 1 (The original parties).
Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
Party means a party to this Agreement.
Payment Disruption Event means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,
(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
Permitted Maritime Liens means, in relation to any Mortgaged Ship:

(a)	any lien disclosed in writing to the Agent prior to the date of this Agreement and approved by the Agent;

(b)	unless a Default is continuing, any ship repairer's or outfitter's possessory lien in respect of the Ship for an amount not exceeding the Major Casualty Amount;

(c)	any lien on the Ship for master's, officer's or crew's wages outstanding in the ordinary course of its trading;

(d)	any lien on the Ship for salvage; and

(e)	any other lien arising by operation of law in the ordinary course of trading (and not as a result of any default or omission by any Owner), in each case (other than (a) above) securing obligations not more than 30 days overdue.
Permitted Security Interests means any Security Interest which is:

(a)	granted by the Finance Documents; or

(b)	a Permitted Maritime Lien; or

(c)	approved by the Majority Lenders.
Pollutant means and includes crude oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the environment is regulated or penalised by Environmental Laws.
Prepayment Option Date means the date 30 days prior to the Final Commercial Facility Maturity Date.
Quiet Enjoyment Letter means, if required in respect of a Ship, a letter by the Security Agent addressed to, and acknowledged by, the relevant Owner and Charterer of the Ship in an agreed form.
Quotation Day means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Interbank Market for a currency, in which case the Quotation Day for that currency shall be determined by the Agent in accordance with market practice in the Interbank Market (and if quotations would normally be given by leading banks in the Interbank Market on more than one day, the Quotation Day will be the last of those days).
Receiver means a receiver or a receiver and manager or an administrative receiver appointed in relation to the whole or any part of any Charged Property under any relevant Security Document.

Reference Banks means, in relation to LIBOR, the principal offices in Stockholm and Oslo of Swedbank AB (publ) and Nordea Bank Norge ASA respectively or such other banks as may be appointed by the Agent in consultation with the Borrowers.

Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.
Registry means, in relation to each Ship, such registrar, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register the relevant Ship, the relevant Owner's title to such Ship and the relevant Mortgage under the laws of its Flag State.
Relevant Borrower means, in respect of a Drop-down, the Borrower which is the subject of that Drop-down.
Relevant Jurisdiction means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any Charged Property owned by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.
Relevant Percentage means:

(a)	in relation to the KEXIM Facility, 40 per cent;

(b)	in relation to the K-Sure Facility, 39.93 per cent; and

(c)	in relation to the Commercial Facility, 20.07 per cent.
Relevant Proportion means in respect of a Relevant Borrower and at the time the same falls to be determined, the ratio such Relevant Borrower’s then outstanding Drop-down Advance bears to the then outstanding balance of the Loans.
Repayment Date means, in respect of each Facility Advance:

(a)	the First Repayment Date;

(b)	each of the dates falling at six monthly intervals thereafter up to but not including the Final Repayment Date; and

(c)	the Final Repayment Date.
Repeating Representations means each of the representations and warranties set out in clauses 18.1 (Status) to 18.10 (Ranking and effectiveness of security) other than the representation contained in clause 18.1.3 (Status) and 18.8.3 (Original Financial Statements).
Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
Requisition Compensation means, in relation to a Ship, any compensation paid or payable by a government entity for the requisition for title, confiscation or compulsory acquisition of such Ship.
Screen Rate means the British Bankers’ Association Interest Settlement Rate (or if the British Bankers’ Association ceases to act in the role of administering and publishing LIBOR rates, the equivalent rate published by a subsequently appointed administrator of LIBOR) for dollars and the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers and the Lenders.
Security Agent includes any person as may be appointed as such under the Finance Documents.
Security Documents means:

(a)	the Original Security Documents; and

(b)	any other document as may be executed to guarantee and/or secure any amounts owing to the Finance Parties under this Agreement or any other Finance Document.
Security Interest means a mortgage, charge, pledge, lien, assignment, trust, hypothecation or other security interest of any kind securing any obligation of any person or any other agreement or arrangement having a similar effect.
Security Value means, in respect of any Advance at any time, the amount in dollars which, at that time, is the aggregate of (a) the value determined in accordance with clause 25 (Minimum security value) (or, if less in relation to an individual Ship, the maximum amount capable of being secured by the Mortgage of the relevant Ship) of the Mortgaged Ship attributable to such Advance which has not then become a Total Loss and (b) the value of any additional security then held by the Security Agent provided under clause 25 (Minimum security value), in each case as most recently determined in accordance with this Agreement.

Share Security means, in relation to each Borrower, the document constituting a first Security Interest by the relevant Holding Company of such Borrower in favour of the Security Agent in the agreed form in respect of all of the shares in such Borrower.
Ship A means the ship described as such in Schedule 2 (Ship information).
Ship B means the ship described as such in Schedule 2 (Ship information).
Ship C means the ship described as such in Schedule 2 (Ship information).
Ship Commitment means, in relation to a Ship, the amount specified for such Ship in Schedule 2 (Ship Information) as cancelled or reduced pursuant to any provision of this Agreement.
Ship D means the ship described as such in Schedule 2 (Ship information).
Ship E means the ship described as such in Schedule 2 (Ship information).
Ship F means the ship described as such in Schedule 2 (Ship information).
Ship G means the ship described as such in Schedule 2 (Ship information).
Ship H means the ship described as such in Schedule 2 (Ship information).
Ship Representations means each of the representations and warranties set out in clauses 18.29 (Ship status) and 18.30 (Ship's employment).
Ships means each of the ships described in Schedule 2 (Ship information) and Ship means any of them.
Spill means any actual or threatened spill, release or discharge of a Pollutant into the environment.
Subsidiary of a person means any other company or entity directly or indirectly controlled by such person and a wholly owned Subsidiary of that person means a Subsidiary which has no members except such person and that person’s wholly owned Subsidiaries and its or their nominees.
Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
Total Commitments means the aggregate of the Total KEXIM Facility Commitments, the Total K-Sure Facility Commitments and the Total Commercial Facility Commitments, being $1,125,000,000 at the date of this Agreement.
Total Loss means, in relation to a vessel, its:

(a)	actual, constructive, compromised or arranged total loss; or

(b)	requisition for title, confiscation or other compulsory acquisition by a government entity; or

(c)	hijacking, theft, condemnation, capture, seizure, arrest or detention (other than hijacking, theft, seizure or detention as a result of piracy) for more than 30 days; or

(d)	hijacking, theft, seizure or detention as a result of piracy for more than 45 days.
Total Loss Date means, in relation to the Total Loss of a vessel:

(a)	in the case of an actual total loss, the date it happened or, if such date is not known, the date on which the vessel was last reported;

(b)	in the case of a constructive, compromised, agreed or arranged total loss, the earliest of:

(i)	the date notice of abandonment of the vessel is given to its insurers; or

(ii)	if the insurers do not admit such a claim, the date later determined by a competent court of law to have been the date on which the total loss happened; or

(iii)	the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the vessel's insurers;

(c)	in the case of a requisition for title, confiscation or compulsory acquisition, the date it happened; and

(d)	in the case of hijacking, theft, condemnation, capture, seizure, arrest or detention, the date 30 days after the date upon which it happened.
Total Loss Repayment Date means, where a Ship has become a Total Loss, the earlier of:

(a)	the date falling 120 days after its Total Loss Date; and

(b)	the date upon which insurance proceeds or Requisition Compensation for such Total Loss are paid by insurers or the relevant government entity.
Total KEXIM Facility Commitments means the aggregate of the KEXIM Facility Commitments, being $450,000,000 as at the date of this Agreement.
Total K-Sure Facility Commitments means the aggregate of the K-Sure Facility Commitments, being $ 449,220,554.27 as at the date of this Agreement.
Total Commercial Facility Commitments means the aggregate of the Commercial Facility Commitments, being $ 225,779,445.73 as at the date of this Agreement.

Transaction Document means:

(a)	each of the Finance Documents;

(b)	each Building Contract Document;

(c)	any Charter Document; and

(d)	any management contract approved under clause 22.7 (Manager).
Transfer Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers.
Transfer Date means, in relation to an assignment, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Agent executes the Transfer Certificate.
Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.
Trust Property means, collectively:

(a)	all moneys duly received by the Security Agent under or in respect of the Finance Documents;

(b)	any portion of the balance on any Account held by or charged to the Security Agent at any time;

(c)
the Security Interests, guarantees, security, powers and rights given to the Security Agent under and pursuant to the Finance Documents including, without limitation, the covenants given to the Security Agent in respect of all obligations of any Obligor;

(d)
all assets paid or transferred to or vested in the Security Agent or its agent or received or recovered by the Security Agent or its agent in connection with any of the Finance Documents whether from any Obligor or any other person; and

(e)
all or any part of any rights, benefits, interests and other assets at any time representing or deriving from any of the above, including all income and other sums at any time received or receivable by the Security Agent or its agent in respect of the same (or any part thereof).

Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.
Unscheduled Amount has the meanings given to that term in clause 2.6.1 (Drop-down).
US Tax Obligor means:

(a)	a Borrower if it is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.
Utilisation means the making of an Advance.
Utilisation Date means the date on which an Utilisation is made.
Utilisation Request means a notice substantially in the form set out in Schedule 4 (Utilisation Request).
VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

World Shipholding means World Shipholding Ltd., a company incorporated in Liberia.

1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in any of the Finance Documents to:

(a)
Sections, clauses and Schedules are to be construed as references to the Sections and clauses of, and the Schedules to, the relevant Finance Document and references to a Finance Document include its Schedules;

(b)
a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as it may from time to time be amended, restated, novated or replaced, however fundamentally;

(c)	words importing the plural shall include the singular and vice versa;

(d)	a time of day are to London time;

(e)	any person includes its successors in title, permitted assignees or transferees;

(f)
the knowledge, awareness and/or beliefs (and similar expressions) of any Obligor shall be construed so as to mean the knowledge, awareness and beliefs of the director and officers of such Obligor, having made due and careful enquiry;

(g)	agreed form means:

(i)	where a Finance Document has already been executed by all of the relevant parties, such Finance Document in its executed form;

(ii)
prior to the execution of a Finance Document, the form of such Finance Document separately agreed in writing between the Agent and the Borrowers as the form in which that Finance Document is to be executed or another form approved at the request of the Borrowers or, if not so agreed or approved, is in the form specified by the Agent;

(h)
approved by the Majority Lenders or approved by the Lenders means approved in writing by the Agent acting on the instructions of the Majority Lenders or, as the case may be, all of the Lenders (on such conditions as they may respectively impose) and otherwise approved means approved in writing by the Agent (on such conditions as the Agent may impose) and approval and approve shall be construed accordingly;

(i)	assets includes present and future properties, revenues and rights of every description;

(j)	an authorisation means any authorisation, consent, concession, approval, resolution, licence, exemption, filing, notarisation or registration;

(k)
charter commitment means, in relation to a vessel, any charter or contract for the use, employment or operation of that vessel or the carriage of people and/or cargo or the provision of services by or from it and includes any agreement for pooling or sharing income derived from any such charter or contract;

(l)	control of an entity means (except when used in the definition of Change of Control in clause 1.1 (Definitions)):

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of that entity; or

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that entity; or

(C)	give directions with respect to the operating and financial policies of that entity with which the directors or other equivalent officers of that entity are obliged to comply; and/or

(ii)
the holding beneficially of more than 50 per cent of the issued share capital of that entity (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital) (and, for this purpose, any Security Interest over share capital shall be disregarded in determining the beneficial ownership of such share capital);

and controlled shall be construed accordingly;

(m)
the term disposal or dispose means a sale, transfer or other disposal (including by way of lease or loan but not including by way of loan of money) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time, but not the creation of a Security Interest;

(n)	$, USD and dollars denote the lawful currency of the United States of America;

(o)
the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specified currency amount in the London foreign exchange market at or about 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent (with the relevant exchange rate of any such purchase being the Agent's spot rate of exchange);

(p)	a government entity means any government, state or agency of a state;

(q)	a group of Lenders includes all the Lenders;

(r)
a guarantee means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(s)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(t)	month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that month (if there is one) or on the immediately preceding Business Day (if there is not); and

(ii)	if there is no numerically corresponding day in that month, that period shall end on the last Business Day in that month and the above rules in paragraphs (i) to (ii) will only apply to the last month of any period;

(u)	an obligation means any duty, obligation or liability of any kind;

(v)
something being in the ordinary course of business of a person means something that is in the ordinary course of that person's current day-to-day operational business (and not merely anything which that person is entitled to do under its Constitutional Documents);

(w)	pay or repay in clause 28 (Business restrictions) includes by way of set-off, combination of accounts or otherwise;

(x)
a person includes any individual, firm, company, corporation, government entity or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(y)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation and includes (without limitation) any Basel II Regulation or Basel III Regulation;

(z)
right means any right, privilege, power or remedy, any proprietary interest in any asset and any other interest or remedy of any kind, whether actual or contingent, present or future, arising under contract or law, or in equity;

(aa)	trustee, fiduciary and fiduciary duty has in each case the meaning given to such term under applicable law;

(bb)
(i) the liquidation, winding up, dissolution, or administration of person or (ii) a receiver or administrative receiver or administrator in the context of insolvency proceedings or security enforcement actions in respect of a person shall be construed so as to include any equivalent or analogous proceedings or any equivalent and analogous person or appointee (respectively) under the law of the jurisdiction in which such person is established or incorporated or any jurisdiction in which such person carries on business including (in respect of proceedings) the seeking or occurrences of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors;

(cc)	a provision of law is a reference to that provision as amended or re-enacted.

1.2.2
Where in this Agreement a provision includes a monetary reference level in one currency, unless a contrary indication appears, such reference level is intended to apply equally to its equivalent in other currencies as of the relevant time for the purposes of applying such reference level to any other currencies.

1.2.3	Section, clause and Schedule headings are for ease of reference only.

1.2.4
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.5	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived in writing.

1.2.6
The terms of the Finance Documents (other than as relates to the creation and/or perfection of security) are subject to the terms of this Agreement and unless a contrary indication appears, in the event of any conflict or inconsistency between any provision of this Agreement and any provision of any Finance Document (other than in relation to the creation and/or perfection of security) the provisions of this Agreement shall prevail.

1.3	Third party rights

1.3.1
Except for a provision expressed to be in favour of K-Sure, rights expressed to be for benefit of or exercisable by K-Sure under a Finance Document or, unless expressly provided to the contrary in a Finance Document, a provision expressed to be for the benefit of a Finance Party or another Indemnified Person, a person who is not a party to a Finance Document has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or enjoy the benefit of any term of the relevant Finance Document.

1.3.2
Any Finance Document may be rescinded or varied by the parties to it without the consent of any person who is not a party to it (unless otherwise provided by this Agreement in respect of K-Sure and without prejudice to the provisions of any K-Sure Insurance Policy).

1.3.3
An Indemnified Person who is not a party to a Finance Document may only enforce its rights under that Finance Document through a Finance Party and if and to the extent and in such manner as the Finance Party may determine.

1.3.4
Each party agrees that (i) K-Sure shall not have any obligations or liabilities under this Agreement unless and until it becomes a Lender in accordance with the terms of this Agreement and (ii) this Agreement may not be amended to limit, modify or eliminate any rights of K-Sure without its prior written consent.

1.4	Finance Documents
Where any other Finance Document provides that this clause 1.4 shall apply to that Finance Document, any other provision of this Agreement which, by its terms, purports to apply to all or any of the Finance Documents and/or any Obligor shall apply to that Finance Document as if set out in it but with all necessary changes.

SECTION 2 -    THE FACILITY

2	The Facilities

2.1	The KEXIM Facility
Subject to the terms of this Agreement, the KEXIM Facility Lenders make available to the Borrowers a term loan facility in an aggregate amount equal to the Total KEXIM Facility Commitments.

2.2	The K-Sure Facility
Subject to the terms of this Agreement, the K-Sure Facility Lenders make available to the Borrowers a term loan facility in an aggregate amount equal to the Total K-Sure Facility Commitments.

2.3	The Commercial Facility
Subject to the terms of this Agreement, the Commercial Facility Lenders make available to the Borrowers a term loan facility in an aggregate amount equal to the Total Commercial Facility Commitments.

2.4	Finance Parties' rights and obligations

2.4.1
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.4.2
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

2.4.3
A Finance Party may, except as otherwise stated in the Finance Documents (including clauses 34.32 (All enforcement action through the Security Agent) and 35.2 (Finance Parties acting together)), separately enforce its rights under the Finance Documents.

2.5	Borrowers' rights and obligations

2.5.1
Subject to clause 2.6 (Drop-down), the obligations of each Borrower under this Agreement are joint and several. Failure by a Borrower to perform its obligations under this Agreement shall constitute a failure by all of the Borrowers.

2.5.2	Subject to clause 2.6 (Drop-down), each Borrower irrevocably and unconditionally jointly and severally with each other Borrower:

(a)	agrees that it is responsible for the performance of the obligations of each other Borrower under this Agreement;

(b)	acknowledges and agrees that it is a principal and original debtor in respect of all amounts due from the Borrowers under this Agreement; and

(c)
agrees with each Finance Party that, if any obligation of another Borrower under this Agreement is or becomes unenforceable, invalid or illegal for any reason it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any and all Losses it incurs as a result of another Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by that other Borrower under this Agreement. The amount payable under this indemnity shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

2.5.3
Subject to clause 2.6 (Drop-down), the obligations of each Borrower under the Finance Documents shall continue until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part.

2.5.4
Subject to clause 2.6 (Drop-down), if any discharge, release or arrangement (whether in respect of the obligations of a Borrower or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Borrowers under this Agreement will continue or be reinstated as if the discharge, release or arrangement had not occurred.

2.6	Drop-down

2.6.1
Notwithstanding the provisions of clause 2.5, upon the occurrence of a Drop-down, the Relevant Borrower shall automatically cease to be joint and severally liable for and become severally liable for the obligations under clause 6 (Repayment), clause 7.9 (Sale and total loss before and after Delivery), clause 8 (Interest), clause 10.4 (Break costs) and clause 13.1.1 (Increased costs) in relation to its Drop-down Advance and (a) each of the other Borrowers (other than Relevant Borrowers) shall be automatically released from their obligations under clauses 6, 7.9, 8, 10.4 and 13.1.1 in relation to such Drop-down Advance and (b) such Relevant Borrower shall be automatically released from its obligations under clauses 6, 7.9, 8, 10.4 and 13.1.1 in relation to each of the other Advances .

2.6.2
Where this Agreement provides for any payment other than under clauses 6, 7.9, 8, 10.4 and 13.1.1 (any such payment being an Unscheduled Amount) and save as contemplated in clause 12.2 (Tax gross-up) and clause 14.2 (Other indemnities), a Relevant Borrower shall be severally liable for a pro rata share of such Unscheduled Amount corresponding to its Relevant Proportion. For the purposes of claiming any such Unscheduled Amount, a demand made upon the Borrowers for the full amount of the Unscheduled Amount shall be deemed to be a demand served on each Borrower (including on any Relevant Borrower in its Relevant Proportion of such Unscheduled Amount) for the amount of such Unscheduled Amount for which each such Borrower is liable.

This clause shall not relieve the Borrowers or any other Obligor from (a) the consequences of the Borrowers (or any of them) failing to meet their respective obligations under clauses 6, 7.9, 8, 10.4 and 13.1.1 at any time or (b) any claim or demand made by any Finance Party on a Relevant Borrower (or any other Obligor in relation to such claim or demand) prior to the Drop-down.

2.7	Protective provisions
The obligations of each Borrower under the Finance Documents shall not be affected by an act, omission, matter or thing which, but for this clause (whether or not known to it or any Finance Party), would reduce, release or prejudice any of its obligations under the Finance Documents including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

2.7.1
Each Borrower waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Borrower under any Finance Document. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

2.8	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably and unconditionally paid or discharged in full, each Finance Party (or any trustee or agent on its behalf) may:

2.8.1
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Borrower will be entitled to the benefit of the same; and

2.8.2	hold in an interest-bearing suspense account any money received from any Borrower or on account of any Borrower's liability under any Finance Document.

2.9	Deferral of rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs (on such terms as it may require), no Borrower shall exercise any rights (including rights of set-off) which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by another Obligor;

(b)	to claim any contribution from any other Obligor or any guarantor of any Obligor's obligations under the Finance Documents; and/or

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

3	Purpose

3.1	Purpose
The Borrowers shall apply all amounts borrowed under the Facilities in accordance with this clause 3.

3.2	Use
The Ship Commitment for each Ship shall be made available solely for the purpose of assisting the relevant Owner to finance the Delivery Instalment of each Ship and any other amounts of the Delivery Price due at Delivery.

3.3	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent
The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) in relation to the first Utilisation if on or before the Utilisation Date for that Utilisation, the Agent, or its duly authorised representative, has received all of the documents and other evidence listed in Part 1 of Schedule 3 (Conditions precedent to any Utilisation) in form and substance satisfactory to the Agent (or, in the case of the condition set out in item 7 of Part 1 of Schedule 3 (Ship and security conditions precedent), in form and substance satisfactory to the Agent acting on the instructions of the Lenders).

4.2	Conditions precedent on Delivery
The Ship Commitment in respect of a Ship shall only become available for borrowing under this Agreement if the Agent, or its duly authorised representative, has received all of the documents and evidence listed in Part 2 of Schedule 3 (Ship and security conditions precedent) in form and substance satisfactory to the Agent.

4.3	Notice to Lenders
The Agent shall notify the Lenders, the K-Sure Agent (who shall in turn notify K-Sure) and the Borrowers promptly upon receipt and being satisfied with all of the documents and evidence referred to in this clause 4 in form and substance satisfactory to it (or, in the case of the condition set out in item 7 of Part 1 of Schedule 3 (Ship and security conditions precedent), in form and substance satisfactory to it acting on the instructions of the Lenders). Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives any such notification, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification unless directly caused by its gross negligence or wilful misconduct or fraudulent behaviour.

4.4	Further conditions precedent
The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if:

(a)	on the date of the Utilisation Request and on the proposed Utilisation Date, no Default is continuing or would result from the proposed Utilisation;

(b)
on the date of the Utilisation Request and on the proposed Utilisation Date, the Repeating Representations are true and, in relation to the first Utilisation, all of the other representations set out in clause 18 (Representations) (except the Ship Representations) are true;

(c)
where the proposed Utilisation Date is to be a day other than the first day of the Mortgage Period for a Ship, the Ship Representations for such ship are reasonably expected to be true on the first day of the Mortgage Period;

(d)	where the proposed Utilisation Date is to be the first day of the Mortgage Period for a Ship, the Ship Representations for such Ship are true on the proposed Utilisation Date; and

(e)	the Agent has not received any notice from K-Sure requesting the Lenders or any other Finance Party to suspend the utilisation of the Facility.

4.5	Waiver of conditions precedent
The conditions in this clause 4 are inserted solely for the benefit of the Finance Parties and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of the Majority Lenders (or, in the case of the condition set out in item 7 of Part 1 of Schedule 3 (Ship and security conditions precedent), by the Agent acting on the instructions of the Lenders).

4.6	Conditions subsequent
The condition precedent with respect to the provision of the safety management certificate and the international ship security certificate specified at paragraphs 7(b) and 7(c) of part 2 of Schedule 3 must be satisfied as soon as practicable after the relevant Utilisation Date and, in any event, no later than seven days after such date or such later date as the Lenders in their absolute discretion shall determine.
SECTION 3 -    UTILISATION

5	Utilisation

5.1	Delivery of a Utilisation Request
A Borrower may utilise the Facilities by delivery to the Agent of a duly completed Utilisation Request not later than 11 a.m. five Business Days before the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

5.2.5	A Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	the proposed Utilisation Date, in respect of an Advance, is a Business Day falling on or before the Last Availability Date for such Advance;

(b)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount);

(c)	the proposed Interest Period complies with clause 9 (Interest Periods); and

(d)	it identifies the purpose for the Utilisation and that purpose complies with clause 3 (Purpose).

5.2.6	Only one Advance may be requested in each Utilisation Request and only one Advance may be made in respect of each Ship.

5.3	Currency and amount

5.3.3	The currency specified in a Utilisation Request must be dollars and the amount of the proposed Advance must, in relation to a Ship:

(a)	be not more than the Ship Commitment for such Ship; and

(b)	comprise a KEXIM Facility Advance, a K-Sure Facility Advance and a Commercial Facility Advance, each in the Relevant Percentage of the Advance.

5.3.4
The amount of a proposed Advance must be a minimum of $5,000,000 or, if less, the amount of the Available Facility less the amount of the outstanding Advances and must not exceed (when aggregated with the outstanding Advances) the Total Commitments.

5.4	Lenders' participation

5.4.2	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

5.4.3
The amount of each Lender's participation in a Facility Advance will be equal to the proportion borne by its KEXIM Facility Commitment, K-Sure Facility Commitment or Commercial Facility Commitment (as applicable) to the Total KEXIM Facility Commitment, Total K-Sure Facility Commitment or Total Commercial Facility Commitment (as applicable) immediately prior to making the Advance.

5.4.4	The Agent shall promptly notify each Lender of the amount of each Advance and the amount of its participation in the Advance.

5.4.5
The Agent shall pay all amounts received by it in respect of each Advance (and its own participation in it, if any) to the Borrowers or for its account in accordance with the instructions contained in the Utilisation Request.

SECTION 4 -    REPAYMENT, PREPAYMENT AND CANCELLATION

6	Repayment

6.1	Repayment
The Borrowers (or, subject to clause 2.6, the applicable Relevant Borrower with respect to its Drop-down Advance) shall on each Repayment Date repay:

(a)	such part of the KEXIM Loan for the account of the KEXIM Facility Lenders;

(b)	such part of the K-Sure Loan for the account of the K-Sure Facility Lenders; and

(c)	such part of the Commercial Loan for the account of the Commercial Facility Lenders, as is required to be repaid by clause 6.2 (Scheduled repayment of Advances).

6.2	Scheduled repayment of Advances

6.2.5
The Borrowers (or, subject to clause 2.6, the applicable Relevant Borrower with respect to its Drop-down Advance) shall repay each KEXIM Facility Advance and K‑Sure Advance by 24 instalments, one such instalment to be repaid on each of the Repayment Dates relative to such KEXIM Facility Advance or K-Sure Advance and, to the extent not previously reduced, each to be in the amount of 1/24 of the amount of the relevant KEXIM Facility Advance or K-Sure Facility Advance.

6.2.6
The Borrowers (or, subject to clause 2.6, the applicable Relevant Borrower with respect to its Drop-down Advance) shall repay each Commercial Facility Advance by ten instalments, one such instalment to be repaid on each of the Repayment Dates relative to such Commercial Facility Advance. To the extent not previously reduced, the amount of each instalment, except for the final instalment, shall be 1/24 of the amount of that Commercial Facility Advance and the amount of the final instalment shall be 15/24 of the amount of that Commercial Facility Advance.

6.2.7
On the Final Repayment Date in relation to a Facility Advance (without prejudice to any other provision of this Agreement), such Facility Advance shall be repaid in full. On the Final Maturity Date (without prejudice to any other provision of this Agreement) the Loans and any amounts owing by the Borrowers to any Finance Party under any of the Finance Documents or owing under or in connection with any K-Sure Insurance Policy (as conclusively certified by the Agent) shall be repaid in full.

6.3	Adjustment of scheduled repayments
If a Facility Commitment forming part of a Facility Advance has been partially reduced under this Agreement and/or any part of any Facility Advance is prepaid (other than under clause 6.2) before the applicable Repayment Date, the amount of the instalment (including, in the case of the Commercial Facility Advances, the final balloon instalment) by which the relevant Facility Advance shall be paid under clause 6.2 on any applicable Repayment Date (as reduced by an earlier operation of this clause 6.3) shall be reduced pro rata to such reduction in the Facility Commitment forming part of that Facility Advance (except in the case of a prepayment under clause 7.7 (Voluntary prepayment) where the reduction shall be treated as reducing the instalments in inverse chronological order by the aggregate amount).

7	Illegality, prepayment and cancellation

7.1	Illegality
If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Advance or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)
upon the Agent notifying the Borrowers, the Commitments of that Lender will be immediately cancelled and the Total Commitments and Facility Commitments (for each Facility in which that Lender participates) shall each be reduced accordingly; and

(c)
to the extent that the Lender's participation has not been assigned pursuant to clauses 35.7 (Replacement of a Defaulting Lender), the Borrowers shall repay that Lender's participation in the Advances on the last day of the Interest Period for each of those Advances occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Prepayment option

7.2.6
If the Commercial Facility has not been refinanced or restructured in a manner acceptable to KEXIM, K-Sure and the Majority Lenders (but, for these purposes, excluding from such definition the Commercial Facility Commitments or participations in Advances which are Commercial Facility Advances) by no later than the Prepayment Option Date then the prepayment options provided in clauses 7.2.2 and 7.2.3 shall be exercisable.

7.2.7
Each KEXIM Facility Lender shall have the right to require the Borrowers to prepay its participation in the KEXIM Facility Advances in full on the Final Commercial Facility Maturity Date, whereupon the KEXIM Facility Commitments of that KEXIM Facility Lender will immediately be cancelled, PROVIDED THAT (a) such right has become exercisable in accordance with clause 7.2.1, (b) the Agent (acting on the instructions of that KEXIM Facility Lender) has notified the Borrowers not less than 21 days prior to the Final Commercial Facility Maturity Date (the Option Notification Date) of the intention of that KEXIM Facility Lender to exercise such option and (c) the Agent (acting on the instructions of that KEXIM Facility Lender) has notified the other Lenders of that KEXIM Facility Lender’s intention to exercise the option to require the Borrowers to repay its participation in the KEXIM Facility Advances pursuant to this clause 7.2.2 no later than the Option Notification Date.

7.2.8
Each K-Sure Facility Lender shall have the right to require the Borrowers to prepay its participation in the K-Sure Facility Advances in full on the Final Commercial Facility Maturity Date, whereupon the K-Sure Facility Commitments of that K-Sure Facility Lender will immediately be cancelled, PROVIDED THAT (a) such right has become exercisable in accordance with clause 7.2.1, (b) the Agent (acting on the instructions of that K-Sure Facility Lender and K-Sure) has notified the Borrowers no later than the Option Notification Date of the intention of that K-Sure Facility Lender to exercise such option and (c) the Agent (acting on the instructions of that K-Sure Facility Lender and K-Sure) has notified the other Lenders of that K-Sure Facility Lender’s intention to exercise the option to require the Borrowers to repay its participation in the K-Sure Facility Advances pursuant to this clause 7.2.3 no later than the Option Notification Date.

7.2.9
If a K-Sure Facility Lender or K-Sure Facility Lenders exercise the right to require the Borrowers to repay its participation in the K-Sure Facility Advances pursuant to clause 7.2.3 the Borrowers shall, on the Option Notification Date, have the right to prepay the participations of all other K-Sure Facility Lenders in accordance with clause 7.7 (Voluntary prepayment) (but on 21 days’ notice instead of the period required by such clause).

7.2.10
If the Final Repayment Date for the Commercial Facility Advances and, consequently, the Final Commercial Facility Maturity Date are extended in a manner acceptable under clause 7.2.1, the prepayment options provided under this clause 7.2 shall be apply in relation to such extended Final Commercial Facility Maturity Date in the same way as the prepayment option applies to the original Final Commercial Facility Maturity Date, except that all references to the Final Commercial Facility Maturity Date in this clause 7.2 and used to calculate Option Notification Date and the Prepayment Option Date shall be to the Final Commercial Facility Maturity Date as so extended.

7.3	Unlawfulness and invalidity
If:

(e)	it is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents;

(f)
any obligation or obligations of any Obligor under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents;

(g)
any Finance Document or any Security Interest created or expressed to be created or evidenced by the Security Documents ceases to be in full force and effect or is alleged by a party to it (other than a Finance Party) to be ineffective for any reason; or

(h)
any Security Document does not create legal, valid, binding and enforceable security over the assets charged under that Security Document or the ranking or priority of such security is adversely affected, the Agent shall cancel the Total Commitments and the Borrowers shall prepay the Loans in full on the date on which such event occurred.

7.4	Expropriation
If the authority or ability of any Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any of its assets, the Agent shall cancel the Total Commitments and the Borrowers shall prepay the Loans in full on the date on which such event occurred.

7.5	Change of control and de-listing

7.5.1	The Borrowers and the Parent shall promptly notify the Agent upon any Obligor becoming aware of a Change of Control and/or a delisting according to clause 7.5.3 below.

7.5.2
If there is a Change of Control, the Agent shall cancel the Total Commitments and the Borrowers shall immediately prepay the Loans in full together with any other amounts owing under this Agreement or any of the other Finance Documents, on or prior to the date which is 30 days after the date on which the Change of Control occurred.

7.5.3
If the Parent or Golar MLP ceases to be listed on NASDAQ or any other reputable stock exchange approved by the Lenders, the Agent shall cancel the Total Commitments and the Borrowers shall prepay the Loans in full together with any other amounts owing under this Agreement or any of the other Finance Documents, on or prior to the date which is 30 days after the date on which the Parent or Golar MLP (as applicable) ceased to be so listed.

7.6	Voluntary cancellation
The Borrowers may, if it gives the Agent not less than 30 days’ (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part (being a minimum amount of $5,000,000) of the Facilities, such cancellation being applied to the Facilities on a pro rata basis and to reduce one or more Ship Commitments. Upon any such cancellation the Total Commitments shall be reduced by the same amount and the relevant Commitments of the Lenders and Facility Commitments reduced on a pro rata basis.

7.7	Voluntary prepayment
The Borrowers may, if it gives the Agent not less than 30 days' (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of the Loans (but if in part, being an amount that reduces the amount of the Loans by a minimum amount of $5,000,000 and is a multiple of $1,000,000), on the last day of an Interest Period in respect of the amount to be prepaid, such prepayment being applied to each Loan and against each Facility Advance on a pro rata basis.

7.8	Right of replacement or cancellation and prepayment in relation to a single Lender

7.8.1	If:

(a)	any sum payable to any Lender by an Obligor is required to be increased under clause 12.2 (Tax gross-up);

(b)	any Lender claims indemnification from the Borrowers under clause 12.3 (Tax indemnity) or clause 13.1 (Increased Costs); or

(c)	any Lender becomes a Defaulting Lender;

(d)
at any time on or after the date which is six months before the earliest FATCA Application Date for any payment by a Party to a Lender (or to the Agent for the account of that Lender), that Lender is not, or has ceased to be, a FATCA Exempt Party and, as a consequence, a Party will be required to make a FATCA Deduction from a payment to that Lender (or to the Agent for the account of that Lender) on or after that FATCA Application Date, the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification or FATCA Deduction continues or whilst the relevant Lender continues to be a Defaulting Lender, give the Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with clause 7.8.4.

7.8.2
On receipt of a notice referred to in clause 7.8.1 above, the Commitments of that Lender shall immediately be reduced to zero and (unless the Commitments of the relevant Lender are replaced in accordance with clause 7.8.4) the Total Commitments and the Facility Commitments (for each facility in which that Lender participates) shall each be reduced accordingly. The Agent shall as soon as practicable after receipt of a notice referred to in clause 7.8.1 above, notify all the Lenders.

7.8.3
On the last day of each Interest Period which ends after the Borrowers has given notice under clause 7.8.1 above in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in the Loans.

7.8.4
The Borrowers may, in the circumstances set out in clause 7.8.1, on 15 Business Days' prior notice to the Agent and that Lender or in the circumstances set out in clause 7.1, on 15 Business Days’ prior notice to the Agent and that Lender (subject to such period not extending beyond the earlier of the dates referred to in clause 7.1(c)), replace that Lender by requiring that Lender to assign (and, to the extent permitted by law, that Lender shall assign) pursuant to clause 32 (Changes to the Lenders) all (and not part only) of its rights under this Agreement to a Lender or other bank, financial institution, trust or fund selected by the Borrowers which confirms its willingness to undertake and does undertake all the obligations of the assigning Lender in accordance with clause 32 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the assignment equal to the aggregate of:

(a)	the outstanding principal amount of such Lender's participation in the Loans;

(b)	all accrued interest owing to such Lender;

(c)
the Break Costs which would have been payable to such Lender pursuant to clause 10.4 (Break Costs) had the Borrowers prepaid in full that Lender’s participation in the Loans on the date of the assignment; and

(d)	all other amounts payable to that Lender under the Finance Documents on the date of the assignment.

7.8.5	The replacement of a Lender pursuant to clause 7.8.4 shall be subject to the following conditions:

(a)	the Borrowers shall have no right to replace the Agent;

(b)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;

(c)	in no event shall the Lender replaced under clause 7.8.4 be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and

(d)
the Lender shall only be obliged to assign its rights pursuant to clause 7.8.4 above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that assignment.

7.8.6
A Lender shall perform the checks described in clause 7.8.5(d) above as soon as reasonably practicable following delivery of a notice referred to in clause 7.8.4 above and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks.

7.9	Sale or Total Loss before and after Delivery

7.9.1
If a Ship becomes a Total Loss or a Building Contract is terminated or sold before the Ship Commitment for such Ship has become available for borrowing under this Agreement, the Total Commitments shall immediately be reduced by the Ship Commitment for such Ship and such Ship Commitment shall be reduced to zero.

7.9.2	On a Mortgaged Ship's Mandatory Repayment Date:

(a)	the Borrowers (or, subject to clause 2.6 , the applicable Relevant Borrower) shall prepay the Advance in relation to that Ship in full; and

(b)	the Total Commitments shall be reduced accordingly and the Facility Commitments and Commitments reduced pro rata.

7.10	Termination of a K-Sure Insurance Policy

7.10.1	If at any time during the Facility Period:

(c)	any of the obligations of K-Sure under a K-Sure Insurance Policy is terminated, cancelled, becomes invalid, unenforceable or otherwise ceases to be in full force and effect; or

(d)
it becomes unlawful or impossible for K-Sure to fulfill any of the obligations expressed to be assumed by them in a K-Sure Insurance Policy or for the Agent, Security Agent, K-Sure Agent or a K-Sure Facility Lender to exercise the rights or any of them vested in it under a K-Sure Policy; or

(e)	the Agent or the Lender is informed of K-Sure’s intention to, or K-Sure has stated its intention to, repudiate, terminate, cancel or suspend the application of a K-Sure Insurance Policy; or

(f)	any of the events or circumstances set out in clauses 30.9 (Insolvency) and 30.10 (Insolvency Proceedings) occurs in relation to K-Sure, then as of the time such event occurs:

(a)	no Lender shall be obliged to fund an Advance;

(b)	the Total Commitments shall be automatically cancelled; and

(c)	the Loans together with accrued interest and all other sums payable under this Agreement and any other Finance Document shall be immediately due and payable.

7.11	Automatic cancellation
Any part of the Total Commitments which has not become available by, or which is undrawn on, the Last Availability Date applicable to it shall be automatically cancelled at close of business in London on the Last Availability Date applicable to it.

7.12	Prepayment Fee

7.12.1
If the Borrowers prepay any amount of the Loans pursuant to clause 7.7 (Voluntary prepayment), then they shall also pay to the Agent (for the account of the KEXIM Facility Lenders) a prepayment fee of 0.5 per cent of the amount of the KEXIM Loan prepaid pursuant to clause 7.7 (Voluntary prepayment).

7.12.2
If the Borrowers prepay the Loans pursuant to (a) clause 7.5 (Change of Control) or (b) clause 7.9 (Sale or Total Loss before and after Delivery) otherwise than due to the sale of a Ship by the relevant Owner or the transfer of the shares in a Borrower to a member of the Golar MLP Group, then they shall also pay to the Agent (for the account of the KEXIM Facility Lenders) a prepayment fee of 0.5 per cent of the amount of the KEXIM Loan required to be prepaid pursuant to clause 7.5 (Change of Control) or clause 7.9 (Sale or Total Loss before and after Delivery).

7.12.3	The Borrowers acknowledge that the prepayment fees referred to in clauses 7.12.1 and 7.12.2 have been freely negotiated.

7.13	Restrictions

7.13.1
Any notice of cancellation or prepayment given by any Party under this clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.13.2	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and to clause 7.12, without premium or penalty.

7.13.3	The Borrowers may not reborrow any part of the Facilities which is prepaid or repaid.

7.13.4	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

7.13.5	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.13.6	If the Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Borrowers or the affected Lender, as appropriate.

7.13.7
If the Total Commitments are partially reduced and/or the Loans partially prepaid under this Agreement (other than under clause 7.1 (Illegality) and clause 7.8 (Right of cancellation and prepayment in relation to a single Lender)), the Commitments of the Lenders and Facility Commitments shall be reduced pro rata. Any prepayment shall be applied pro rata to each Lender’s participation in the Advances (other than a prepayment under clause 7.9 where such prepayment will be applied to the Advance in relation to the relevant Ship only).

7.13.8
Any prepayment under this Agreement shall be made together with payment to any Hedging Provider, of any amount falling due to the relevant Hedging Provider under a Hedging Contract as a result of the termination or close out of that Hedging Contract or any Hedging Transaction under it in accordance with clause 29.2 (Unwinding of Hedging Contracts) in relation to that prepayment.

SECTION 5 -    COSTS OF UTILISATION

8	Interest

8.1	Calculation of interest
The rate of interest on each Facility Advance for its Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin;

(b)	LIBOR; and

(c)	Mandatory Cost, if any.

8.2	Payment of interest

8.2.3	The Borrowers (or, subject to clause 2.6, the applicable Relevant Borrower with respect to its Drop-down Advance) shall pay accrued interest on:

(a)	each KEXIM Facility Advance of the account of KEXIM Facility Lenders;

(b)	each K-Sure Facility Advance for the account of the K-Sure Facility Lenders; and

(c)	each Commercial Facility Advance for the account of the Commercial Facility Lenders, on the last day of each Interest Period.

8.3	Default interest

8.3.1
If an Obligor fails to pay any amount payable by it under a Finance Document (other than a Hedging Contract) on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 8.3.2 below, is 2 per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Facility Advance of the Facility to which it relates for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

8.3.2
If any overdue amount consists of all or part of a Facility Advance which became due on a day which was not the last day of an Interest Period relating to that Facility Advance or the relevant part of it:

(d)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Facility Advance; and

(e)
the rate of interest applying to the overdue amount during that first Interest Period shall be 2 per cent per annum higher than the rate which would have applied if the overdue amount had not become due.

8.3.3
Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest
The Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

9	Interest Periods

9.1	Interest Periods

9.1.4	Each Interest Period shall be for six months.

9.1.5	No Interest Period shall extend beyond the Final Repayment Date for the amount to which it relates and no Interest Period shall extend beyond the Final Maturity Date.

9.1.6	The first Interest Period for an Advance shall start on the Utilisation Date and each subsequent Interest Period for an Advance shall start on the last day of its preceding Interest Period.

9.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10	Changes to the calculation of interest

10.1	Absence of quotations
Subject to clause 10.2 (Market Disruption Event), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11:00 a.m. on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market Disruption Event

10.2.4
If a Market Disruption Event occurs in relation to a Facility Advance for any Interest Period, then the rate of interest on each Lender's share of that Facility Advance for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the applicable Margin;

(b)
the rate notified to the Agent by that Lender as soon as practicable (and in any event before interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Advance from whatever source it may reasonably select; and

(c)	the Mandatory Cost, if any, applicable to that Lender's participation in the Advance.

10.2.5	If a Market Disruption Event occurs the Agent shall, as soon as is practicable, notify the Borrowers.

10.2.6	In this Agreement
Market Disruption Event means:

(a)
at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant Interest Period; or

(b)
before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose Commitments exceed 50 per cent of the Total Commitments) that the cost to it of funding its participation in the relevant Advance from whatever source it may reasonably select would be in excess of LIBOR, together with detail of the computation of its cost of funding, provided that no Lender shall be required to provide any information or matter which it, or its Holding Company, regards as confidential.

10.3	Alternative basis of interest or funding

10.3.1
If a Market Disruption Event occurs and the Agent or the Borrowers so requires, the Agent and the Borrowers shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.2	Any alternative basis agreed pursuant to clause 10.3.1 above shall, with the prior consent of all the Lenders be binding on all Parties.

10.4	Break Costs

10.4.1
The Borrowers (or, subject to clause 2.6, the applicable Relevant Borrower with respect to its Drop-down Advance) shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by the Borrowers (or, subject to clause 2.6, the applicable Relevant Borrower with respect to its Drop-down Advance) on a day other than the last day of an Interest Period for that Advance or Unpaid Sum or relevant part of it.

10.4.2	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11	Fees and Premiums

11.1	Commitment commission

11.1.7
The Borrowers shall pay to the Agent (for the account of each KEXIM Facility Lender) a fee in dollars computed at the rate of 0.40 multiplied by the Margin applicable to the KEXIM Facility on the undrawn and uncancelled portion of that Lender's KEXIM Facility Commitments calculated on a daily basis from the date of this Agreement.

11.1.8
The Borrowers shall pay to the Agent (for the account of each K-Sure Facility Lender) a fee in dollars computed at the rate of 0.40 multiplied by the Margin applicable to the K-Sure Facility on the undrawn and uncancelled portion of that Lender's K-Sure Facility Commitments calculated on a daily basis from the date of this Agreement.

11.1.9
The Borrowers shall pay to the Agent (for the account of each Commercial Facility Lender) a fee in dollars computed at the rate of 0.40 multiplied by the Margin applicable to the Commercial Facility on the undrawn and uncancelled portion of that Lender's Commercial Facility Commitments calculated on a daily basis from the date of this Agreement.

11.1.10
The Borrowers shall pay the accrued commitment commission on the first Utilisation Date, on the last day of the period of six months commencing on the first Utilisation Date, on the last day of each successive period of six months, on the Last Availability Date in relation to the last of the Advances to be drawn fully or cancelled and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitments at the time the cancellation is effective.

11.2	Agency fee
The Borrowers shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.3	Other fees
The Borrowers shall pay any other fees set out in a Fee Letter in the amount and at the times agreed in the applicable Fee Letter.

11.4	K-Sure Premium

11.4.7
The Borrowers acknowledge that the K-Sure Facility Lenders shall procure the placement of each K-Sure Insurance Policy either through the K-Sure Agent or directly with K-Sure and shall benefit from it throughout the duration of the Facility Period. The Borrowers agree to pay to the K-Sure Agent (for the account of K-Sure) the K-Sure Premium applicable to each K-Sure Facility Advance on or prior to the Utilisation Date in respect of such Advance.

11.4.8
The Borrowers agree that their obligation to make the payments set out in clause 11.4.1 to the K-Sure Agent in respect of the K-Sure Premium (or any part thereof) shall be an absolute obligation and shall not be affected by any matter whatsoever. The K-Sure Premium (or any part thereof) shall not be refundable except in accordance with the terms of the relevant K-Sure Insurance Policy and K-Sure’s internal regulations.

11.4.9
If a Finance Party receives a refund of the K-Sure Premium from K-Sure and if all amounts due and owing by the Borrowers, or any of them, at that time have been discharged in full, such refund shall be paid to the Borrowers.

11.4.10
The Borrowers acknowledge that the amount of each K-Sure Premium will be solely determined by K-Sure and no Finance Party is in any way involved in the determination of the amount of the K-Sure Premium and agrees that the Borrowers shall have no claim or defence against any Finance Party in connection with the amount of the K-Sure Premium.

SECTION 6 -    ADDITIONAL PAYMENT OBLIGATIONS

12	Tax gross-up and indemnities

12.1	Definitions

12.1.3	In this Agreement:
Protected Party means a Finance Party or, in relation to clause 14.4 (Indemnity concerning security) and clause 14.7 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.4 (Indemnity concerning security), any Indemnified Person, which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document or a K-Sure Insurance Policy.
Tax Credit means a credit against, relief or remission for, or repayment of any Tax.
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a Hedging Contract) or a K-Sure Insurance Policy, other than a FATCA Deduction.
Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

12.1.4	Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

12.2.3	Each Obligor shall make all payments to be made by it under any Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

12.2.4
The Borrowers shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

12.2.5
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor under the relevant Finance Document shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. If a payment from a Borrower which is not a Relevant Borrower is required to be increased under this clause, such increase shall not be an obligation of any Relevant Borrower.

12.2.6
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

12.2.7
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.2.8	This clause 12.2 shall not apply in respect of any payments under any Hedging Contract, where the gross-up provisions of the relevant Hedging Master Agreement itself shall apply.

12.3	Tax indemnity

12.3.11
The Borrowers shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or a K-Sure Insurance Policy.

12.3.12	Clause 12.3.1 above shall not apply:

(a)	with respect to any Tax assessed on a Finance Party:

(i)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(b)
to the extent a loss, liability or cost is compensated for by an increased payment under clause 12.2 (Tax gross-up), clause 12.7 (FATCA Deduction and gross-up by Obligor) or clause 12.8.2 (FATCA Deduction by a Finance Party);

(c)	to the extent a loss, liability or cost is compensated for by a payment under clause 12.5 (Indemnities on after Tax basis); or

(d)	is compensated for by a payment under clause 12.8.4 (FATCA Deduction by a Finance Party).

12.3.13
A Protected Party making, or intending to make a claim under clause 12.3.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

12.3.14	A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Agent.

12.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(d)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(e)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Indemnities on after Tax basis

12.5.2
If and to the extent that any sum (the Indemnity Sum) constituting (directly or indirectly) an indemnity to any Protected Party but paid by a Borrower to any person other than that Protected Party, shall be treated as taxable in the hands of the Protected Party, the Borrowers shall pay to that Protected Party such sum (the Compensating Sum) as (after taking into account any Tax suffered by that Protected Party on the Compensating Sum) shall reimburse that Protected Party for any Tax suffered by it in respect of the Indemnity Sum.

12.5.3
For the purposes of this clause 12.5 a sum shall be deemed to be taxable in the hands of a Protected Party if it falls to be taken into account in computing the profits or gains of that Protected Party for the purposes of Tax and, if so, that Protected Party shall be deemed to have suffered Tax on the relevant sum at the rate of Tax applicable to that Protected Party's profits or gains for the period in which the payment of the relevant sum falls to be taken into account for the purposes of such Tax.

12.6	FATCA Information

12.6.1	Subject to clause 12.6.3 below, each Party shall, within ten Business Days of a reasonable request by another Party:

(d)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party; and

(e)
supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable "passthru payment percentage" or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

12.6.2
If a Party confirms to another Party pursuant to clause 12.6.1(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.6.3	Clause 12.6.1 above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

12.6.4
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with clause 12.6.1 above (including, for the avoidance of doubt, where clause 12.6.3 above applies), then:

(a)	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

(b)
if that Party failed to confirm its applicable "passthru payment percentage" then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable "passthru payment percentage" is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.7	FATCA Deduction and gross-up by Obligor

12.7.4
If an Obligor is required to make a FATCA Deduction, that Obligor shall make that FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

12.7.5
If a FATCA Deduction is required to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

12.7.6
The Borrowers shall promptly upon becoming aware that an Obligor must make a FATCA Deduction (or that there is any change in the rate or the basis of a FATCA Deduction) notify the Agent accordingly. Similarly, a Finance Party shall notify the Agent on becoming so aware in respect of a payment payable to that Finance Party. If the Agent receives such notification from a Finance Party it shall notify the Borrowers and that Obligor.

12.7.7
Within 30 days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Obligor making that FATCA Deduction or payment shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

12.8	FATCA Deduction by a Finance Party

12.8.9
Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Finance Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction) shall notify that Party and the Agent.

12.8.10
If the Agent is required to make a FATCA Deduction in respect of a payment to a Finance Party under clause 37.2 (Distributions by the Agent) which relates to a payment by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after the Agent has made such FATCA Deduction), leaves the Agent with an amount equal to the payment which would have been made by the Agent if no FATCA Deduction had been required.

12.8.11
The Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Finance Party under clause 37.2 (Distributions by the Agent) which relates to a payment by an Obligor (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Borrowers, the relevant Obligor and the relevant Finance Party.

12.8.12
The Borrowers shall (within three Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a Finance Document. This paragraph shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under clause 12.8.2 above.

12.8.13
A Finance Party making, or intending to make, a claim under clause 12.8.4 above shall promptly notify the Agent of the FATCA Deduction which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

12.9	Stamp taxes
The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document and any K-Sure Insurance Policy.

12.10	Value added tax

12.10.1
All amounts expressed in a Finance Document to be payable by any party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to clause 12.10.3 below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party under a Finance Document, and such Finance Party is required to account to the relevant tax authority for the VAT, that party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that party).

12.10.2
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any party to a Finance Document other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Subject Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (a) applies) promptly pay to the Subject Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Subject Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

12.10.3
Where a Finance Document requires any party to it to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment of in respect of such VAT from the relevant tax authority.

12.10.4
Any reference in this clause 12.10 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

12.10.5
In relation to any supply made by a Finance Party to any party under a Finance Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

13	Increased Costs

13.1	Increased Costs

13.1.9
Subject to clause 13.3 (Exceptions), the Borrowers (or, subject to clause 2.6, the applicable Relevant Borrower with respect to its Drop-down Advance) shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates which:

(a)
arises as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement; and/or

(b)	is a Basel III Increased Cost.

13.1.10	In this Agreement Increased Costs means:

(c)	a reduction in the rate of return from the Facilities or on a Finance Party's (or its Affiliate's) overall capital;

(d)	an additional or increased cost; or

(e)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.

13.2	Increased Cost claims

13.2.15
A Finance Party intending to make a claim pursuant to clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

13.2.16
Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs and setting forth the basis of the computation of such amount but not including any matters which such Lender or its Holding Company regards as confidential.

13.3	Exceptions

13.3.3	Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(f)	attributable to a Tax Deduction required by law to be made by an Obligor;

(g)
compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.3.2 applied);

(h)	attributable to a FATCA Deduction required to be made by an Obligor or a Finance Party;

(i)	compensated for by clause 12.8.4 (FATCA Deduction by a Finance Party);

(j)	compensated for by the payment of the Mandatory Cost;

(k)
a Basel II Increased Cost or is attributable to the implementation or application or compliance with any other law or regulation which implements the Basel II Accord (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(l)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

13.3.4	In this clause 13.3, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Definitions).

14	Other indemnities

14.1	Currency indemnity

14.1.17
If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; and/or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall, as an independent obligation, within three Business Days of demand by a Finance Party, indemnify each Finance Party to whom that Sum is due against any Losses arising out of or as a result of the conversion including any discrepancy between (i) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (ii) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

14.1.18	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities
The Borrowers shall (or shall procure that another Obligor will), within three Business Days of demand by a Finance Party, indemnify each Finance Party and K-Sure against any and all Losses properly incurred by that Finance Party or K-Sure (as the case may be) as a result of:

(a)	the occurrence of any Event of Default;

(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any and all Losses arising as a result of clause 36 (Sharing among the Finance Parties);

(c)
funding, or making arrangements to fund, its participation in an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)
or under or pursuant to, a K-Sure Insurance Policy, including, without limitation, any duly evidenced additional premiums, cost or expense as provided for under a K-Sure Insurance Policy which K-Sure may charge, invoice or set-off against amounts owing to the K-Sure Agent or the K-Sure Facility Lenders, including, without limitation, as a result of a change of the delivery schedule of the Ships or otherwise properly incurred by the K-Sure Agent and/or the Lenders in connection with compliance with a K-Sure Insurance Policy; or

(e)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers,
Provided that, in the case of (b) and (c) above, to the extent that such Losses are attributable to specific Advances, each Borrower who was a Relevant Borrower at the time such Losses were incurred shall be required to indemnify the Finance Parties and K-Sure for Losses attributable to its Drop-down Advance only and the other Borrowers shall be required to indemnify the Finance Parties and K-Sure for Losses attributable to all Advances which were not at the relevant time Drop-down Advances.

14.3	Indemnity to the Agent, Security Agent and K-Sure Agent
The Borrowers shall promptly indemnify the Agent, Security Agent and K-Sure Agent against:

(f)	any and all Losses properly incurred by the Agent or the Security Agent or the K-Sure Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or

(iv)
any action taken by the Agent or the Security Agent or the K-Sure Agent or any of its or their representatives, agents or contractors in connection with any powers conferred by any Security Document to remedy any breach of any Obligor's obligations under the Finance Documents, and

(g)
any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) properly incurred by the Agent or the Security Agent or the K-Sure Agent (otherwise than by reason of the Agent’s or the Security Agent’s or the K-Sure Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to clause 37.10 (Disruption to payment systems etc.) notwithstanding the Agent’s or the Security Agent’s or the K-Sure Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent in acting as Agent or the Security Agent under the Finance Documents).

14.4	Indemnity concerning security

14.4.5	The Borrowers shall (or shall procure that another Obligor will) promptly indemnify each Indemnified Person against any and all Losses properly incurred by it in connection with:

(c)	any failure by the Borrowers to comply with clause 16 (Costs and expenses);

(d)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(e)	the taking, holding, protection or enforcement of the Security Documents;

(f)
the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and/or any other Finance Party and each Receiver by the Finance Documents or by law;

(g)
any claim (whether relating to the environment or otherwise) made or asserted against the Indemnified Person which would not have arisen but for the execution or enforcement of one or more Finance Documents including any claim, investigation, litigation or proceeding (or the preparation of any defence with respect thereto) commenced or threatened in relation to the Finance Documents (or the transactions contemplated thereby) or any use made or proposed to be made with the proceeds of the Facilities whether or not such claims, investigation, litigation or proceedings is brought by any Obligor, any other Group Member, any Golar MLP Group Member, any of their shareholders, their Affiliates, or creditors, or an Indemnified Person or any other person, or an Indemnified Person is otherwise a party thereto (unless and to the extent it is caused by the gross negligence or wilful misconduct of that Indemnified Person); or

(h)	any breach by any Obligor of the Finance Documents.

14.4.6
The Security Agent may, in priority to any payment to the other Finance Parties, indemnify itself out of the Trust Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.4 and shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to it.

14.5	Continuation of indemnities
The indemnities by the Borrowers in favour of the Indemnified Persons contained in this Agreement shall continue in full force and effect notwithstanding any breach by any Finance Party or any Borrower of the terms of this Agreement, the repayment or prepayment of the Loans, the cancellation of the Total Commitments or the repudiation by the Agent or any Borrower of this Agreement.

14.6	Third Parties Act
Each Indemnified Person may rely on the terms of clause 14.4 (Indemnity concerning security) and clauses 12 (Tax gross-up and indemnities) and 14.7 (Interest) insofar as it relates to interest on any amount demanded by that Indemnified Person under clause 14.4 (Indemnity concerning security), subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

14.7	Interest
Moneys becoming due by the Borrowers to any Indemnified Person under the indemnities contained in this clause 14 (Other indemnities) or elsewhere in this Agreement shall be paid on demand made by such Indemnified Person and shall be paid together with interest on the sum demanded from the date of demand therefor to the date of reimbursement by the Borrowers to such Indemnified Person (both before and after judgment) at the rate referred to in clause 8.3 (Default interest).

14.8	Exclusion of liability
No Indemnified Person will be in any way liable or responsible to any Obligor (whether as mortgagee in possession or otherwise) who is a Party or is a party to a Finance Document to which this clause applies for any loss or liability arising from any act, default, omission or misconduct of that Indemnified Person, except to the extent caused by its own gross negligence or wilful misconduct. Any Indemnified Person may rely on this clause 14.8 subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

15	Mitigation by the Lenders

15.1	Mitigation

15.1.5
Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1 (Illegality), clause 12 (Tax gross-up and indemnities), clause 13 (Increased Costs) or paragraph 3 of Schedule 5 (Mandatory Cost formulae) including (but not limited to) assigning its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

15.1.6	Clause 15.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

15.2.4	The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation).

15.2.5	A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16	Costs and expenses

16.1	Transaction expenses
The Borrowers shall promptly within five Business Days of demand pay the Agent, the Documentation Agent, the Mandated Lead Arrangers, the Hedging Providers, the Security Agent, the K-Sure Agent, the Account Bank and K-Sure the amount of all costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants and advisers) reasonably incurred by any of them (and by any Receiver) in connection with the negotiation, preparation, printing, execution, syndication, registration and perfection and any release, discharge or reassignment of:

(c)	this Agreement, the Hedging Master Agreements, any other documents referred to in this Agreement and the Original Security Documents and each K-Sure Insurance Policy;

(d)	any other Finance Documents executed or proposed to be executed after the date of this Agreement including any executed to provide additional security under clause 25 (Minimum security value);or

(e)	any Security Interest expressed or intended to be granted by a Finance Document, whether or not the transactions contemplated under the Finance Documents are consummated.

16.2	Amendment costs
If an Obligor requests an amendment, waiver or consent, the Borrowers shall, within five Business Days of demand by the Agent or K-Sure, reimburse the Agent (or, in the case of a demand by K-Sure, K-Sure) for the amount of all costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants and advisers) reasonably incurred by the Agent, the Security Agent, the K-Sure Agent and K-Sure (and by any Receiver) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement, preservation and other costs
The Borrowers shall, on demand by a Finance Party or K-Sure, pay to each Finance Party and K-Sure the amount of all costs and expenses (including fees, costs and expenses of legal advisers and insurance and other consultants, brokers, surveyors and advisers) incurred by that Finance Party or K-Sure in connection with:

(a)
the enforcement of, or the preservation of any rights under, any Finance Document and any K-Sure Insurance Policy and any proceedings initiated by or against any Indemnified Person and as a consequence of holding the Charged Property or enforcing those rights and any proceedings instituted by or against any Indemnified Person as a consequence of taking or holding the Security Documents or any K-Sure Insurance Policy or enforcing those rights;

(b)	any valuation carried out under clause 25 (Minimum security value); or

(c)	any inspection carried out under clause 23.8 (Inspection and notice of dry-docking) or any survey carried out under clause 23.16 (Survey report).
SECTION 7 -    GUARANTEE

17	Guarantee and indemnity

17.1	Guarantee and indemnity
The Parent irrevocably and unconditionally:

(f)
guarantees to the Security Agent (as trustee for the Finance Parties) and the other Finance Parties punctual performance by each other Obligor of all such Obligor's obligations under the Finance Documents;

(g)
undertakes with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, it shall immediately on demand pay that amount as if it was the principal obligor; and

(h)
agrees with the Security Agent (as trustee for the Finance Parties) and the other Finance Parties that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the other Obligors not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the other Obligors under any Finance Document on the date when it would have been due. The amount payable by the Parent under this indemnity will not exceed the amount it would have had to pay under this clause 17.1 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. Notwithstanding the provisions of clause 2.6 (Drop-down), the Parent shall at all times be liable for any sums payable by the Borrowers (including any Relevant Borrower) under the Finance Documents or any of them, whether such sums are payable on a several or joint and several basis.

17.3	Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Parent under this clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

17.4	Waiver of defences
The obligations of the Parent under this clause 17 will not be affected by an act, omission, matter or thing (whether or not known to it or any Finance Party) which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 17 including (without limitation):

(f)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(g)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any other Obligor;

(h)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(i)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(j)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(k)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(l)	any insolvency or similar proceedings.

17.5	Immediate recourse
The Parent waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Parent under this clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(i)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent shall not be entitled to the benefit of the same; and

(j)	hold in an interest-bearing suspense account any moneys received from the Parent or on account of the Parent's liability under this clause 17.

17.7	Deferral of Parent’s rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Parent will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 17:

(a)	to be indemnified by another Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents;

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which the Parent has given a guarantee, undertaking or indemnity under clause 17 (Guarantee and Indemnity);

(e)	to exercise any right of set-off against any other Obligor; and/or

(f)	to claim or prove as a creditor of any other Obligor in competition with any Finance Party.
If the Parent receives any benefit, payment or distribution in relation to such rights it will promptly pay an equal amount to the Agent for application in accordance with clause 37 (Payment mechanics). This only applies until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full.

17.8	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
SECTION 8 -    REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

18	Representations
Each Borrower and the Parent make and repeat the representations and warranties set out in this clause 18 to each Finance Party at the times specified in clause 18.37 (Times when representations are made).

18.1	Status

18.1.8	Each Obligor is a limited liability corporation, duly incorporated and validly existing under the law of its Original Jurisdiction.

18.1.9
Each Obligor and each other Group Member and, following the first Drop-down, each MLP Group Member has power and authority to carry on its business as it is now being conducted and to own its property and other assets.

18.1.10
No Obligor (other than the Parent) is a FATCA FFI or a US Tax Obligor, provided that, in the absence of dishonesty, wilful misconduct or gross negligence and without prejudice to any other remedies available to the Finance Parties, a misrepresentation under or breach of this clause 18.1.3 shall be disregarded for the purpose of determining whether an Event of Default or Default has occurred.

18.2	Binding obligations
The obligations expressed to be assumed by each Obligor in each Transaction Document to which it is, or is to be, a party are or, when entered into by it, will be legal, valid, binding and enforceable obligations and each Security Document to which an Obligor is, or will be, a party, creates or will create the Security Interests which that Security Document purports to create and those Security Interests are or will be valid and effective.

18.3	Power and authority

18.3.2
Each Obligor has power to enter into, perform and deliver and comply with its obligations under, and has taken all necessary action to authorise its entry into, each Transaction Document to which it is, or is to be, a party and each of the transactions contemplated by those documents.

18.3.3
No limitation on any Obligor's powers to borrow, create security or give guarantees will be exceeded as a result of any transaction under, or the entry into of, any Transaction Document to which such Obligor is, or is to be, a party.

18.4	Non-conflict
The entry into and performance by each Obligor of, and the transactions contemplated by the Transaction Documents and the granting of the Security Interests purported to be created by the Security Documents do not and will not conflict with:

(e)	any law or regulation applicable to any Obligor;

(f)	the Constitutional Documents of any Obligor; or

(g)	any agreement or other instrument binding upon any Obligor or any other Group Member or its or any other Group Member's assets or constitute a default or termination event (however described) under any such agreement or instrument or result in the creation of any Security Interest (save for a Permitted Maritime Lien or under a Security Document) on the assets, rights or revenues of any Obligor or any other Group Member.

18.5	Validity and admissibility in evidence

18.5.2	All authorisations required or desirable:

(g)	to enable each Obligor lawfully to enter into, exercise its rights and comply with its obligations under each Transaction Document to which it is a party;

(h)	to make each Transaction Document to which it is a party admissible in evidence in its Relevant Jurisdiction; and

(i)	to ensure that each of the Security Interests created under the Security Documents has the priority and ranking contemplated by them, have been obtained or effected and are in full force and effect except any authorisation or filing referred to in clause 18.12 (No filing or stamp taxes), which authorisation or filing will be promptly obtained or effected within any applicable period.

18.5.3
All authorisations necessary for the conduct of the business, trade and ordinary activities of each Obligor, each other Group Member and, following the first Drop-down, each Golar MLP Group Member have been obtained or effected and are in full force and effect if failure to obtain or effect those authorisations might have a Material Adverse Effect.

18.6	Governing law and enforcement

18.6.2	The choice of English law or any other applicable law as the governing law of any Transaction Document will be recognised and enforced in each Obligor's Relevant Jurisdictions.

18.6.3	Any judgment obtained in England in relation to an Obligor will be recognised and enforced in each Obligor's Relevant Jurisdictions.

18.7	Information

18.7.1	Any Information is true and accurate in all material respects at the time it was given or made.

18.7.2	There are no facts or circumstances or any other information which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

18.7.3	The Information does not omit anything which could make the Information incomplete, untrue, inaccurate or misleading in any material respect.

18.7.4
All opinions, projections, forecasts or expressions of intention contained in the Information and the assumptions on which they are based have been arrived at after due and careful enquiry and consideration and were believed to be reasonable by the person who provided that Information as at the date it was given or made.

18.7.5
For the purposes of this clause 18.7, Information means: any information provided by any Obligor or any other Group Member to any of the Finance Parties in connection with the Transaction Documents or the transactions referred to in them.

18.8	Original Financial Statements

18.8.1	The Original Financial Statements were prepared in accordance with GAAP consistently applied.

18.8.2
The audited Original Financial Statements give a true and fair view of the financial condition and results of operations of the relevant Obligors and the Group (consolidated in the case of the Group) during the relevant financial year.

18.8.3
There has been no material adverse change in its assets, operations, business or financial condition (or the assets, operations, business or consolidated financial condition of the Group, in the case of the Parent) since the date of the Original Financial Statements.

18.9	Pari passu ranking
Each Obligor's payment obligations under the Finance Documents to which it is, or is to be, a party rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

18.10	Ranking and effectiveness of security
Subject to the Legal Reservations and any filing, registration or notice requirements which is referred to in any legal opinion delivered to the Agent under clause 4.1 (Initial conditions precedent), the security created by the Security Documents has (or will have when the Security Documents have been executed) the priority which it is expressed to have in the Security Documents, the Charged Property is not subject to any Security Interest other than Permitted Security Interests and such security will constitute perfected security on the assets described in the Security Documents.

18.11	No insolvency
No corporate action, legal proceeding or other procedure or step described in clause 30.10 (Insolvency proceedings) or creditors' process described in clause 30.11 (Creditors' process) has been taken or, to the knowledge of any Obligor, threatened in relation to a Group Member or a Golar MLP Group Member and none of the circumstances described in clause 30.9 (Insolvency) applies to any Group Member or any Golar MLP Group Member.

18.12	No filing or stamp taxes
Under the laws of each Obligor's Relevant Jurisdictions it is not necessary that any Transaction Document to which it is, or is to be, party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any such Transaction Document or the transactions contemplated by the Transaction Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Finance Document which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Transaction Document.

18.13	Tax

18.13.1	No Obligor is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is, or is to be, a party.

18.13.2
Other than as specifically stated in any Legal Opinion delivered to the Agent in connection with the first Utilisation, the execution or delivery or performance by any Party of the Finance Documents will not result in any Finance Party:

(a)	having any liability in respect of Tax in any Flag State;

(b)	having or being deemed to have a place of business in any Flag State or any Relevant Jurisdiction of any Obligor.

18.14	Centre of main interests and establishments
For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the Regulation), each Obligor’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is, so far as the Borrowers and the Parent are aware without making enquiry, situated in its Original Jurisdiction and no Obligor has any "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

18.15	No Default

18.15.1
No Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

18.15.2
No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on any Obligor or any other Group Member or to which any Obligor's (or any other Group Member’s) assets are subject which might have a Material Adverse Effect.

18.16	No proceedings pending or threatened
No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of any Obligor's knowledge and belief (having made due and careful enquiry)) been started or threatened against any Obligor or any other Group Member.

18.17	No breach of laws

18.17.1	No Obligor or other Group Member or any Golar MLP Group Member has breached any law or regulation which breach might have a Material Adverse Effect.

18.17.2
No labour dispute is current or, to the best of any Obligor's knowledge and belief (having made due and careful enquiry), threatened against any Obligor or other Group Member or any Golar MLP Group Member which may have a Material Adverse Effect.

18.18	Environmental matters

18.18.1
No Environmental Law applicable to any Fleet Vessel and/or any Obligor or other Group Member or any Golar MLP Group Member has been violated in a manner or circumstances which might have, a Material Adverse Effect.

18.18.2	All consents, licences and approvals required under such Environmental Laws have been obtained and are currently in force.

18.18.3
No Environmental Claim has been made or, to the best of any Obligor's knowledge and belief (having made due and careful enquiry), is threatened or pending against any Group Member or any Golar MLP Group Member or any Fleet Vessel where that claim might have a Material Adverse Effect and there has been no Environmental Incident which has given, or might give, rise to such a claim.

18.19	Tax compliance

18.19.1	No Obligor or other Group Member is materially overdue in the filing of any Tax returns or overdue in the payment of any amount in respect of Tax.

18.19.2
To the best of each Group Member’s and Golar MLP Group Member’s awareness, knowledge, information or belief (which shall not imply that any enquiries of third parties have been made or ought to have been made except as expressly referred to in this Agreement), no claims or investigations are being, or are reasonably likely to be, made or conducted against any Obligor or other Group Member or any Golar MLP Group Member with respect to Taxes such that a liability of, or claim against, any Obligor or other Group Member or any Golar MLP Group Member is reasonably likely to arise for an amount for which adequate reserves have not been provided in the Original Financial Statements and which might have a Material Adverse Effect, except as separately disclosed in writing and agreed by the Agent (acting on the instructions of the Lenders).

18.20	Anti-corruption law
Each Group Member and each Golar MLP Group Member has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.21	Security and Financial Indebtedness

18.21.1	No Security Interest exists over all or any of the present or future assets of any Obligor in breach of this Agreement.

18.21.2	No Obligor has any Financial Indebtedness outstanding in breach of this Agreement.

18.22	Legal and beneficial ownership
Each Obligor is or, on the date the Security Documents to which it is a party are entered into, will be, the sole legal and beneficial owner of the respective assets over which it purports to grant a Security Interest under the Security Documents, to which it is a party.

18.23	Shares
The shares of each Owner are fully paid and not subject to any option to purchase or similar rights. The Constitutional Documents of each Owner do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security Documents. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of each Owner (including any option or right of pre-emption or conversion).

18.24	Accounting Reference Date
The financial year-end of each Obligor, other Group Member and each Golar MLP Group Member is the Accounting Reference Date.

18.25	No adverse consequences

18.25.1	Other than as specifically stated in any Legal Opinion delivered to the Agent in connection with the first Utilisation, it is not necessary under the laws of the Relevant Jurisdictions of any Obligor:

(a)	in order to enable any Finance Party to enforce its rights under any Finance Document to which it is, or is to be, a party; or

(b)	by reason of the execution of any Finance Document or the performance by any Obligor of its obligations under any Finance Document, that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of such Relevant Jurisdictions.

18.25.2
Other than as specifically stated in any Legal Opinion delivered to the Agent in connection with the first Utilisation, no Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

18.26	Copies of documents
The copies of the Transaction Documents which are not Finance Documents and the Constitutional Documents of the Obligors delivered to the Agent under clause 4 (Conditions of Utilisation) will be true, complete and accurate copies of such documents and include all amendments and supplements to them as at the time of such delivery and no other agreements or arrangements exist between any of the parties to those documents which would materially affect the transactions or arrangements contemplated by them or modify or release the obligations of any party under them.

18.27	No breach of any Building Contract Document
No Obligor nor (so far as the Obligors are aware) any other person is in breach of any Building Contract Document to which it is a party nor has anything occurred which entitles or may entitle any party to rescind or terminate it or decline to perform their obligations under it.

18.28	No immunity
No Obligor or any of its assets is immune to any legal action or proceeding.

18.29	Ship status
Each Ship will on the first day of the relevant Mortgage Period be:

(a)	registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(b)	operationally seaworthy and in every way fit for service;

(c)	classed with the relevant Classification with the highest class free of all requirements and recommendations of the relevant Classification Society; and

(d)	insured in the manner required by the Finance Documents.

18.30	Ship's employment
Each Ship shall on the first day of the relevant Mortgage Period:

(a)	if applicable, have been delivered, and accepted for service, under its Charter; and

(b)	otherwise be free of any charter commitment which, if entered into after that date, would require approval under the Finance Documents.

18.31	Address commission
There are no rebates, commissions or other payments in connection with any Building Contract other than those referred to in it, except as separately disclosed to the Agent.

18.32	Sanctions

18.32.1	No Loan will be used by any Obligor:

(a)	to finance equipment or sectors under embargo decisions of the United Nations or the World Bank; or

(b)	in breach of the provisions of CISADA.

18.32.2	No Obligor has been designated as a “designated person” under CISADA.

18.33	No money laundering
In relation to the borrowing by the Borrowers of the Loans, the performance and discharge of the Obligors’ obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by this Agreement and the Finance Documents, the Obligors are acting for their own account and the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat money laundering (as defined in Article 1 of the Directive (2005/60/EC) of the European Parliament and of the Council).

18.34	No corrupt practices

18.34.1	No Loan will be used by any Obligor for and no Obligor shall engage in:

(a)	Corrupt Practices, Fraudulent Practices, Collusive Practices or Coercive Practices, including the procurement or the execution of any contract for goods or works relating to its functions;

(b)	the Financing of Terrorism.

18.34.2	For the purposes of this clause 18.34, the following definitions shall apply:
Collusive Practice means an arrangement between two or more parties without the knowledge, but designed to improperly influence the actions, of another party.
Corrupt Practice means the offering, giving, receiving, or soliciting, directly or indirectly, anything of value to improperly influence the actions of another party.
Coercive Practice means impairing or harming or threatening to impair or harm, directly or indirectly, any party or its property or to improperly influence the actions of that party.
Financing of Terrorism means the act of providing or collecting funds with the intention that they be used, or in the knowledge that they are to be used, in order to carry out terrorist acts.
Fraudulent Practice means any action, including misrepresentation, to obtain a financial or other benefit or avoid an obligation, by deception.

18.35	No other material events or facts
Without prejudice to the generality of clause 18.7 (Information), to the best of each Group Member’s and Golar MLP Group Member’s awareness, knowledge, information or belief (which shall not imply that any enquiries of third parties have been made or ought to have been made except as expressly referred to in this Agreement), there are no other material events, circumstances or facts (political, commercial or otherwise) which may give rise to any loss or claim under the K-Sure Insurance Policy.

18.36	Non-Conflict
The Borrowers agree and acknowledge that any claim or defence that they may have or hold in respect of any Building Contract or against any party thereto or any dispute arising in connection with any Building Contract among the parties thereto, shall not affect its payment obligations under the Finance Documents.

18.37	Times when representations are made

18.37.1	All of the representations and warranties set out in this clause 18 (other than Ship Representations) are deemed to be made on the dates of:

(a)	this Agreement;

(b)	the first Utilisation Request; and

(c)	the first Utilisation.

18.37.2	The Repeating Representations are deemed to be made on the dates of each subsequent Utilisation Request, the date of issuance of each Compliance Certificate and the first day of each Interest Period.

18.37.3	All of the Ship Representations are deemed to be made on the first day of the Mortgage Period for the relevant Ship.

18.37.4
Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances then existing at the date the representation or warranty is deemed to be made.

19	Information undertakings
The Borrowers undertakes that this clause 19 will be complied with throughout the Facility Period.
In this clause 19 and in clause 20:
Annual Financial Statements means the financial statements for a financial year of the Group, Golar MLP Group and the Borrowers delivered pursuant to clause 19.1.1(a) and 19.1.1(b).
Quarterly Financial Statements means the financial statements for a financial quarter of the Group, Golar MLP Group and the Borrowers delivered pursuant to clause 19.1.2(a) and 19.1.2(b).

19.1	Financial statements

19.1.14	The Borrowers shall supply to the Agent as soon as the same become available, but in any event within 180 days after the end of each financial year:

(a)	the audited consolidated financial statements of the Group and the Golar MLP Group for that financial year; and

(b)	the unaudited financial statements of each Borrower (consolidated where necessary) for that financial year.

19.1.15	The Borrowers shall supply to the Agent as soon as the same become available, but in any event within 90 days after the end of each financial quarter of each of its financial years:

(a)	the unaudited consolidated financial statements of the Group and the Golar MLP Group for that financial quarter; and

(b)	the unaudited financial statements of each Borrower (consolidated where necessary) for that financial quarter.

19.1.16
One month prior to the start of each financial year of the Group, the Borrowers shall deliver to the Agent the budget and annual cash flow projections of the Group for the next two years. The Borrowers shall also provide such other budgets and cash flow projections as the Agent (acting on the instructions of the Majority Lenders) shall reasonably request.

19.1.17
One month prior to the start of each financial year of the Golar MLP Group, the Borrowers shall deliver to the Agent the budget and annual cash flow projections of the Golar MLP Group for the next two years. The Borrowers shall also provide such other budgets and cash flow projections as the Agent (acting on the instructions of the Majority Lenders) shall reasonably request.

19.2	Provision and contents of Compliance Certificate

19.2.4	The Borrowers shall supply a Compliance Certificate to the Agent, with each set of Annual Financial Statements and each set of Quarterly Financial Statements for the Group and the Golar MLP Group.

19.2.5
Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with clause 20 (Financial covenants) and, in the case of a Compliance Certificate supplied with a set of Annual Financial Statements for the Group and the Golar MLP Group, clause 25 (Minimum security value).

19.2.6	Each Borrower shall supply a Borrower Compliance Certificate to the Agent on each Testing Date (as defined in clause 20.2 (Borrowers)).

19.2.7	Each Borrower Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with clause 20.2 (Borrowers).

19.2.8
Each Compliance Certificate and Borrower Compliance Certificate shall be signed by the chief financial officer of the Parent or, in his or her absence, by two directors of the Parent, and, in relation to any such certificate concerning the Golar MLP Group, by the equivalent individual or individuals of Golar MLP.

19.3	Requirements as to financial statements

19.3.6
The Borrowers shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a profit and loss account, a balance sheet and a cashflow statement and that, in addition each set of Annual Financial Statements shall be audited by the Auditors.

19.3.7	Each set of financial statements delivered pursuant to clause 19.1 (Financial statements) shall:

(a)	be prepared in accordance with GAAP;

(b)
give a true and fair view of (in the case of Annual Financial Statements for any financial year), or fairly represent (in other cases), the financial condition and operations of the Group or (as the case may be) the Golar MLP Group or (as the case may be) the relevant Obligor as at the date as at which those financial statements were drawn up; and

(c)	in the case of annual audited financial statements, not be the subject of any qualification in the Auditors' opinion.

19.3.8
The Borrowers shall procure that each set of financial statements delivered pursuant to clause 19.1 (Financial statements) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Borrowers notify the Agent that there has been a change in GAAP or the accounting practices and the Auditors deliver to the Agent:

(a)
a description of any change necessary for those financial statements to reflect the GAAP or accounting practices and reference periods upon which corresponding Original Financial Statements were prepared; and

(b)
sufficient information, in form and substance as may be reasonably required by the Lenders, to enable the Lenders to determine whether clause 20 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	Year-end
The Borrowers shall procure that each financial year-end of each Obligor and each Group Member and each Golar MLP Group Member falls on the Accounting Reference Date.

19.5	Information: miscellaneous
The Borrowers shall deliver to the Agent:

(h)
at the same time as they are dispatched, copies of all financial statements, financial forecasts, proxy statements and other material communications and documents dispatched by the Parent or any Obligors to its shareholders or creditors generally (or any class of them);

(i)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Group Member or any Golar MLP Group Member, and which, if adversely determined, might have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding $5,000,000 (or its equivalent in other currencies);

(j)	promptly upon becoming aware of them, the details of any change of law or regulation which is likely to have a Material Adverse Effect;

(k)	promptly, such information as the Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Security Documents; and

(l)
promptly on request, such further information regarding the financial condition, assets and operations of any Obligor, the Group and/or any Group Member as any Finance Party through the Agent may reasonably request.

19.6	Notification of Default
The Borrowers shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon any Obligor becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

19.7	Sufficient copies
The Borrowers, if so requested by the Agent, shall deliver sufficient copies of each document to be supplied under the Finance Documents to the Agent to distribute to each of the Lenders and the Hedging Providers.

19.8	"Know your customer" checks

19.8.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(c)
a proposed assignment by a Lender or a Hedging Provider of any of its rights under this Agreement or any Hedging Contract to a party that is not already a Lender or a Hedging Provider prior to such assignment, obliges the Agent, the relevant Hedging Provider or any Lender (or, in the case of paragraph (c) above, any prospective new Lender or Hedging Provider) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender or any Hedging Provider supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender or any Hedging Provider) or any Lender or any Hedging Provider (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender or Hedging Provider) in order for the Agent, such Lender or any Hedging Provider or, in the case of the event described in paragraph (c) above, any prospective new Lender or Hedging Provider to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.8.2
Each Finance Party shall promptly upon the request of the Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent or the Security Agent (for itself) in order for it to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.9	K-Sure notification and information

19.9.1
The Borrowers shall promptly notify the Agent and the K-Sure Agent forthwith by facsimile thereafter confirmed by letter of the occurrence of any event involving a political or commercial risk covered by a K-Sure Insurance Policy and shall:

(d)	pay upon demand any additional premium payable to K-Sure in respect of such K-Sure Insurance Policy; and

(e)
cooperate with the Agent or the K-Sure Agent on its reasonable request to take all steps necessary on the part of the Borrowers to ensure each K-Sure Insurance Policy remains in full force and effect throughout the Facility Period.

19.9.2
The Borrowers shall promptly provide the Agent and the K-Sure Agent with copies of all financial or other information required by the K-Sure Agent to satisfy any request for information by K-Sure pursuant to any K-Sure Insurance Policy .

20	Financial covenants
Each Borrower and the Parent undertakes that this clause 20 will be complied with throughout the Facility Period, as tested on a quarterly basis or, in the case of clause 20.2 an annual basis in accordance with clause 20.4 (Financial Testing).

20.1	Parent Group
The Borrowers and the Parent shall ensure that:

20.1.9	Free Liquid Assets
The aggregate value of the Free Liquid Assets of the Group is at all times not less than the aggregate of (a) $25,000,000 and (b) the product of $2,000,000 and the number of Borrowers which are not, at that time, a Relevant Borrower.

20.1.10	Current Assets to Current Liabilities
Current Assets shall be greater than or equal to Current Liabilities.

20.1.11	Consolidated Tangible Net Worth
At all times the Consolidated Tangible Net Worth shall be equal to or greater than $250,000,000 (or the equivalent in any other currency, as calculated at the end of the relevant financial quarter).

20.1.12	In this clause 20.1:
Consolidated Tangible Net Worth means, for the Parent (on a consolidated basis), the total value of stockholders equity determined in accordance with GAAP as shown on the consolidated balance sheet contained in the most recent Annual Financial Statements and Quarterly Financial Statements of the Group delivered pursuant to clause 19.1 (Financial statements).
Current Assets means, as at any date of determination, all of the short term assets of the Group determined in accordance with GAAP on a consolidated basis as shown in the balance sheet for the Group and calculated on the same basis as was applied in the Latest Accounts but using the information current as at the relevant date of determination.
Current Liabilities means, as at any date of determination, all of the short term liabilities of the Group (less the current portion of long-term debt, the current portion of long-term capital lease obligations and mark to market swap valuations) determined in accordance with GAAP on a consolidated basis as shown in the balance sheet for the Group and calculated on the same basis as was applied in the Latest Accounts but using the information current as at the relevant date of determination.
Free Liquid Assets means cash or Cash Equivalents freely available for use by the Parent and/or any other Group Member for any lawful purpose without restriction (other than any restriction arising exclusively from any covenant to maintain a minimum level of free cash similar to that shown above) notwithstanding any Security Interest, right of set-off or agreement with any other party, where any cash denominated in a currency other than dollars shall be deemed to have a value in dollars equal to the dollar equivalent thereof at the rate of exchange published daily by the Agent as at any date of determination.
Cash Equivalents means:

(a)	deposits with first class international banks the maturity of which does not exceed 12 months;

(b)	bonds, certificates of deposit and other money market instruments or securities issued or guaranteed by the Norway or United States Governments; and

(c)	any other instrument approved by the Security Agent, with the authorisation of the Majority Lenders.
Latest Accounts means the Annual Financial Statements of the Group for the financial year ended 2012.

20.2	Borrowers
The Borrowers shall ensure that:

20.2.9	EBITDA to Debt Service
On each Testing Date, the ratio of EBITDA of each Borrower to Debt Service of that Borrower for the previous 12 months ending on that Testing Date, on a trailing four quarter basis (as shown by the most recent three monthly statements of that Borrower prepared for the purposes of this covenant covering the period up to that Testing Date and the previous three such three monthly statements of that Borrower), shall be greater than 1.15:1.

20.2.10
If a Borrower breaches the requirements of clause 20.2.1 above, the Parent shall within three Business Days of such Testing Date credit the Blocked Deposit Account of that Borrower with an amount equal to such amount as, when aggregated with any amounts currently standing to the credit of such Blocked Deposit Account, shall equal the:

(a)
Debt Service of that Borrower for the previous 12 months, on a trailing four quarter basis (as shown by the then most recent three monthly statements of that Borrower prepared for the purposes of this covenant and the previous three such three monthly statements of that Borrower)); minus

(b)
the EBITDA of that Borrower for the previous 12 months, on a trailing four quarter basis (as shown by the then most recent three monthly statements of that Borrower prepared for the purposes of this covenant and the previous three such three monthly statements of that Borrower)) divided by 1.15.

20.2.11
If, on a Quarterly Testing Date after a Testing Date, a Borrower demonstrates to the Agent that the amount required to be credited to the Blocked Deposit Account of that Borrower would be less than the amount required pursuant to clause 20.2.2 above if the amount was re-calculated on that Quarterly Testing Date, the amount required to be credited to the Blocked Deposit Account of that Borrower shall be reduced to that lower amount and that Borrower shall be entitled to transfer the surplus to its Earnings Account.

20.2.12	In this clause 20.2:
Borrower Interest Payable means, in respect of any period, the aggregate for a Borrower of:

(a)
the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period in respect of that Borrower by way of Interest on all Financial Indebtedness, but excluding any amount accruing as interest in-kind (and not as cash payment) to the extent capitalised as principal during such period; and

(b)
net payments in relation to interest rate or currency hedging arrangements in respect of Financial Indebtedness (after deducting net income in relation to such interest rate or currency hedging arrangements).

Borrower Interest Receivable means, in respect of any period for a Borrower, the amount of Interest accrued on cash balances of that Borrower (including the amount of interest accrued on the Accounts, to the extent that that Borrower is entitled to receive such interest) during such period.
Debt Service means, for any financial period of a Borrower, the sum to be the aggregate amount of principal, interest thereon and all other amounts which shall fall due and will be paid by that Borrower in such period in respect of Total Indebtedness of that Borrower.
EBITDA means, in respect of any period, the consolidated profit on ordinary activities of a Borrower before taxation for such period:

(a)	adjusted to exclude Borrower Interest Receivable and Borrower Interest Payable and other similar income or costs to the extent not already excluded;

(b)	adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

(c)	after adding back depreciation and amortisation charged which relates to such period;

(d)	adjusted to exclude any exceptional or extraordinary costs or income; and

(e)	after deducting any profit arising out of the release of any provisions against a liability or charge and adding back any provision relating to long term assets or contracts.
Interest means, in respect of any specified Financial Indebtedness, all continuing regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Financial Indebtedness including:

(a)	gross interest, commitment fees, discount and acceptance fees and guarantee, fronting and ancillary facility fees payable or incurred on any form of such Financial Indebtedness; and

(b)	arrangement fees or other up-front fees.
Quarterly Testing Date means the date falling three months after any date upon which a payment is due under clause 20.2.2 and each date falling three months thereafter until the Parent is no longer under an obligation to retain funds on the Blocked Deposit Account in accordance with clause 20.2.3.
Testing Date means the date falling 24 months after the first Utilisation Date and each subsequent anniversary of that date.
Total Indebtedness means, in respect of a Borrower, the aggregate Financial Indebtedness of that Borrower as demonstrated by the Annual Financial Statements and Quarterly Financial Statements of that Borrower delivered pursuant to clause 19.1 (Financial statements).

20.3	Golar MLP Group
The Borrowers shall ensure that:

20.3.4	Free Liquid Assets
The aggregate value of the Free Liquid Assets of the Golar MLP Group is at all times not less than the higher of:
(i)

(A)	$25,000,000 for the period from 1 July 2013 to (and including) 30 June 2014; and

(B)	$30,000,000 for the period from 1 July 2014 until the end of the Facility Period; and

(iii)
the product of $2,500,000 and the number of vessels which are owned, directly or indirectly, and legally and/or beneficially, or leased, directly or indirectly, by Golar MLP or any wholly owned Subsidiary of Golar MLP, but excluding m.v. Golar Mazo

20.3.5	Net Debt to EBITDA
On any financial quarter end date, the ratio of Net Debt to EBITDA of the Golar MLP Group for the previous 12 months, on a trailing four quarter basis, shall be no greater than 6.50:1.

20.3.6	EBITDA to Consolidated Debt Service
On any financial quarter end date, the ratio of EBITDA of the Golar MLP Group to Consolidated Debt Service of the Golar MLP Group for the previous 12 months, on a trailing four quarter basis, shall be no less than 1.15:1.

20.3.7	Consolidated Net Worth
At all times the Consolidated Net Worth shall be equal to or greater than $123,950,000.

20.3.8	In this clause 20.3:
Cash Equivalents means:

(a)	deposits with first class international banks the maturity of which does not exceed 12 months;

(b)	bonds, certificates of deposit and other money market instruments or securities issued or guaranteed by the Norway or United States Governments; and

(c)	any other instrument approved by the Security Agent, with the authorisation of the Majority Lenders.
Consolidated Debt Service means, for any financial period of the Golar MLP Group, the sum to be the aggregate amount of principal, interest thereon and all other amounts which shall fall due and will be paid by each Golar MLP Group Member in such period in respect of Total Indebtedness of the Golar MLP Group; and
Consolidated Net Worth means, at any date of determination, the consolidated opening book equity of Golar MLP at such date as calculated in accordance with GAAP added together with the difference between the original purchase price and the original net book value (as adjusted by the depreciation of the difference over the assets remaining useful economic life) of the first three assets (m.v. “GOLAR FREEZE” being the first) acquired under common control transactions with the Parent, and derived from the then latest Quarterly Financial Statements of the Golar MLP Group delivered to the Agent in the case of the first three quarters of each financial year and the then latest Annual Financial Statements of the Golar MLP Group delivered to the Agent in the case of the final quarter of each financial year. In the event that the current accounting for common control transactions ceases to apply, such that the purchase price of the vessel is recorded on Golar MLP’s balance sheet, then the above adjustment will not apply.
EBITDA means, in respect of any period, the consolidated profit on ordinary activities of the Golar MLP Group before taxation for such period:

(d)	adjusted to exclude Golar MLP Group Interest Receivable and Golar MLP Group Interest Payable and other similar income or costs to the extent not already excluded;

(e)	adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

(f)	after adding back depreciation and amortisation charged which relates to such period;

(g)	adjusted to exclude any exceptional or extraordinary costs or income; and

(h)	after deducting any profit arising out of the release of any provisions against a liability or charge and adding back any provision relating to long term assets or contracts,
Free Liquid Assets means cash or Cash Equivalents freely available for use by Golar MLP and/or any other Golar MLP Group Member for any lawful purpose without restriction (other than any restriction arising exclusively from any covenant to maintain a minimum level of free cash or Cash Equivalents similar to above) notwithstanding any Security Interest, right of set-off or agreement with any other party, where:

(a)
the value of Cash Equivalents shall be deemed to be their quoted price, as at any date of determination, on any recognised exchange (being an exchange recognised and approved by the Agent) on which the same are listed or any dealing facility through which the same are generally traded; and

(b)
any cash or Cash Equivalents denominated in a currency other than dollars shall be deemed to have a value in dollars equal to the dollar equivalent thereof at the rate of exchange published daily by the Security Agent as at any date of determination.

Golar MLP Group Interest Payable means, in respect of any period, the aggregate (calculated on a consolidated basis for the Golar MLP Group) of:

(a)
the amounts charged and posted (or estimated to be charged and posted) as a current accrual accrued during such period in respect of members of the Golar MLP Group by way of Interest on all Financial Indebtedness, but excluding any amount accruing as interest in-kind (and not as cash payment) to the extent capitalised as principal during such period; and

(b)
net payments in relation to interest rate or currency hedging arrangements in respect of Financial Indebtedness (after deducting net income in relation to such interest rate or currency hedging arrangements).

Golar MLP Group Interest Receivable means, in respect of any period for the Golar MLP Group, the amount of Interest accrued on cash balances of the Golar MLP Group during such period.
Interest means, in respect of any specified Financial Indebtedness, all continuing regular or periodic costs, charges and expenses incurred in effecting, servicing or maintaining such Financial Indebtedness including:

(a)	gross interest, commitment fees, discount and acceptance fees and guarantee, fronting and ancillary facility fees payable or incurred on any form of such Financial Indebtedness; and

(b)	arrangement fees or other up-front fees.
Net Debt means, on a consolidated basis, an amount equal to Total Indebtedness of the Golar MLP Group minus Free Liquid Assets, as evidenced by the consolidated balance sheet for the Golar MLP Group from time to time.
Total Indebtedness means, the aggregate Financial Indebtedness (on a consolidated basis) of the Golar MLP Group as demonstrated by the Annual Financial Statements and Quarterly Financial Statements of the Golar MLP Group delivered pursuant to clause 19.1 (Financial statements).

20.4	Financial testing
The financial covenants set out in clause above shall be calculated in accordance with GAAP and tested by reference to each of the financial statements delivered pursuant to clause 19.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to clause 19.2 (Provision and contents of Compliance Certificate), except in the case of the financial covenant set out in clause 20.2 above which shall be tested by reference to the financial statements referred to in that clause and/or each Borrower Compliance Certificate delivered pursuant to clause 19.2 (Provision and contents of Compliance Certificate).

21	General undertakings
Each Borrower undertakes that this clause 21 will be complied with by and in respect of each Obligor and each other Group Member and, where applicable, each Golar MLP Group Member throughout the Facility Period.

21.1	Use of proceeds
The proceeds of Utilisations will be used exclusively for the purposes specified in clause 3 (Purpose).

21.2	Authorisations
Each Obligor will promptly:

(c)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(d)	supply certified copies to the Agent of,
any authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under the Transaction Documents;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(iii)	carry on its business where failure to do so has, or is reasonably likely to have, a Material Adverse Effect.

21.3	Compliance with laws
Each Obligor and each other Group Member will, comply in all respects with all laws and regulations (including Environmental Laws) to which it may be subject.

21.4	Anti-corruption law

21.4.6
No Obligor or other Group Member will directly or indirectly use the proceeds of the Facility for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

21.4.7	Each Obligor shall (and the Borrowers shall ensure that each other Group Member and, following the first Drop-down, each Golar MLP Group Member will):

(a)	conduct its businesses in compliance with applicable anti-corruption laws; and

(b)	maintain policies and procedures designed to promote and achieve compliance with such laws.

21.5	Tax compliance

21.5.4	Each Obligor and each other Group Member shall pay and discharge all Taxes imposed upon it or its assets within the time allowed by law without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)
adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under clause 19.1 (Financial statements); and

(c)	such payment can be lawfully withheld.

21.6	Change of business
Except as approved by the Majority Lenders, KEXIM and K-Sure, no substantial change will be made to the general nature of the business of the Parent, the Obligors or the Group (taken as a whole in the case of the Group) from that carried on at the date of this Agreement.

21.7	Merger and corporate reconstruction
Except as approved by the Lenders and K-Sure:

(d)	no Obligor will enter into any amalgamation, demerger, merger, consolidation, redomiciliation, legal migration or corporate reconstruction; and

(e)	neither the Borrowers nor the Parent will change its corporate structure.

21.8	Further assurance

21.8.1
Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent may reasonably specify (and in such form as the Agent may reasonably require):

(f)
to perfect the Security Interests created or intended to be created by that Obligor under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent provided by or pursuant to the Finance Documents or by law;

(g)
to confer on the Security Agent Security Interests over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security Interest intended to be conferred by or pursuant to the Security Documents;

(h)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents; and/or

(i)	to facilitate the accession by a New Lender to any Security Document following an assignment in accordance with clause 32.1 (Assignments by the Lenders).

21.8.2
Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security Interest conferred or intended to be conferred on the Security Agent by or pursuant to the Finance Documents.

21.9	Negative pledge in respect of Charged Property
Except for Permitted Security Interests, no Obligor will grant or allow to exist any Security Interest over any Charged Property.

21.10	Environmental matters

21.10.3
The Agent will be notified as soon as reasonably practicable of any Environmental Claim being made against any Group Member and, following the first Drop-down, any Golar MLP Group Member or any Fleet Vessel which, if successful to any extent, might have a Material Adverse Effect and of any Environmental Incident which may give rise to such a claim and will be kept regularly and promptly informed in reasonable detail of the nature of, and response to, any such Environmental Incident and the defence to any such claim.

21.10.4	Environmental Laws (and any consents, licences or approvals obtained under them) applicable to Fleet Vessels will not be violated in a way which might have a Material Adverse Effect.

21.11	K-Sure requirements
No Obligor shall act (or omit to act) in a manner that is inconsistent with any requirement of K-Sure under or in connection with a K-Sure Insurance Policy and, in particular:

(a)	each Obligor shall do all that is necessary to ensure that all requirements of K-Sure under or in connection with each K-Sure Insurance Policy are complied with; and

(b)	each Obligor will refrain from acting in any manner which could result in a breach of any requirements of K-Sure under or in connection with a K-Sure Insurance Policy or affect the validity of them.

21.12	K-Sure Policy protection
If at any time in the opinion of the K-Sure Agent, any provision of a Finance Document contradicts or conflicts with any provision of a K-Sure Insurance Policy, the Borrowers will:

(a)	take all steps as the Agent, the K-Sure Agent and/or K-Sure shall require to remove such contradiction or conflict; and

(b)	take all steps as the Agent, the K-Sure Agent and/or K-Sure shall require to ensure that such K-Sure Insurance Policy remains in full force and effect.

22	Dealings with the Ships
Each Borrower undertakes that this clause 22 will be complied with in relation to each Ship throughout the relevant Ship’s Mortgage Period.

22.1	Ship's name and registration

(e)
The Ship's name shall only be changed after prior notice to the Agent and, the relevant Owner shall promptly take all necessary steps to update all applicable insurance, class and registration documents with such change of name.

(f)
The Ship shall be permanently registered in the name of the relevant Owner with the relevant Registry under the laws of its Flag State. Except with approval of the Lenders and K-Sure, the Ship shall not be registered under any other flag or at any other port or fly any other flag (other than that of its Flag State), provided that no such approval shall be required for the registration of a Ship under the flag of another Approved Flag State as long as replacement Security Interests are granted in respect of that Ship (which are, in the opinion of the Lenders, equivalent to those in place prior to such registration) in favour of the Security Agent immediately following the registration of such ship under the flag of that Approved Flag State. If a registration is for a limited period, it shall be renewed at least 45 days before the date it is due to expire and the Agent shall be notified of that renewal at least 30 days before that date.

(g)
Nothing will be done and no action will be omitted if that might result in such registration being forfeited or imperilled or the Ship being required to be registered under the laws of another state of registry.

22.2	Sale or other disposal of a Ship
Except with approval of the Lenders and K-Sure, the relevant Owner will not sell, or agree to, sell, transfer, abandon or otherwise dispose of the relevant Ship or any share or interest in it.

22.3	Performance of Building Contract Documents
The relevant Owner shall duly and punctually observe and perform all the conditions and obligations imposed on it by the Building Contract Documents in relation to the Ship.

22.4	Arbitration under Building Contract Documents
The relevant Owner shall promptly notify the Agent:

(a)	if either party to the Building Contract Documents begins an arbitration under the Building Contract Documents in relation to the Ship;

(b)	of the identity of the arbitrators; and

(c)	of the conclusion of the arbitration and the terms of any arbitration award and, as soon as reasonably practicable, a copy of such arbitration award.

22.5	Notification of certain events
The relevant Owner shall notify the Agent immediately if either party to the Building Contract Documents cancels, rescinds, repudiates or otherwise terminates any Building Contract Document in relation to a Ship (or purports to do so) or rejects the Ship (or purports to do so) or if a dispute arises under such Building Contract Documents.

22.6	Variation to Building Contract Documents
Except with approval (which approval shall not be unreasonably withheld or delayed), a Ship’s Building Contract Documents shall not be varied.

22.7	Manager
Each Ship shall be managed by a technical and a commercial manager. A manager of the Ship shall not be appointed unless that manager and the terms of its appointment are approved (such approval not to be unreasonably withheld or delayed) by the Lenders and it has delivered a duly executed Manager's Undertaking to the Security Agent. There shall be no change to the terms of appointment of a manager whose appointment has been approved unless such change is also approved (such approval not to be unreasonably withheld or delayed).

22.8	Copy of Mortgage on board
A properly certified copy of the relevant Mortgage shall be kept on board the Ship with its papers and shown to anyone having business with the Ship which might create or imply any commitment or Security Interest over or in respect of the Ship (other than a lien for crew's wages and salvage) and to any representative of the Agent or the Security Agent.

22.9	Notice of Mortgage
A framed printed notice of the Ship’s Mortgage shall be prominently displayed in the navigation room and in the Master's cabin of the Ship. The notice must be in plain type and read as follows:
"NOTICE OF MORTGAGE
This Ship is subject to a first mortgage in favour of [here insert name of mortgagee] of [here insert address of mortgagee]. Under the said mortgage and related documents, neither the Owner nor any charterer nor the Master of this Ship has any right, power or authority to create, incur or permit to be imposed upon this Ship any commitments or encumbrances whatsoever other than for crew's wages and salvage".
No-one will have any right, power or authority to create, incur or permit to be imposed upon the Ship any lien whatsoever other than for crew's wages and salvage.

22.10	Conveyance on default
Where the Ship is (or is to be) sold in exercise of any power conferred by the Security Documents, the relevant Owner shall, upon the Agent's request, immediately execute such form of transfer of title to the Ship as the Agent may require.

22.11	Chartering

22.11.3
Except with approval of the Lenders and K-Sure (which approval shall not be unreasonably withheld or delayed), the relevant Owner shall not enter into any charter commitment for a Ship, which is a bareboat or demise charter or passes possession and operational control of the Ship to another person.

22.11.4
If an Owner enters into any charter commitment for a Ship capable of lasting 24 months or longer it shall provide to the Agent and the K-Sure Agent or, as the case may be, the Security Agent, or its duly authorised representative, in form and substance satisfactory to the Agent and the K-Sure Agent or, as the case may be, the Security Agent:

(a)	a duly executed Charter Assignment in respect of such charter commitment;

(b)	duly executed notices of assignment and acknowledgements of those notices as required by the Charter Assignment;

(c)	a duly executed Quiet Enjoyment Letter, if required by a charterer;

(d)	a copy, certified by an approved person to be a true and complete copy of the Charter Documents in respect of such charter commitment; and

(e)
such documents and evidence set out in items 1 and 2 of part 1 of Schedule 3, provided that such items shall be limited to the Obligors signing the documents referred to in (a) to (d) above (and all documents or instruments required thereunder).

22.12	Lay up
Except with approval (which approval shall not be unreasonably withheld or delayed), the Ship shall not be laid up or deactivated.

22.13	Sharing of Earnings
Except with approval (which approval shall not be unreasonably withheld or delayed), the relevant Owner shall not enter into any arrangement under which its Earnings from the Ship may be shared with anyone else.

22.14	Payment of Earnings
The relevant Owner's Earnings from the Ship shall be paid in the way required by the Ship’s General Assignment.

23	Condition and operation of the Ships
Each Borrower undertakes that this clause 23 will be complied with in relation to each Mortgaged Ship throughout the relevant Ship's Mortgage Period.

23.1	Defined terms
In this clause 23 and in Schedule 3 (Conditions precedent):
applicable code means any code or prescribed procedures required to be observed by the Ship or the persons responsible for its operation under any applicable law (including but not limited to those currently known as the ISM Code and the ISPS Code).
applicable law means all laws and regulations applicable to vessels registered in the Ship’s Flag State or which for any other reason apply to the Ship or to its condition or operation at any relevant time.
applicable operating certificate means any certificates or other document relating to the Ship or its condition or operation required to be in force under any applicable law or any applicable code.

23.2	Repair
The Ship shall be kept in a good, safe and efficient state of repair. The quality of workmanship and materials used to repair the Ship or replace any damaged, worn or lost parts or equipment shall be sufficient to ensure that the Ship's value is not reduced.

23.3	Modification
Except with approval, the structure, type or performance characteristics of the Ship shall not be modified in a way which could or might materially alter the Ship or materially reduce its value.

23.4	Removal of parts
Except with approval, no material part of the Ship or any equipment shall be removed from the Ship if to do so would materially reduce its value (unless at the same time it is replaced with equivalent parts or equipment owned by the relevant Owner free of any Security Interest except under the Security Documents).

23.5	Third party owned equipment
Except with approval, equipment owned by a third party shall not be installed on the Ship if it cannot be removed without risk of causing damage to the structure or fabric of the Ship or incurring significant expense.

23.6	Maintenance of class; compliance with laws and codes
The Ship's class shall be the relevant Classification. The Ship and every person who owns, operates or manages the Ship shall comply with all applicable laws and the requirements of all applicable codes. There shall be kept in force and on board the Ship or in such person’s custody any applicable operating certificates which are required by applicable laws or applicable codes to be carried on board the Ship or to be in such person’s custody.

23.7	Surveys
The Ship shall be submitted to continuous surveys and any other surveys which are required for it to maintain the Classification as its class. Copies of reports of those surveys shall be provided promptly to the Agent if it so requests.

23.8	Inspection and notice of dry-dockings
The Agent and/or surveyors or other persons appointed by it for such purpose shall be allowed to board the Ship at all reasonable times to inspect it and given all proper facilities needed for that purpose, which right shall only be exercised once per calendar year in respect of each Ship or, if a Default has occurred, at any further times whilst such Default is continuing. The Agent shall be given reasonable advance notice of any intended dry-docking of the Ship (whatever the purpose of that dry-docking).

23.9	Prevention of arrest
All debts, damages, liabilities and outgoings which have given, or may give, rise to maritime, statutory or possessory liens on, or claims enforceable against, the Ship, its Earnings or Insurances shall be promptly paid and discharged.

23.10	Release from arrest
The Ship, its Earnings and Insurances shall promptly be released from any arrest, detention, attachment or levy, and any legal process against the Ship shall be promptly discharged, by whatever action is required to achieve that release or discharge.

23.11	Information about the Ship
The Agent shall promptly be given any information which it may reasonably require about the Ship or its employment, position, use or operation, including details of towages and salvages, and copies of all its charter commitments entered into by or on behalf of any Obligor and copies of any applicable operating certificates.

23.12	Notification of certain events
The Agent shall promptly be notified of:

(f)	any damage to the Ship where the cost of the resulting repairs may exceed the Major Casualty Amount for such Ship;

(g)	any occurrence which may result in the Ship becoming a Total Loss;

(h)	any requisition of the Ship for hire;

(i)	any Environmental Incident involving the Ship and Environmental Claim being made in relation to such an incident;

(j)	any withdrawal or threat to withdraw any applicable operating certificate;

(k)	the issue of any operating certificate required under any applicable code;

(l)	the receipt of notification that any application for such a certificate has been refused;

(m)
any requirement or recommendation made in relation to the Ship by any insurer or the Ship’s Classification Society or by any competent authority which is not, or cannot be, complied with in the manner or time required or recommended; and

(n)	any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or its Earnings or Insurances.

23.13	Payment of outgoings
All tolls, dues and other outgoings whatsoever in respect of the Ship and its Earnings and Insurances shall be paid promptly. Proper accounting records shall be kept of the Ship and its Earnings.

23.14	Evidence of payments
The Agent shall be allowed proper and reasonable access to those accounting records when it requests it and, when it requires it, shall be given satisfactory evidence that:

(a)	the wages and allotments and the insurance and pension contributions of the Ship's crew are being promptly and regularly paid;

(b)	all deductions from its crew's wages in respect of any applicable Tax liability are being properly accounted for; and

(c)	the Ship's master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress.

23.15	Repairers' liens
Except with approval (which approval shall not be unreasonably withheld or delayed), the Ship shall not be put into any other person's possession for work to be done on the Ship if the cost of that work will exceed or is likely to exceed the Major Casualty Amount for such Ship unless that person gives the Security Agent a written undertaking in approved terms not to exercise any lien on the Ship or its Earnings for any of the cost of such work.

23.16	Survey report
As soon as reasonably practicable after the Agent requests it, the Agent shall be given a report on the seaworthiness and/or safe operation of the Ship, from approved surveyors or inspectors. This right shall only be exercised once per calendar year in respect of each Ship or, if a Default has occurred, at any further times whilst such Default is continuing. If any recommendations are made in such a report they shall be complied with in the way and by the time recommended in the report.

23.17	Lawful use
The Ship shall not be employed:

(a)	in any way or in any activity which is unlawful under international law or the domestic laws of any relevant country;

(b)	in carrying illicit or prohibited goods;

(c)	in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated;

(d)	in any manner contrary to any applicable European Union, United Nations, United Kingdom and/or United States sanctions; or

(e)	if there are hostilities in any part of the world (whether war has been declared or not), in carrying contraband goods and the persons responsible for the operation of the Ship shall take all necessary and proper precautions to ensure that this does not happen.

23.18	War zones
Except with approval (which approval shall not be unreasonably withheld or delayed), the Ship shall not enter or remain in any zone which has been declared a war zone by any government entity or the Ship's war risk insurers. If approval is granted for it to do so, any requirements of the Agent and/or the Ship's insurers necessary to ensure that the Ship remains properly insured in accordance with the Finance Documents (including any requirement for the payment of extra insurance premiums) shall be complied with.

24	Insurance
Each Borrower undertakes that this clause 24 shall be complied with in relation to each Mortgaged Ship and its Insurances throughout the relevant Ship's Mortgage Period.

24.1	Insurance terms
In this clause 24:
excess risks means the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances of a vessel in consequence of the value at which the vessel is assessed for the purpose of such claims exceeding its insured value.
excess war risk P&I cover means cover for claims only in excess of amounts recoverable under the usual war risk cover including (but not limited to) hull and machinery, crew and protection and indemnity risks.
hull cover means insurance cover against the risks identified in clause 24.2(a).
minimum hull cover means, in relation to a Ship, an amount equal at the relevant time to the higher of (a) 120 per cent of such proportion of the Available Facility as is equal to the proportion which the market value of such Ship bears to the aggregate of the market values of all of the Ships at the relevant time and (b) the market value of the Ship.
P&I risks means the usual risks (including liability for oil pollution, excess war risk P&I cover) covered by a protection and indemnity association which is a member of the International Group of protection and indemnity associations (or, if the International Group ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover).

24.2	Coverage required
The Ship shall at all times be insured:

(a)
against fire and usual marine risks (including excess risks) and war risks (including war protection and indemnity risks and terrorism risks, piracy and confiscation risks) on an agreed value basis, for at least its minimum hull cover, Provided that, in the event that part of the agreed insurable value of the Ship is insured by way of an increased value policy (or, in the case of cover under the Nordic Marine Insurance Plan, a hull interest policy), the hull and machinery marine risks policy shall be for an amount of not less than 80 per cent of the agreed insurable value, unless the relevant approved brokers or approved insurers have confirmed in writing to the Agent that such hull and machinery marine risks policy provides that the conditions for condemnation will be met when any casualty damage to the Ship is sufficiently extensive that the cost of repairing the Ship exceeds the amount insured under the hull and machinery marine risks policy, in which case the hull and machinery marine risks policy shall be for an amount of not less than 66 2/3 per cent of the agreed insurable value;

(b)
against P&I risks for the highest amount then available in the insurance market for vessels of similar age, size and type as the Ship (but, in relation to liability for oil pollution, for an amount of not less than $1,000,000,000 or such other amounts of coverage as provided by the relevant P&I club);

(c)
against loss of earnings in an amount approved by the Agent, Provided that such insurance shall not be required, in relation to any Ship which is to be laid or deactivated for a period exceeding three months, whilst such Ship is so laid up or deactivated and, in relation to any Ship undergoing modifications, for the period whilst such Ship is undergoing modifications;

(d)	against such other risks and matters which the Agent notifies it that it considers reasonable for a prudent shipowner or operator to insure against at the time of that notice; and

(e)	on terms which comply with the other provisions of this clause 24.

24.3	Placing of cover
The insurance coverage required by clause 24.2 (Coverage required) shall be:

(a)	in the name of the Ship's Owner and (in the case of the Ship's hull cover) no other person (other than the Security Agent if required by it) unless such other person:

(i)	is approved (which approval shall not be unreasonably withheld or delayed); and

(ii)	if so required by the Agent (acting on the instructions of the Majority Lenders), has:

(A)	duly executed and delivered a first priority assignment of its interest in the Ship's Insurances to the Security Agent in an approved form; and

(B)	provided such supporting documents and opinions in relation to that assignment as the Agent requires);

(b)
if the Agent (acting on the instructions of the Majority Lenders) so requests, in the joint names of the Ship's Owner and the Security Agent (and, to the extent reasonably practicable in the insurance market, without liability on the part of the Security Agent for premiums or calls);

(c)	in dollars or another approved currency;

(d)	arranged through approved brokers or direct with approved insurers or protection and indemnity or war risks associations; and

(e)	on terms approved by the Agent (acting on the instructions of the Majority Lenders) and with insurers or associations approved by the Agent (acting on the instructions of the Majority Lenders).

24.4	Deductibles
The aggregate amount of any excess or deductible under the Ship's hull cover shall not exceed an approved amount.

24.5	Mortgagee's insurance

24.5.3
Subject to clause 24.5.2, the Borrowers shall promptly reimburse to the Agent the cost (as conclusively certified by the Agent) of taking out and keeping in force in respect of the Ship and the other Ships on approved terms, or in considering or making claims under:

(a)	a mortgagee's interest insurance for the benefit of the Finance Parties for an aggregate amount up to 120 per cent of the Available Facility; and

(b)
any other insurance cover which the Agent (acting on the instructions of the Majority Lenders) reasonably requires in respect of any Finance Party's interests and potential liabilities (whether as mortgagee of the Ship or beneficiary of the Security Documents), provided that the taking out of such cover is in accordance with the then current market practice within the shipping finance industry for ships of the type of the Ships.

24.5.4
The Agent shall provide the Borrowers with a quote for any insurance cover to be taken out pursuant to clause 24.5.1 and if, within three Business Days of being provided with such quote, the Borrowers provide the Agent with a competing quote from an approved broker or insurance provider who is willing to provide such insurance cover at a lower price but otherwise on approved terms, then the Agent shall take out such insurance on the terms of the competing quote.

24.5.5
The Agent shall take out mortgagee's interest insurance (on the terms provided under clauses 24.5.1(a) and 24.5.2) prior to the Delivery of the Ship (with effect from the Ship’s Delivery Date) and keep such mortgagee's interest insurance in force in respect of the Ship throughout the Mortgage Period of that Ship.

24.6	Fleet liens, set off and cancellations
If the Ship's hull cover also insures other vessels, the Security Agent shall either be given an undertaking in approved terms by the brokers or (if such cover is not placed through brokers or the brokers do not, under any applicable laws or insurance terms, have such rights of set off and cancellation) the relevant insurers that the brokers or (if relevant) the insurers will not:

(a)	set off against any claims in respect of the Ship any premiums due in respect of any of such other vessels insured (other than other Mortgaged Ships); or

(b)	cancel that cover because of non-payment of premiums in respect of such other vessels, or the Borrowers shall ensure that hull cover for the Ship and any other Mortgaged Ships is provided under a separate policy from any other vessels.

24.7	Payment of premiums
All premiums, calls, contributions or other sums payable in respect of the Insurances shall be paid punctually and the Agent shall be provided with all relevant receipts or other evidence of payment upon request.

24.8	Details of proposed renewal of Insurances
At least fourteen days before any of the Ship’s Insurances are due to expire, the Agent shall be notified of the names of the brokers, insurers and associations proposed to be used for the renewal of such Insurances and the amounts, risks and terms in, against and on which the Insurances are proposed to be renewed.

24.9	Instructions for renewal
At least seven days before any of the Ship’s Insurances are due to expire, instructions shall be given to brokers, insurers and associations for them to be renewed or replaced on or before their expiry.

24.10	Confirmation of renewal
The Ship’s Insurances shall be renewed upon their expiry in a manner and on terms which comply with this clause 24 and confirmation of such renewal given by approved brokers or insurers to the Agent at least seven days (or such shorter period as may be approved) before such expiry.

24.11	P&I guarantees
Any guarantee or undertaking required by any protection and indemnity or war risks association in relation to the Ship shall be provided when required by the association.

24.12	Insurance documents
The Agent shall be provided with pro forma copies of all insurance policies and other documentation issued by brokers, insurers and associations in connection with the Ship's Insurances as soon as they are available after they have been placed or renewed and all insurance policies and other documents relating to the Ship’s Insurances shall be deposited with any approved brokers or (if not deposited with approved brokers) the Agent or some other approved person.

24.13	Letters of undertaking
Unless otherwise approved where the Agent is satisfied that equivalent protection is afforded by the terms of the relevant Insurances and/or any applicable law and/or a letter of undertaking provided by another person, on each placing or renewal of the Insurances, the Agent shall be provided promptly with letters of undertaking in an approved form (having regard to general insurance market practice and law at the time of issue of such letter of undertaking) from the relevant brokers, insurers and associations.

24.14	Insurance Notices and Loss Payable Clauses
The interest of the Security Agent as assignee of the Insurances shall be endorsed on all insurance policies and other documents by the incorporation of a Loss Payable Clause and an Insurance Notice in respect of the Ship and its Insurances signed by its Owner and, unless otherwise approved (which approval shall not be unreasonably withheld or delayed), each other person assured under the relevant cover (other than the Security Agent if it is itself an assured).

24.15	Insurance correspondence
If so required by the Agent (acting on the instructions of the Majority Lenders), the Agent shall be provided with copies of all material (or, following a Default which is continuing, all) written communications between the assureds and brokers, insurers and associations relating to any of the Ship’s Insurances as soon as they are available.

24.16	Qualifications and exclusions
All requirements applicable to the Ship’s Insurances shall be complied with and the Ship’s Insurances shall only be subject to approved exclusions or qualifications.

24.17	Independent report

24.17.1
If the Agent asks the Borrowers for a detailed report from an approved independent firm of marine insurance brokers giving their opinion on the adequacy of the Ship’s Insurances then the Agent shall be provided promptly with such a report.

24.17.2	The following such reports shall be provided at no cost to the Agent or (if the Agent obtains such a report itself) the Borrowers shall reimburse the Agent for the cost of obtaining that report:

(a)	one such report per calendar year;

(b)	one further such report following any material change (in the opinion of the Agent acting on the instructions of the Majority Lenders (acting reasonably)) to the Ship’s Insurances; or

(c)	any further such reports requested at any time during which a Default has occurred and is continuing.

24.17.3
The cost of any reports requested by the Agent under clause 24.17.1 in excess of those for the account of the Borrowers under clause 24.17.2 shall be for the account of the Lenders but the Borrowers shall nonetheless provide the Agent with such information as it requires in order to obtain such a report.

24.18	Collection of claims
All documents and other information and all assistance required by the Agent to assist it and/or the Security Agent in trying to collect or recover any claims under the Ship’s Insurances shall be provided promptly.

24.19	Employment of Ship
The Ship shall only be employed or operated in conformity with the terms of the Ship’s Insurances (including any express or implied warranties) and not in any other way (unless the insurers have consented and any additional requirements of the insurers have been satisfied).

24.20	Declarations and returns
If any of the Ship’s Insurances are on terms that require a declaration, certificate or other document to be made or filed before the Ship sails to, or operates within, an area, those terms shall be complied with within the time and in the manner required by those Insurances.

24.21	Application of recoveries
All sums paid under the Ship’s Insurances to anyone other than the Security Agent shall be applied in repairing the damage and/or in discharging the liability in respect of which they have been paid except to the extent that the repairs have already been paid for and/or the liability already discharged.

24.22	Settlement of claims
Any claim under the Ship’s Insurances for a Total Loss or Major Casualty shall only be settled, compromised or abandoned with prior approval of the Lenders (which approval, in the case of a Major Casualty and provided there is no Default which is continuing, shall not be unreasonably withheld or delayed).

24.23	Change in insurance requirements
If the Agent (acting on the instructions of the Majority Lenders) gives notice to the Borrowers to change the terms and requirements of this clause 24 (which the Agent may only do, in such manner as it considers appropriate, as a result in changes of circumstances or practice after the date of this Agreement and in order to better align the terms and requirements of this clause 24 with the then current market practice within the shipping finance industry for ships of the type of the Ships), this clause 24 shall be modified in the manner so notified by the Agent on the date 14 days after such notice from the Agent is received.

25	Minimum security value
Each Borrower undertakes that this clause 25 will be complied with throughout any Mortgage Period.

25.1	Valuation of assets
For the purpose of the Finance Documents, the value at any time of any Mortgaged Ship or any other asset over which additional security is provided under this clause 25 will be its value as most recently determined in accordance with this clause 25 or, if no such value has been obtained, its value under any valuation provided pursuant to clause 4 (Conditions of Utilisation).

25.2	Valuation frequency
Valuation of each Mortgaged Ship and each such other asset in accordance with this clause 25 may be required by the Agent, KEXIM or K-Sure at any time.

25.3	Expenses of valuation
The Borrowers shall bear, and reimburse to the Agent where incurred by the Agent, all costs and expenses of providing:

(f)
in the calendar year in which a Mortgaged Ship’s Delivery Date occurred, one set of valuations of that Mortgaged Ship (which shall not include the costs and expenses of providing any valuations required under clause 4 (Conditions of Utilisation) which shall also be for the account of the Borrowers)

(g)
in any other calendar year, two sets of valuations of each Mortgaged Ship which is not owned by a Relevant Borrower per calendar year and one set of valuations of each Mortgaged Ship which is owned by a Relevant Borrower per calendar year (which shall, in each case, not include the costs and expenses of providing any valuations required under clause 4 (Conditions of Utilisation) which shall also be for the account of the Borrowers);

(h)	in addition to those referred to in (a) above, any sets of valuations carried out at any time when an Event of Default has occurred and is continuing;

(i)
in addition to those referred to in (a) above, any sets of valuations requested by the Agent (acting on the instructions of the Majority Lenders), KEXIM or K-Sure in connection with any Utilisation and carried out not more than 20 days prior to the Utilisation Date for such Utilisation.

25.4	Valuations procedure
The value of any Mortgaged Ship shall be determined in accordance with, and by valuers approved and appointed in accordance with, this clause 25. Additional security provided under this clause 25 shall be valued in such a way, on such a basis and by such persons (including the Agent itself) as may be approved (which approval shall not be unreasonably withheld) by the Lenders and K-Sure or as may be agreed in writing by the Borrowers and the Agent (on the instructions of the Lenders). Where additional security is held as security for more than one Advance, the Agent shall allocate the value of such security as between the affected Advances pro-rata to the shortfall of such affected Advances.

25.5	Currency of valuation
Valuations shall be provided by valuers in dollars or, if a valuer is of the view that the relevant type of vessel is generally bought and sold in another currency, in that other currency. If a valuation is provided in another currency, for the purposes of this Agreement it shall be converted into dollars at the Agent's spot rate of exchange for the purchase of dollars with that other currency as at the date to which the valuation relates.

25.6	Basis of valuation
Each valuation will be addressed to the Agent in its capacity as such and made:

(a)	without physical inspection (unless required by the Agent);

(b)	on the basis of a sale for prompt delivery for a price payable in full in cash on delivery at arm's length on normal commercial terms between a willing buyer and a willing seller; and

(c)	without taking into account the benefit or the burden of any charter commitment.

25.7	Information required for valuation
The Borrowers shall promptly provide to the Agent and any such valuer any information which they reasonably require for the purposes of providing such a valuation.

25.8	Approval of valuers
All valuers must have been approved (which approval shall not be unreasonably withheld). The Agent may (acting on the instructions of the Majority Lenders, KEXIM and K-Sure) from time to time notify the Borrowers of approval of one or more independent ship brokers as valuers for the purposes of this clause 25. The Agent shall (following receipt of instructions of the Majority Lenders, KEXIM and K-Sure) respond promptly to any request by the Borrowers for approval of a broker nominated by the Borrowers. The Agent may (acting on the instructions of the Majority Lenders, KEXIM and K-Sure) at any time by notice to the Borrowers withdraw any previous approval of a valuer for the purposes of future valuations. That valuer may not then be appointed to provide valuations unless it is once more approved. If the Agent has not approved at least three brokers as valuers at a time when a valuation is required under this clause 25, the Agent shall (acting on the instructions of the Majority Lenders, KEXIM and K-Sure) promptly notify the Borrowers of the names of at least three valuers which are approved (which approval shall not be unreasonably withheld). The approved valuers as at the date of this Agreement are RS Platou ASA, Clarkson plc, Braemar Seascope Limited and Fearnleys AS.

25.9	Appointment of valuers
When a valuation is required for the purposes of this clause 25, the Agent (acting on the instructions of the Majority Lenders, KEXIM and K-Sure) or, if so approved (which approval shall not be unreasonably withheld) at that time, the Borrowers shall promptly appoint approved valuers to provide such a valuation. If the Borrowers are approved to appoint valuers but fail to do so promptly, the Agent may appoint approved valuers to provide that valuation.

25.10	Number of valuers
Each valuation must be carried out by two approved valuers of whom one shall be nominated by the Agent and the other by the Borrowers. If the Borrowers fail promptly to nominate a second valuer then the Agent may (acting on the instructions of the Majority Lenders) nominate the second valuer.

25.11	Differences in valuations
If valuations provided by individual valuers differ, the value of the relevant Mortgaged Ship for the purposes of the Finance Documents will be the mean average of those valuations and, if any valuer provides a range of values for a Mortgaged Ship, the value of such Mortgaged Ship for the purposes of the Finance Documents will be the mean average of the values comprising such range. If the higher of the two valuations obtained pursuant to clause 25.10 is more than 110 per cent of the lower of the two valuations then a third valuation may be obtained by the Agent (acting on the instructions of the Majority Lenders) from a third approved valuer and the value of the relevant ship for the purposes of the Finance Documents will be the mean average of those three valuations

25.12	Security shortfall

25.12.3
If at any time the Security Value is less than the Minimum Value, the Agent may, and shall, if so directed by the Majority Lenders, by notice to the Borrowers require that such deficiency be remedied. The Borrowers shall then within 30 days of receipt of such notice ensure that the Security Value equals or exceeds the Minimum Value. For this purpose, the Borrowers may:

(a)	provide additional security over other assets approved by the Lenders and K-Sure in accordance with this clause 25; and/or

(b)	cancel part of the affected Advance or Advances under clause 7.6 (Voluntary cancellation) and prepay under clause 7.7 (Voluntary prepayment).

25.12.4	Any cancellation or prepayment pursuant to clause 25.12.1(b) shall be made:

(a)	on not less than on five Business Days' notice instead of the period required by clauses 7.6 (Voluntary cancellation) and 7.7 (Voluntary prepayment);

(b)	without any requirement as to any minimum amount required by clauses 7.6 (Voluntary cancellation) and 7.7 (Voluntary prepayment); and

(c)
such that any such cancellation and prepayment shall be applied in relation to the affected Advance or Advances only. Therefore (i) any cancellation of part of an Advance pursuant to this clause 25.12 shall reduce the Total Commitments by the same amount and shall reduce the Commitments and the Facility Commitments forming part of that Advance pro rata and (ii) any prepayment of part of an Advance pursuant to this clause 25.12 shall be applied to each Loan pro rata but against that Advance only.

25.13	Creation of additional security
The value of any additional security which the Borrowers offer to provide to remedy all or part of a shortfall in the amount of the Security Value will only be taken into account for the purposes of determining the Security Value if and when:

(a)	that additional security, its value and the method of its valuation have been approved by the Lenders and K-Sure;

(b)	if applicable, the Agent has allocated the value of such additional security between any Advances in respect of which such security has been granted in the manner provided under clause 25.4;

(c)	a Security Interest over that security has been constituted in favour of the Security Agent or (if appropriate) the Finance Parties in an approved form and manner;

(d)	this Agreement has been unconditionally amended in such manner as the Agent requires in consequence of that additional security being provided; and

(e)
the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to that amendment and additional security including documents and evidence of the type referred to in Schedule 3 in relation to that amendment and additional security and its execution and (if applicable) registration.

26	Chartering undertakings
Each Borrower undertakes that this clause 26 will be complied with in relation to each Mortgaged Ship which is subject to a Charter and its Charter Documents throughout the relevant Ship's Mortgage Period.

26.1	Variations
Except with approval (which approval shall not be unreasonably withheld or delayed), the Charter Documents shall not be varied.

26.2	Releases and waivers
Except with approval (which approval shall not be unreasonably withheld or delayed), there shall be no release by the relevant Owner of any obligation of any other person under the Charter Documents (including by way of novation), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.

26.3	Termination by relevant Owner
Except with approval, the relevant Owner shall not terminate or rescind any Charter Document or withdraw the Ship from service under the Charter or take any similar action.

26.4	Charter performance
The relevant Owner shall perform its obligations under the Charter Documents and use its best endeavours to ensure that each other party to them performs their obligations under the Charter Documents.

26.5	Notice of assignment
The relevant Owner shall give notice of assignment of the Charter Documents to the other parties to them in the form specified by the relevant Charter Assignment and shall ensure that the Agent receives a copy of that notice acknowledged by each addressee in the form specified therein promptly thereafter.

26.6	Payment of Charter Earnings
All Earnings which the relevant Owner is entitled to receive under the Charter Documents shall be paid into the relevant Owner’s Earnings Account or, following an Event of Default, in the manner required by the Security Documents.

27	Bank accounts
Each Borrower undertakes that this clause 27 will be complied with throughout the Facility Period.

27.1	Earnings Account

27.1.3	An Obligor or all of the Obligors jointly shall be the holder(s) of one or more Accounts with an Account Bank which is designated as an "Earnings Account" for the purposes of the Finance Documents.

27.1.4
The Earnings of the Mortgaged Ships and all moneys payable to the relevant Owner under the Ship’s Insurances and any net amount payable to the Borrowers under any Hedging Contract shall be paid by the persons from whom they are due to an Earnings Account unless required to be paid to the Security Agent under the relevant Finance Documents.

27.1.5	The relevant Account Holder(s) shall not withdraw amounts standing to the credit of an Earnings Account except as permitted by clause 27.1.4.

27.1.6
If there is no continuing Default or Event of Default and subject as otherwise prohibited under this Agreement, the Borrowers shall be entitled to deal freely with amounts standing to the credit of any Earnings Accounts for which it is the Account Holder, unless, if as a result of any such disposition, a Default or Event of Default would occur.

27.2	Blocked Deposit Account

27.2.6	Each Borrower shall be the holder of one or more Accounts with the Account Bank which is designated as a “Blocked Deposit Account” for the purposes of the Finance Documents.

27.2.7	There shall be paid into the relevant Blocked Deposit Account such amounts as are required to be paid in accordance with clause 20.2.2.

27.2.8
The Borrowers shall only be entitled to withdraw amounts standing to the credit of a Blocked Deposit Account in accordance with clause 20.2.3 and shall not withdraw amounts standing to the credit of a Blocked Deposit Account at any time when an Event of Default has occurred which is continuing.

27.3	Other provisions

27.3.2	An Account may only be designated for the purposes described in this clause 27 if:

(a)	it is situated in a jurisdiction acceptable to the Lenders and K-Sure;

(b)
such designation is made in writing by the Agent and acknowledged by the Borrowers and specifies the name and address of the Account Bank and the number and any designation or other reference attributed to the Account;

(c)	an Account Security has been duly executed and delivered by the relevant Account Holder in favour of the Security Agent;

(d)	any notice required by the Account Security to be given to an Account Bank has been given to, and acknowledged by, the Account Bank in the form required by the relevant Account Security; and

(e)
the Agent, or its duly authorised representative, has received such documents and evidence it may require in relation to the Account and the Account Security including documents and evidence of the type referred to in Schedule 3 in relation to the Account and the relevant Account Security.

27.3.3
The rates of payment of interest and other terms regulating any Account will be a matter of separate agreement between the relevant Account Holder(s) and an Account Bank. If an Account is a fixed term deposit account, the relevant Account Holder(s) may select the terms of deposits until the relevant Account Security has become enforceable and the Security Agent directs otherwise.

27.3.4
The relevant Account Holder(s) shall not close any Account or alter the terms of any Account from those in force at the time it is designated for the purposes of this clause 27 or waive any of its rights in relation to an Account except with approval (which approval, except in the case of a closure of an Account, shall not be unreasonably withheld or delayed).

27.3.5
The relevant Account Holder(s) shall deposit with the Security Agent all certificates of deposit, receipts or other instruments or securities relating to any Account, notify the Security Agent of any claim or notice relating to an Account from any other party and provide the Agent with any other information it may request concerning any Account.

27.3.6
Each of the Agent and the Security Agent agrees that if it is an Account Bank in respect of an Account then there will be no restrictions on creating a Security Interest over that Account as contemplated by this Agreement and it shall not exercise any right of combination, consolidation or set-off which it may have in respect of that Account in a manner adverse to the rights of the other Finance Parties.

28	Business restrictions
Except as otherwise approved by the Majority Lenders, KEXIM and K-Sure, each Borrower undertakes that this clause 28 will be complied with by and in respect of each Borrower (or in the case of clauses 28.8, 28.12 and 28.13, each Obligor) throughout the Facility Period.

28.1	General negative pledge

28.1.9	No Borrower shall permit any Security Interest to exist, arise or be created or extended over all or any part of its assets.

28.1.10	Clause 28.1.1 above does not apply to any Security Interest, listed below:

(f)	those granted or expressed to be granted by any of the Security Documents;

(g)	Permitted Security Interests;

(h)	(except in relation to Charged Property) any other lien arising by operation of law in the ordinary course of trading and not as a result of any default or omission by any Borrower.

28.2	Transactions similar to security

28.2.7	Without prejudice to clause 28.3 (Financial Indebtedness) and 28.6 (Disposals), the Borrowers shall not;

(a)
sell, transfer or otherwise dispose of any of its assets on terms whereby that asset is or may be leased to, or re-acquired by, any Affiliate other than pursuant to disposals permitted under clause 28.6 (Disposals);

(b)	sell, transfer, factor or otherwise dispose of any of its receivables on recourse terms (except for the discounting of bills or notes in the ordinary course of business);

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect.

28.2.8	Clause 28.2.1 above does not apply to an arrangement or transaction listed below:

(a)	those granted or expressed to be granted by any of the Security Documents;

(b)	Permitted Security Interests;

(c)	(except in relation to Charged Property) any other lien arising by operation of law in the ordinary course of trading and not as a result of any default or omission by any Borrower.

28.3	Financial Indebtedness
No Borrower shall incur or permit to exist, any Financial Indebtedness owed by it to anyone else except:

(a)	Financial Indebtedness incurred under the Finance Documents and Hedging Contracts for Hedging Transactions entered into pursuant to clause 29.1 (Hedging);

(b)
Financial Indebtedness owed to another Group Member provided that such Financial Indebtedness is fully subordinated to all amounts payable by the Borrowers under the Finance Documents and in a manner and on terms acceptable to all of the Lenders;

(c)	Financial Indebtedness owed to trade creditors of the Group given in the ordinary course of its business; and

(d)	Financial Indebtedness permitted under clause 28.4 (Guarantees).

28.4	Guarantees
No Borrower shall give or permit to exist, any guarantee by it in respect of indebtedness of any person or allow any of its indebtedness to be guaranteed by anyone else except:

(a)	guarantees entered into under the Finance Documents;

(b)	guarantees in favour of trade creditors of the Group given in the ordinary course of its business; and

(c)	guarantees which are Financial Indebtedness permitted under clause 28.2 (Financial Indebtedness).

28.5	Bank accounts and financial transactions
No Borrower shall:

(e)	maintain any current or deposit account with a bank or financial institution except for the Accounts;

(f)	hold cash in any account (other than an Account); or

(g)	be party to any banking or financial transaction, whether on or off balance sheet, that is not expressly permitted under this clause 28 (Business restrictions).

28.6	Disposals
No Borrower shall enter into a single transaction or a series of transactions, whether related or not and whether voluntarily or involuntarily, to dispose of any asset except for any of the following disposals so long as they are not prohibited by any other provision of the Finance Documents:

(e)	disposals of assets made in (and on terms reflecting) the ordinary course of trading of the disposing entity;

(f)	disposals permitted by clauses 28.1 (General negative pledge) or 28.2 (Financial Indebtedness); and

(g)	the application of cash or cash equivalents in the acquisition of assets or services in the ordinary course of its business.

28.7	Chartering-in
No Borrower shall charter-in or hire any vessel from any person.

28.8	Contracts and arrangements with Affiliates
No Obligor shall be party to any arrangement or contract with any of its Affiliates unless such arrangement or contract is on an arm's length basis.

28.9	Subsidiaries
No Borrower shall establish or acquire a company or other entity.

28.10	Acquisitions and investments
No Borrower shall acquire any person, business, assets or liabilities or make any investment in any person or business or enter into any joint-venture arrangement, without the approval of all of the Lenders, except:

(i)	capital expenditures or investments related to maintenance of a Ship in the ordinary course of its business;

(j)	acquisitions of assets in the ordinary course of business (not being new businesses or vessels);

(k)	the incurrence of liabilities in the ordinary course of its business;

(l)	any loan or credit permitted under this Agreement; or

(m)	pursuant to any Transaction Documents to which it is party.

28.11	Reduction of capital
No Borrower shall redeem or purchase or otherwise reduce any of its equity or any other share capital or any warrants or any uncalled or unpaid liability in respect of any of them or reduce the amount (if any) for the time being standing to the credit of its share premium account or capital redemption or other undistributable reserve in any manner unless permitted pursuant to clause 28.12 (Distributions and other payments).

28.12	Distributions and other payments
No Obligor shall:

(d)
declare or pay (including by way of set-off, combination of accounts or otherwise) any dividend or redeem or make any other distribution or payment (whether in cash or in specie), including any interest and/or unpaid dividends, in respect of its equity or any other share capital or any warrants for the time being in issue; or

(e)
make any payment (including by way of set-off, combination of accounts or otherwise) by way of interest, or repayment, redemption, purchase or other payment, in respect of any shareholder loan, loan stock or similar instrument;

except, in the case of the Borrowers, to its Holding Company and, in the case of each Obligor, unless no Default and/or Event of Default is continuing or would occur as a result of the declaration or payment.

28.13	Application of FATCA
The Borrowers shall promptly notify the Agent if any Obligor becomes or ceases to be a FATCA FFI or a US Tax Obligor, provided that, in the absence of dishonesty, wilful misconduct or gross negligence and without prejudice to any other remedies available to the Finance Parties, a breach of this clause 28.13 shall be disregarded for the purpose of determining whether an Event of Default or Default has occurred

29	Hedging Contracts
Each Borrower undertakes that this clause 29 will be complied with throughout the Facility Period.

29.1	Hedging

29.1.9
If, at any time during the Facility Period, a Borrower wishes to enter into any Treasury Transaction so as to hedge all or any part of its exposure under this Agreement to interest rate fluctuations, they shall advise the Agent in writing.

29.1.10
The Borrowers agree that they shall not enter into a speculative hedging transaction (which would include hedging transactions which are: (a) not entered into to hedge a real risk or exposure which the Borrowers have or (b) entered into by the Borrowers for the main purpose of financial losses or gains) under any Treasury Transaction with a Hedging Provider.

29.1.11
Subject to clause 29.1.5, any such Treasury Transaction shall be concluded with a Hedging Provider on the terms of the Hedging Master Agreement with that Hedging Provider but (except with the approval of the Majority Lenders) no such Treasury Transaction shall be concluded unless:

(f)	its purpose is to hedge a Borrower’s interest rate risk in relation to borrowings under this Agreement for a period exceeding 12 months expiring no later than the Final Maturity Date;

(g)	interest under such Treasury Transaction is payable at 6 monthly intervals;

(h)
its notional principal amount, when aggregated with the notional principal amount of any other continuing Hedging Contracts, does not and will not exceed the Advances as then scheduled to be repaid pursuant to clause 6.2; and

(i)	it is approved (which approval shall not be unreasonably withheld or delayed).

29.1.12	If and when any such Treasury Transaction has been concluded with a Hedging Provider, it shall constitute a Hedging Contract for the purposes of the Finance Documents.

29.1.13
If a reputable bank or financial institution (which is not a Hedging Provider) has agreed to enter into a Treasury Transaction to hedge all or any part of a Borrower’s exposure under this Agreement to interest rate fluctuations on terms which are better than those offered by a Hedging Provider and each Hedging Provider (having been provided with full details of the terms on which such reputable bank or financial institution has agreed to enter into such a Treasury Transaction) has confirmed that it is not willing to match such terms, that Borrower shall be entitled to enter into the Treasury Transaction with that reputable bank or financial institution on those terms.

29.1.14
The Borrowers shall notify the Agent not less than five days in advance of entering into any Treasury Transaction pursuant to clause 29.1.5 together with the details of such Treasury Transaction, and clauses 29.2 to 29.8 shall apply to any such Treasury Transaction as if all references to a “Hedging Master Agreement”, “Hedging Contracts” and “Hedging Transactions” where references to the equivalent documents or transactions in respect of such Treasury Transaction.

29.1.15
The Borrowers shall, if requested to do so, enter into such deeds or other instruments as may be required to confer a Security Interest over the Borrowers’ rights under any Treasury Transaction entered into pursuant to clause 29.1.5 in favour of the Security Agent equivalent to the Security Interest conferred by the Hedging Contract Security.

29.1.16
The Lenders and K-Sure agree to consider, in good faith, any request from a Borrower that a Security Interest be granted over the Ship owned by that Borrower and/or its interests in that Ship’s Insurances and Requisition Compensation to secure any Treasury Transaction entered into pursuant to clause 29.1.5. Any approval of such Security Interests shall, in addition to any other conditions imposed by the Lenders and K-Sure, be further conditional on such Security Interests being fully subordinated to the amounts payable by the Borrowers under the Finance Documents in a manner and on terms acceptable to all the Lenders.

29.1.17	The Borrower shall, promptly upon entry into any Confirmation under a Hedging Contract delivery to the Agent to the Agent an original or certified copy of such Confirmation.

29.2	Unwinding of Hedging Contracts
If, at any time, and whether as a result of any prepayment (in whole or in part) of a Facility or any cancellation (in whole or in part) of any Commitment or Facility Commitment or otherwise, the aggregate notional principal amount under all Hedging Transactions in respect of an Advance entered into by the Borrowers exceed or will exceed the amount of that Advance outstanding at that time after such prepayment or cancellation, then (unless otherwise approved by the Majority Lenders) the Borrowers shall immediately close out and terminate sufficient Hedging Transactions as are necessary to ensure that the aggregate notional principal amount under the remaining continuing Hedging Transactions in respect of that Advance equals, and will in the future be equal to, the amount of that Advance at that time and as scheduled to be repaid from time to time thereafter pursuant to clause 6.2.

29.3	Variations
Except with approval (which approval shall not be unreasonably withheld or delayed) or as required by clause 29.2 (Unwinding of Hedging Contracts), any Hedging Master Agreement and the Hedging Contracts shall not be varied.

29.4	Releases and waivers
Except with approval, there shall be no release by the Borrowers of any obligation of any other person under the Hedging Contracts (including by way of novation), no waiver of any breach of any such obligation and no consent to anything which would otherwise be such a breach.

29.5	Assignment of Hedging Contracts by Borrowers
Except with approval or by the Hedging Contract Security, no Borrower shall assign or otherwise dispose of its rights under any Hedging Contract.

29.6	Termination of Hedging Contracts by Borrowers
Except with approval, no Borrower shall terminate or rescind any Hedging Contract or close out or unwind any Hedging Transaction except in accordance with clause 29.2 (Unwinding of Hedging Contracts) for any reason whatsoever.

29.7	Performance of Hedging Contracts by Borrowers
The Borrowers shall perform its obligations under the Hedging Contracts.

29.8	Information concerning Hedging Contracts
The Borrowers shall provide the Agent with any information it may request concerning any Hedging Contract, including all reasonable information, accounts and records that may be necessary or of assistance to enable the Agent to verify the amounts of all payments and any other amounts payable under the Hedging Contracts.

30	Events of Default
Each of the events or circumstances set out in clauses 30.1 to 30.21 is an Event of Default.

30.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable provided however that no Event of Default shall occur if a Payment Disruption Event has occurred and such payment is made within three Business Days of the due date.

30.2	Hedging Contracts

30.2.2	An Event of Default (as defined in any Hedging Master Agreement) has occurred and is continuing under any Hedging Contract.

30.2.3	An Early Termination Date (as defined in any Hedging Master Agreement) has occurred or been or become capable of being effectively designated under any Hedging Contract.

30.2.4	A person entitled to do so gives notice of such an Early Termination Date under any Hedging Contract except with approval or as may be required by clause 29.2 (Unwinding of Hedging Contracts).

30.2.5
Any Hedging Contract is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with approval or as may be required by clause 29.2 (Unwinding of Hedging Contracts).

30.3	Financial covenants
The Borrowers, the Parent and/or Golar MLP, as the case may be, does not comply with clause 20 (Financial covenants) or clause 19.1 (Financial statements).

30.4	Value of security
The Borrowers do not comply with clause 25.12 (Security shortfall).

30.5	Insurance

30.5.3	The Insurances of a Mortgaged Ship are not placed and kept in force in the manner required by clause 24 (Insurance).

30.5.4	Any insurer either:

(n)	cancels any such Insurances; or

(o)	disclaims liability under them by reason of any mis-statement or failure or default by any person.

30.6	Other obligations

30.6.4
An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clauses 30.1 (Non-payment), 30.2 (Hedging Contracts), 30.3 (Financial covenants), 30.4 (Value of security) and 30.5 (Insurance)).

30.6.5
No Event of Default under clause 30.6.1 above will occur if the Agent (acting on the instructions of the Majority Lenders) considers that the failure to comply is capable of remedy and the failure is remedied within ten Business Days of the earlier of (A) the Agent giving notice to the Borrowers and (B) any of the Borrowers becoming aware of the failure to comply.

30.7	Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading to a material extent when made or deemed to be made.

30.8	Cross default

30.8.2
Any Financial Indebtedness of any Group Member or, after the first Drop-down, any Group Member, Golar MLP, any Holding Company of a Relevant Borrower or any Relevant Borrower is not paid when due nor within any originally applicable grace period.

30.8.3
Any Financial Indebtedness of any Group Member or, after the first Drop-down, any Group Member, Golar MLP, any Holding Company of a Relevant Borrower or any Relevant Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

30.8.4
Any commitment for any Financial Indebtedness of any Group Member or, after the first Drop-down, any Group Member, Golar MLP, any Holding Company of a Relevant Borrower or any Relevant Borrower is cancelled or suspended by a creditor of that Group Member, Golar MLP, that Holding Company or that Relevant Borrower as a result of an event of default (however described).

30.8.5
The counterparty to a Treasury Transaction entered into by any Group Member or, after the first Drop-down, any Group Member, Golar MLP, any Holding Company of a Relevant Borrower or any Relevant Borrower becomes entitled to terminate that Treasury Transaction early by reason of an event of default (however described).

30.8.6
Any creditor of any Group Member or, after the first Drop-down, any Group Member, Golar MLP, any Holding Company of a Relevant Borrower or any Relevant Borrower becomes entitled to declare any Financial Indebtedness of that Group Member, Golar MLP, that Holding Company or that Relevant Borrower due and payable prior to its specified maturity as a result of an event of default (however described).

30.8.7
No Event of Default will occur under this clause 30.8 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 30.8.1 to 30.8.5 above is less than $10,000,000 (or its equivalent in any other currency or currencies).

30.9	Insolvency

30.9.3
A Group Member or, after the first Drop-down, a Group Member or a Golar MLP Group Member is unable or admits inability to pay its debts as they fall due, is deemed to, or is declared to, be unable to pay its debts under applicable law, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

30.9.4
The value of the assets of any Group Member or, after the first Drop-down, any Group Member or any Golar MLP Group Member is less than its liabilities (taking into account contingent and prospective liabilities).

30.9.5
A moratorium is declared in respect of any indebtedness of any Group Member or, after the first Drop-down, any Group Member or any Golar MLP Group Member. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

30.10	Insolvency proceedings

30.10.2	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Group Member or, after the first Drop-down, any Golar MLP Group Member other than a solvent liquidation or reorganisation of any Group Member or, after the first Drop-down, any Golar MLP Group Member which is not an Obligor;

(b)	a composition, compromise, assignment or arrangement with any creditor of any Group Member or, after the first Drop-down, any Golar MLP Group Member;

(c)
the appointment of a liquidator (other than in respect of a solvent liquidation of a Group Member or, after the first Drop-down, any Golar MLP Group Member which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Group Member or, after the first Drop-down, any Golar MLP Group Member or any of its assets (including the directors of any Group Member or, after the first Drop-down, any Golar MLP Group Member requesting a person to appoint any such officer in relation to it or any of its assets); or

(d)	enforcement of any Security Interest over any assets of any Group Member or, after the first Drop-down, any Golar MLP Group Member, or any analogous procedure or step is taken in any jurisdiction.

30.10.3
Clause 30.10.1 shall not apply to any winding-up petition (or analogous procedure or step) which is frivolous or vexatious and is discharged, stayed or dismissed within five days of commencement or, if earlier, the date on which it is advertised.

30.11	Creditors' process

30.11.4
Any expropriation, attachment, sequestration, distress, execution or analogous process affects any asset or assets of any Group Member or, after the first Drop-down, any Golar MLP Group Member and is not discharged within seven days.

30.11.5	Any judgment or order for an amount is made against any Group Member or, after the first Drop-down, any Golar MLP Group Member and is not stayed or complied with within seven days.

30.11.6
No Event of Default will occur under this clause 30.11 if, in relation to clause 30.11.1 above, the value of such asset or assets is or, in relation to clause 30.11.2 above, such amount is less than $10,000,000 (or its equivalent in any other currency or currencies).

30.12	Cessation of business
Any Borrower or any Group Member whose assets are, in the opinion of the Agent (acting on the instructions of the Majority Lenders, acting reasonably), valued in excess of $10,000,000 suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

30.13	Ownership of the Obligors
Any Borrower is not or ceases to be a wholly-owned Subsidiary of the Parent, unless that Borrower becomes a wholly-owned Subsidiary of Golar MLP, Provided always that if the shares in any Borrower are to become legally and/or beneficially owned by a Golar MLP Group Member, Golar MLP must (as a condition of the transfer to the relevant Golar MLP Group Member) (i) deliver to the Agent such documents as the Agent may (acting on the instructions of the Majority Lenders) so require, including (without limitation) any and all corporate authorisations for any relevant Golar MLP Group Member of the nature described in Schedule 3, Part 1, paragraph 1 (Original Obligors’ corporate documents) required by the Agent, any legal opinions required by the Agent and, if applicable, replacement Share Security from the new Holding Company of that Borrower and (ii) provide the Agent with at least 30 days prior notice of the date on which it is intended that the transfer to the relevant Golar MLP Group Member.

30.14	Repudiation and rescission of Finance Documents
An Obligor rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

30.15	Litigation
Any litigation, alternative dispute resolution, arbitration or administrative proceeding is taking place, or threatened against any Obligor or other Group Member or any of its assets, rights or revenues which, if adversely determined, would involve a liability exceeding $10,000,000 (or its equivalent in other currencies).

30.16	Material Adverse Effect
Any Environmental Incident or other event or circumstance or series of events (including any change of law) occurs which the Majority Lenders reasonably believe has, or is reasonably likely to have, a Material Adverse Effect.

30.17	Security enforceable
Any Security Interest (other than a Permitted Maritime Lien) in respect of Charged Property becomes enforceable.

30.18	Arrest of Ship
Any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim and the relevant Owner fails to procure the release of such Ship within a period of 30 days thereafter (or such longer period as may be approved) or, in the case of seizure or detention of the Ship as a result of piracy within a period of 365 days thereafter.

30.19	Ship registration
Except with approval of the Lenders and K-Sure, the registration of any Mortgaged Ship under the laws and flag of its Flag State is cancelled or terminated or, where applicable, not renewed or, if such Mortgaged Ship is only provisionally registered on the date of its Mortgage, such Ship is not permanently registered under such laws within 90 days of such date.

30.20	Political risk
The Flag State of any Mortgaged Ship or any Relevant Jurisdiction of an Obligor becomes involved in hostilities or civil war or there is a seizure of power in the Flag State or any such Relevant Jurisdiction by unconstitutional means if, in any such case, such event or circumstance, in the reasonable opinion of the Agent, has or is reasonably likely to have, a Material Adverse Effect and, within 14 days of notice from the Agent to do so, such action as the Agent may require to ensure that such event or circumstance will not have such an effect has not been taken by the Borrowers.

30.21	Sanctions
An Obligor is designated as a “designated person” under CISADA.

30.22	Acceleration
On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrowers:

(a)	cancel the Total Commitments at which time they shall immediately be cancelled; and/or

(b)
declare that all or part of the Advances, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(c)	declare that all or part of the Advances be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	declare that no withdrawals be made from any Account; and/or

(e)	exercise or direct the Security Agent and/or any other beneficiary of the Security Documents to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

31	Position of Hedging Provider

31.1	Rights of Hedging Provider
Each Hedging Provider is a Finance Party and as such, will be entitled to share in the security constituted by the Security Documents in respect of any liabilities of the Borrowers under the Hedging Contracts with such Hedging Provider in the manner and to the extent contemplated by the Finance Documents.

31.2	No voting rights
No Hedging Provider shall be entitled to vote on any matter where a decision of the Lenders alone is required under this Agreement, whether before or after the termination or close out of the Hedging Contracts with such Hedging Provider, provided that each Hedging Provider shall be entitled to vote on any matter where a decision of all the Finance Parties is expressly required.

31.3	Acceleration and enforcement of security
Neither the Agent nor the Security Agent or any other beneficiary of the Security Documents shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to clause 30 (Events of Default) or pursuant to the other Finance Documents, to have any regard to the requirements of the Hedging Provider except to the extent that the relevant Hedging Provider is also a Lender.

31.4	Close out of Hedging Contracts

31.4.5	No Hedging Provider shall be entitled to terminate or close out any Hedging Contract or any Hedging Transaction under it prior to its stated maturity except:

(a)
if, following the occurrence of any Event of Default or Termination Event (as each such expression is defined in the Hedging Master Agreements), the relevant Hedging Provider is entitled to terminate or close out the relevant Hedging Transaction pursuant to the relevant Hedging Contract.; or

(b)	if the Agent takes any action under clause 30.22; or

(c)	if the Loans and other amounts outstanding under the Finance Documents (other than amounts outstanding under the Hedging Contracts) have been repaid by the Borrowers in full.

31.4.6
If there is a net amount payable to a Borrower under a Hedging Transaction or a Hedging Contract upon its termination and close out, the relevant Hedging Provider shall forthwith pay that net amount (together with interest earned on such amount) to the Security Agent for application in accordance with clause 34.26.1 (Order of application).

31.4.7
If a Default has occurred and is continuing and there is a net amount payable to a Hedging Provider under a Hedging Transaction or a Hedging Contract upon its termination and close out, the relevant Borrower(s) shall forthwith pay that net amount (together with interest earned on such amount) to the Agent for application in accordance with clause 37.5 (Partial payments).

31.4.8	No Hedging Provider (in any capacity) shall set-off any such net amount against or exercise any right of combination in respect of any other claim it has against a Borrower.

SECTION 9 -    CHANGES TO PARTIES

32	Changes to the Lenders

32.1	Assignments by the Lenders
Subject to this clause 32, a Lender (the Existing Lender) may assign any of its rights under this Agreement to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

32.2	Conditions of assignment

32.2.2
The consent of the Borrowers is required for an assignment by a Lender, unless (a) the assignment is to another Lender or K-Sure or an Affiliate of a Lender or K-Sure or (b) an Event of Default is continuing. The Agent will immediately advise the Borrowers of the assignment.

32.2.3
The Borrowers' consent to an assignment may not be unreasonably withheld or delayed and will be deemed to have been given 15 Business Days after the Lender has requested consent unless consent is expressly refused within that time.

32.2.4	An assignment will only be effective:

(d)
on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the Borrowers and the other Finance Parties as it would have been under if it was an Original Lender;

(e)
on the New Lender entering into any documentation required for it to accede as a party to any Security Document to which the Original Lender is a party in its capacity as a Lender and, in relation to such Security Documents, completing any filing, registration or notice requirements;

(f)
on the performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender; and

(g)
if that Existing Lender assigns equal fractions of its participation in the Advances and each Utilisation (if any) under the Facilities. For the avoidance of doubt, the Existing Lender shall not be required to assign equal fractions of its Commitments in the Facilities.

32.2.5
Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with the Finance Documents on or prior to the date on which the assignment becomes effective in accordance with the Finance Documents and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

32.3	Fee
The New Lender (save K-Sure in respect of a transfer to it) shall, on the date upon which an assignment takes effect, pay to the Agent (for its own account) a fee of $3,000.

32.4	Limitation of responsibility of Existing Lenders

32.4.6	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(e)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(f)	the financial condition of any Obligor;

(g)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents;

(h)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; or

(i)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

32.4.7	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of:

(i)	the financial condition and affairs of the Obligors and their related entities in connection with its participation in this Agreement; and

(ii)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;
and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document;

(b)	will continue to make its own independent appraisal of the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents; and

(c)
will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

32.4.8	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-assignment from a New Lender of any of the rights assigned under this clause 32 (Changes to the Lenders); or

(b)
support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or by reason of the application of any Basel II Regulation to the transactions contemplated by the Finance Documents or otherwise.

32.5	Procedure for assignment

32.5.5
Subject to the conditions set out in clause 32.2 (Conditions of assignment) an assignment may be effected in accordance with clause 32.5.4 below when (a) the Agent executes an otherwise duly completed Transfer Certificate and (b) the Agent executes any document required under clause 32.2.3 which it may be necessary for it to execute in each case delivered to it by the Existing Lender and the New Lender duly executed by them and, in the case of any such other document, any other relevant person. The Agent shall, subject to clause 32.5.2, as soon as reasonably practicable after receipt by it of a Transfer Certificate and any such other document each duly completed, appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and such other document.

32.5.6
The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

32.5.7	The Obligors and the other Finance Parties irrevocably authorise the Agent to execute any Transfer Certificate on their behalf without any consultations with them.

32.5.8	On the Transfer Date:

(a)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Transfer Certificate;

(b)
the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of the release in the Transfer Certificate (but the obligations owed by the Obligors under the Finance Documents shall not be released); and

(c)
the New Lender shall become a Party to the Finance Documents as a "Lender" and as a “KEXIM Facility Lender”, a “K-Sure Facility Lender” and/or a “Commercial Facility Lender” (as applicable) for the purposes of all the Finance Documents and will be bound by obligations equivalent to the Relevant Obligations.

32.5.9
Lenders may utilise procedures other than those set out in this clause 32.5 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with clauses 32.5 (Procedure for assignment) to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in clause 32.2 (Conditions of assignment).

32.6	Copy of Transfer Certificate to Borrowers
The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and any other document required under clause 32.2.3, send a copy of that Transfer Certificate and such other documents to the Borrowers.

32.7	Security over Lenders’ rights
In addition to the other rights provided to Lenders under this clause 32, each Lender may without consulting with or obtaining consent from an Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(c)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(d)
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

32.8	Transfer to K-Sure

32.8.4
If a K-Sure Facility Lender receives a payment from K-Sure under any K-Sure Insurance Policy in respect of its participation in the K-Sure Loan, then, to the extent that it is required to do so by K-Sure pursuant to the terms of the relevant K-Sure Insurance Policy, that K-Sure Facility Lender shall, at the cost of the Borrowers and without the Borrowers’ consent, transfer to K-Sure a part of its participation in the K-Sure Loan equal to the amount paid to it by K-Sure (but the transfer shall not limit the rights of that K-Sure Facility Lender to recover any remaining part of its participation in the K-Sure Loan or of any other moneys owing to it), Provided however that if K-Sure makes any payment to the K-Sure Facility Lenders under a K-Sure Insurance Policy:

(e)	the obligations of the Obligors and the Finance Parties (and of any of them) under this Agreement and each of the Finance Documents shall not be discharged nor affected in any way;

(f)	K-Sure shall be subrogated to the respective rights of the K-Sure Facility Lenders against the Obligors and the Finance Parties; and

(g)
K-Sure shall be entitled to the extent of such payment to exercise the respective rights of the K-Sure Facility Lenders (whether present or future) against the Obligors and the Finance Parties (and against any of them) pursuant to this Agreement and the Finance Documents or any relevant laws and/or regulations unless and until such payment and the interest accrued thereon are fully reimbursed to K-Sure; and

(h)
with respect to the obligations of the Obligors owed to the Finance Parties under the Finance Documents (or any of them), such obligations shall additionally be owed to K-Sure by way of subrogation of the rights of the Finance Parties.

32.8.5
Each of the K-Sure Facility Lenders agrees that as soon as K-Sure irrevocably and unconditionally pays in full all moneys due under a K-Sure Insurance Policy then each of the relevant K-Sure Facility Lenders shall promptly transfer to K-Sure 95 per cent of their respective K-Sure Facility Commitments in proportion to and in accordance with the schedule of payments made by K-Sure under the K-Sure Insurance Policy whereupon K-Sure shall, upon receipt by the Agent of a duly completed Transfer Certificate, and modified to the extent agreed between the Finance Parties and K-Sure for consistency with the terms and conditions of the K-sure Insurance Policy, be a transferee and as such shall be entitled to the rights and benefits of the K-Sure Facility Lenders under the Finance Documents to the extent of its participation. Notwithstanding any provisions to the contrary in any Finance Document, the Borrowers consent to such assignment and transfer.

32.8.6
The Borrowers shall indemnify K-Sure in respect of any costs or expenses (including legal fees) suffered or incurred by K-Sure in connection with the transfer referred to hereinabove or in connection with any review by K-Sure of any Default or dispute between the Borrowers and any of the Finance Parties occurring prior to the transfer referred to hereinabove.

32.9	Disclosure of information

32.9.7
Any Lender may disclose to any of its Affiliates and K-Sure and, in relation to (a) below, with the consent of the Borrowers (such consent not to be unreasonably withheld or delayed), to any other person:

(a)	to (or through) whom that Lender assigns (or may potentially assign) all or any of its rights and obligations under the Finance Documents;

(b)
with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law, regulation or request of any regulatory or governmental authority or central bank, any information about any Obligor, the Group , the Golar MLP Group and the Finance Documents as Lender shall consider appropriate.

32.9.8
Any Finance Party may disclose to any person to whom or for whose benefit that Finance Party charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to clause 32.7 (Security over Lenders' rights).

32.9.9
Any Finance Party may disclose to a rating agency or its professional advisers or (with the consent of the Borrowers) any other person, any information about any Obligor, the Group, the Golar MLP Group and the Finance Documents as that Finance Party shall consider appropriate.

32.9.10
The Agent and the Mandated Lead Arrangers each may, at their own expense, publish information about their participation in, or agency or arrangement in respect of, the Facilities and, for such purposes, to use the Borrowers' and/or the Obligors’ logo and trademark in connection with such publication.

32.10	Prohibition on Debt Purchase Transactions by the Group
Without the consent of all the Lenders, the Borrowers shall not, and shall procure that each other member of the Group and/or the Golar MLP Group and/or World Shipholding Ltd and any Subsidiary of World Shipholding Ltd shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

33	Changes to the Obligors
No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents, provided always that, subject to clause 30.13 (Ownership of the Obligors), this clause shall not restrict any Drop-down.

BD-#18471444-v11

SECTION 10 -    THE FINANCE PARTIES

34	Roles of Agent, Security Agent, K-Sure Agent, Documentation Agent and Mandated Lead Arrangers

34.1	Appointment of the Agent

34.1.9	Each other Finance Party (other than the Security Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

34.1.10	Each such other Finance Party authorises the Agent:

(d)
to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(e)	to execute each of the Security Documents and all other documents that may be approved by the Majority Lenders for execution by it.

34.1.11
The Agent accepts its appointment under clause 34.1.1 as agent for the Finance Parties (for so long as they are Finance Parties) on and subject to the terms of this clause 34, and any Finance Documents to which it is a Party.

34.2	Instructions to Agent

34.2.9	The Agent shall:

(f)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)	in all other cases, the Majority Lenders; and

(g)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above.

34.2.10
The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives those instructions or that clarification.

34.2.11
Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

34.2.12
The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require for any cost, loss or liability which it may incur in complying with those instructions.

34.2.13	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

34.2.14
The Agent is not authorised to act on behalf of a Lender or any Hedging Provider (without first obtaining that Lender's or any Hedging Provider’s consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 34.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

34.3	Duties of the Agent

34.3.10	The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

34.3.11	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

34.3.12	Without prejudice to clause 32.6 (Copy of Transfer Certificate to Borrowers), clause 34.3.3 shall not apply to any Transfer Certificate.

34.3.13	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

34.3.14
If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

34.3.15
If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or a Mandated Lead Arranger or the Security Agent for their own account) under this Agreement it shall promptly notify the other Finance Parties.

34.3.16	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

34.4	Role of the Mandated Lead Arrangers, Documentation Agent, Sole Bookrunner and Global Co-ordinator
Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers, the Documentation Agent, the Sole Bookrunner and the Global Co-ordinator have no obligations of any kind to any other Party under or in connection with any Finance Document or the transactions contemplated by the Finance Documents.

34.5	No fiduciary duties

34.5.6
Nothing in this Agreement constitutes the Agent, the K-Sure Agent, the Mandated Lead Arrangers, the Documentation Agent, the Sole Bookrunner and the Global Co-ordinator as a trustee or fiduciary of any other person.

34.5.7
None of the Agent, the Security Agent, the K-Sure Agent, the Mandated Lead Arrangers, the Documentation Agent, the Sole Bookrunner and the Global Co-ordinator shall be bound to account to any Lender or any Hedging Provider for any sum or the profit element of any sum received by it for its own account or have any obligations to the other Finance Parties beyond those expressly stated in the Finance Documents.

34.6	Business with the Group
The Agent, the Security Agent, the K-Sure Agent, the Mandated Lead Arrangers, the Documentation Agent, the Sole Bookrunner and the Global Co-ordinator may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or other Group Member or Golar MLP Group Member or their Affiliates.

34.7	Rights and discretions of the Agent

34.7.11	The Agent may

(a)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b)	assume that:

(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (i) above, may assume the truth and accuracy of that certificate.

34.7.12	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the other Finance Parties) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 30.1 (Non-payment));

(b)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(c)	any notice or request made by a Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

34.7.13
The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts in the conduct of its obligations and responsibilities under the Finance Documents.

34.7.14
Without prejudice to the generality of clause 34.7.3 or clause 34.7.5, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

34.7.15
The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party and whether or not liability thereunder is limited by reference to monetary cap or otherwise) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

34.7.16	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(a)	be liable for any error of judgment made by any such person; or

(b)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent's or its officers’, employees’ or agents’ gross negligence, wilful misconduct or fraudulent behaviour.

34.7.17	Unless a Finance Document expressly provides otherwise, the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

34.7.18
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Documentation Agent nor any Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. The Agent, the Documentation Agent and any Mandated Lead Arranger may do anything which in its opinion, is necessary or desirable to comply with any law or regulation of any jurisdiction.

34.7.19
Without prejudice to the generality of clause 34.7.8, the Agent may (but is not obliged) disclose the identity of a Defaulting Lender to the other Finance Parties and the Borrowers and the Agent shall disclose the same upon the written request of the Majority Lenders.

34.7.20
Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

34.7.21
Neither the Agent nor any Mandated Lead Arranger shall be obliged to request any certificate, opinion or other information under clause 19 (Information undertakings) unless so required in writing by a Lender or any Hedging Provider, in which case the Agent shall promptly make the appropriate request of the Borrowers if such request would be in accordance with the terms of this Agreement.

34.7.22
Except with K-Sure's prior consent, the Agent shall not be entitled to exercise or refrain from exercising any right, power, authority or discretion, or give or withhold any consent, the exercise or giving of which, by the terms of this Agreement, would require K-Sure's prior consent and any amendment or waiver which relates to any matter which, by the terms of any Finance Document, requires the prior consent of K-Sure shall not be entered into or provided by the Agent until K-Sure has agreed to its terms

34.8	Responsibility for documentation and other matters
Neither the Agent nor the Documentation Agent nor any Mandated Lead Arranger is responsible or liable for:

(d)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Documentation, any Mandated Lead Arranger, an Obligor or any other person given in or in connection with any Finance Document, any K-Sure Insurance Policy or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document, any K-Sure Insurance Policy or of any representations in any Finance Document or any K-Sure Insurance Policy or of any copy of any document delivered under any Finance Document or any K-Sure Insurance Policy;

(e)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(f)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents or the K-Sure Insurance Policies;

(g)
any loss to the Trust Property arising in consequence of the failure, depreciation or loss of any Charged Property or any investments made or retained in good faith or by reason of any other matter or thing;

(h)	accounting to any person for any sum or the profit element of any sum received by it for its own account;

(i)	the failure of any Obligor or K-Sure or any other party to perform its obligations under any Transaction Document, any K-Sure Insurance Policy or the financial condition of any such person;

(j)	ascertaining whether all deeds and documents which should have been deposited with it (or the Security Agent) under or pursuant to any of the Security Documents have been so deposited;

(k)	investigating or making any enquiry into the title of any Obligor to any of the Charged Property or any of its other property or assets;

(l)	failing to register any of the Security Documents with the Registrar of Companies or any other public office;

(m)	failing to register any of the Security Documents in accordance with the provisions of the documents of title of any Obligor to any of the Charged Property;

(n)
failing to take or require any Obligor to take any steps to render any of the Security Documents effective as regards property or assets outside England or Wales or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned;

(o)
(unless it is the same entity as the Security Agent) the Security Agent and/or any other beneficiary of a Security Document failing to perform or discharge any of its duties or obligations under the Security Documents or the K-Sure Insurance Policies; or

(p)
any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by any applicable law or regulation relating to insider dealing or otherwise.

34.9	No duty to monitor
The Agent shall not be bound to enquire:

(h)	whether or not any Default has occurred;

(i)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(j)	whether any other event specified in any Finance Document has occurred.

34.10	Exclusion of liability

34.10.1
Without limiting clause 34.10.2 (and without prejudice to any other provision of the Finance Documents excluding or limiting the liability of the Agent) the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(k)
any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Charged Property or any K-Sure Insurance Policy, unless directly caused by its gross negligence, wilful misconduct or fraudulent behaviour. For the avoidance of doubt and not withstanding anything contained in the Finance Documents, the Security Agent shall not in any event be liable for any indirect or consequential loss (including, without limitation, loss of profit, business or goodwill) regardless of whether it was informed of the likelihood of such loss and irrespective of whether any such claim is made for breach of contract, in tort or otherwise;

(l)
exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Charged Property, any K-Sure Insurance Policy or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Charged Property or any K-Sure Insurance Policy; or

(m)	without prejudice to the generality of paragraphs (a) and (b) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Payment Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

34.10.2
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any K-Sure Insurance Policy and any officer, employee or agent of the Agent may rely on this clause subject to clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

34.10.3
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

34.10.4	Nothing in this Agreement shall oblige the Agent, the Documentation Agent or any Mandated Lead Arrangers to carry out

(d)	any "know your customer" or other checks in relation to any person; or

(e)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender or any Hedging Provider and each Lender and any Hedging Provider confirms to the Agent, the Documentation Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent, the Documentation Agent or any Mandated Lead Arranger.

34.10.5
Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document or the Charged Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

34.11	Lenders' indemnity to the Agent

34.11.1
Each Lender shall (in proportion (if no part of the Loans is then outstanding) to its share of the Total Commitments or (at any other time) to its participation in the Loans) indemnify the Agent, within ten Business Days of demand, against:

(a)
any Losses for negligence or any other category of liability whatsoever incurred by such Lenders' Representative in the circumstances contemplated pursuant to clause 37.10 (Disruption to payment systems etc) notwithstanding the Agent's negligence, gross negligence, or any other category of liability whatsoever but not including any claim based on the fraud of the Agent); and

(b)
any other Losses (otherwise than by reason of the Agent's gross negligence or wilful misconduct) including the costs of any person engaged in accordance with clause 34.7.3 (Rights and discretions of the Agent) and any Receiver in acting as its agent under the Finance Documents, in each case incurred by the Agent in acting as such under the Finance Documents and, to the extent applicable, the K-Sure Insurance Policies (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document or out of the Trust Property). The indemnities contained in this clause 34.11 shall survive the termination or discharge of this Agreement.

34.11.2	Subject to clause 34.11.3, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to clause 34.11.1.

34.11.3	Clause 34.11.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

34.12	Resignation of the Agent

34.12.1
The Agent may without giving any reason therefor resign and appoint one of its Affiliates as successor by giving notice to the Lenders, each Hedging Provider, the Security Agent, the K-Sure Agent and the Borrowers.

34.12.2
Alternatively the Agent may without giving any reason therefor resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent acting through an office in London.

34.12.3
If the Majority Lenders have not appointed a successor Agent in accordance with clause 34.12.2 above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrowers) may appoint a successor Agent.

34.12.4
If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under clause 34.12.3, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this clause 34 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent's normal fee rates and those amendments will bind the Parties.

34.12.5
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

34.12.6	The Agent's resignation notice shall only take effect upon the appointment of a successor.

34.12.7
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 34.12.5) but shall remain entitled to the benefit of clause 14.3 (Indemnity to the Agent, Security Agent and K-Sure Agent) and this clause 34 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

34.13	Replacement of the Agent

34.13.2	After consultation with the Borrowers, the Majority Lenders may, by giving 30 days' notice to the Agent replace the Agent by appointing a successor Agent.

34.13.3
The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

34.13.4
The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under clause 34.13.2) but shall remain entitled to the benefit of clause 14.3 (Indemnity to the Agent, Security Agent and K-Sure Agent) and this clause 34 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

34.13.5	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

34.14	Replacement of the Agent for FATCA withholding
The Agent shall resign and the Majority Lenders (after consultation with the Borrowers) shall appoint a successor Agent acting through an office in London in accordance with clause 34.12.2 if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)
the Agent fails to respond to a request under Clause 12.6 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)
the information supplied by the Agent pursuant to Clause 12.5 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

34.15	Confidentiality

34.15.1
In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its department, division or team directly responsible for the management of the Finance Documents which shall be treated as a separate entity from any other of its divisions, departments or teams.

34.15.2	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

34.15.3
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent, the Documentation Agent nor any Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

34.16	Relationship with the Lenders and Hedging Providers

34.16.3
The Agent may treat the person shown in its records as each Lender or as each Hedging Provider at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as a Lender or (as the case may be) as a Hedging Provider acting through its Facility Office:

(d)	entitled to or liable for any payment due under any Finance Document on that day; and

(e)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days prior notice from that Lender or (as the case may be) a Hedging Provider to the contrary in accordance with the terms of this Agreement.

34.16.4	Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 5 (Mandatory Cost formulae).

34.16.5
Each Lender and each Hedging Provider shall supply the Agent with any information that the Agent may reasonably specify as being necessary or desirable to enable the Agent or the Security Agent to perform its functions as Agent or Security Agent.

34.16.6	Each Lender and each Hedging Provider shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

34.17	Credit appraisal by the Lenders and Hedging Providers
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and each Hedging Provider confirms to each other Finance Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(d)	the financial condition, status and nature of each Obligor and other Group Member and Golar MLP Group Member;

(e)
the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

(f)	the application of any Basel II Regulation or Basel III Regulation to the transactions contemplated by the Finance Documents;

(g)
whether any Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property;

(h)
the adequacy, accuracy and/or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Transaction Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(i)
the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Property, the priority of the Security Documents or the existence of any Security Interest affecting the Charged Property.

34.18	Reference Banks
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

34.19	Agent's management time and additional remuneration

34.19.1
Any amount payable to the Agent under clause 14.3 (Indemnity to the Agent, Security Agent and K-Sure Agent), clause 16 (Costs and expenses) and clause 34.11 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrowers and the Lenders, and is in addition to any fee paid or payable to the Agent under clause 11 (Fees and Premiums).

34.19.2	Without prejudice to clause 34.19.1, in the event of:

(a)	a Default;

(b)
the Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Agent and the Borrowers agree to be of an exceptional nature or outside the scope of the normal duties of the Agent under the Finance Documents; or

(c)	the Agent and the Borrowers agreeing that it is otherwise appropriate in the circumstances, the Borrowers shall pay to the Agent any additional remuneration that may be agreed between them or determined pursuant to clause 34.19.3.

34.19.3
If the Agent and the Borrowers fail to agree upon the nature of the duties, or upon the additional remuneration referred to in clause 34.19.2 or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Agent and approved by the Borrowers or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrowers) and the determination of any investment bank shall be final and binding upon the Parties.

34.19.4
The Agent agrees that, unless an Event of Default has occurred and is continuing, all costs or remuneration required to be paid by the Borrowers pursuant to this clause 34.19 shall be limited to those costs and/or remuneration which are, in the particular circumstances, reasonable.

34.20	Deduction from amounts payable by the Agent
If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

34.21	Common parties
Although the Agent and the Security Agent may from time to time be the same entity, that entity will have entered into the Finance Documents (to which it is party) in its separate capacities as agent for the Finance Parties and (as appropriate) security agent and trustee for the Finance Parties. Where any Finance Document provides for the Agent or Security Agent to communicate with or provide instructions to the other, while they are the same entity, such communication or instructions will not be necessary.

34.22	Security Agent

34.22.1
Each other Finance Party appoints the Security Agent to act as its agent and (to the extent permitted under any applicable law) trustee under and in connection with the Security Documents and confirms that the Security Agent shall have a lien on the Security Documents and the proceeds of the enforcement of those Security Documents for all moneys payable to the beneficiaries of those Security Documents.

34.22.2	Each other Finance Party authorises the Security Agent:

(a)
to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and

(b)	to execute each of the Security Documents and all other documents that may be approved by the Agent and/or the Majority Lenders for execution by it.

34.22.3
The Security Agent accepts its appointment under clause 34.22 (Security Agent) as trustee of the Trust Property with effect from the date of this Agreement and declares that it holds the Trust Property on trust for itself, the other Finance Parties (for so long as they are Finance Parties) on and subject to the terms set out in clauses 34.22 - 34.34 (inclusive) and the Security Documents to which it is a party.

34.23	Application of certain clauses to Security Agent

34.23.1
Clauses 34.7 (Rights and discretions of the Agent), 34.8 (Responsibility for documentation and other matters), clause 34.9 (No duty to monitor), 34.10 (Exclusion of liability), 34.11 (Lenders’ indemnity to the Agent), 34.12 (Resignation of the Agent), 34.15 (Confidentiality), 34.16 (Relationship with the Lenders and Hedging Providers), 34.17 (Credit appraisal by the Lenders and Hedging Providers), 34.19 (Agent's management time and additional remuneration) and 34.20 (Deduction from amounts payable by the Agent) shall each extend so as to apply to the Security Agent in its capacity as such and for that purpose each reference to the "Agent" in these clauses shall extend to include in addition a reference to the "Security Agent" in its capacity as such and, in clause 34.7 (Rights and discretions of the Agent), references to the Lenders and a group of Lenders shall refer to the Agent.

34.23.2	In addition clause 34.10 (Exclusion of liability) shall, for the purposes of its application to the Security Agent pursuant to clause 34.23.1, have the following additional sub-clauses:

(a)
any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or otherwise whether in accordance with an instruction from an Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

(b)
the exercise of, or the failure to exercise (or the failure to consider the exercise or non-exercise of), any judgment, discretion or power given to it by or in connection with any of the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Security Interests; or

(c)	any shortfall which arises on the enforcement or realisation of the Security Interests.

34.23.3	In addition, clause 34.12 (Resignation of the Agent) shall, for the purposes of its application to the Security Agent pursuant to clause 34.23.1, have the following additional sub-clause:
At any time after the appointment of a successor, the retiring Security Agent shall do and execute all acts, deeds and documents reasonably required by its successor to transfer to it (or its nominee, as it may direct) any property, assets and rights previously vested in the retiring Security Agent pursuant to the Security Documents and which shall not have vested in its successor by operation of law. All such acts, deeds and documents shall be done or, as the case may be, executed at the cost of the retiring Security Agent (except where the Security Agent is retiring under clause 34.13.1 as extended to it by clause 34.23.1, in which case such costs shall be borne by the Lenders (in proportion to their shares of the Total Commitments or, if the Total Commitments are then zero, to their shares of the Total Commitments immediately prior to their reduction to zero).

34.24	Instructions to Security Agent

34.24.1	The Security Agent shall:

(d)
unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Agent; and

(e)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (a) above.

34.24.2
The Security Agent shall be entitled (but not obliged) to request instructions, or clarification of any instruction, from the Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

34.24.3
Unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Agent shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

34.24.4
The Security Agent may refrain from acting in accordance with any instructions of the Agent until it has received any indemnification and/or security and/or pre-funding and/or insurance that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

34.24.5	In the absence of instructions, the Security Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

34.24.6
The Security Agent is not authorised to act on behalf of a Lender or any Hedging Provider (without first obtaining that Lender's or the relevant Hedging Provider’s consent) in any legal or arbitration proceedings relating to any Finance Document. This clause 34.24.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security Documents.

34.25	Security Agent's actions
Without prejudice to the provisions of clause 34.24 (Instructions to Security Agent) the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

34.26	Order of application

34.26.1
The Security Agent agrees to apply the Trust Property and each other beneficiary of the Security Documents agrees to apply all moneys received by it in the exercise of its rights under the Security Documents in accordance with the following respective claims:

(a)
first, as to a sum equivalent to the amounts due and payable (i) to the Security Agent under the Finance Documents (excluding any amounts received by the Security Agent pursuant to clause 34.11 (Lenders’ indemnity to the Agent) as extended to the Security Agent pursuant to clause 34.23 (Application of certain clauses to Security Agent)), for the Security Agent absolutely and (ii) to the Agent under the Finance Documents (excluding any amounts received by the Agent pursuant to clause 34.11 (Lenders’ indemnity to the Agent)), for the Agent absolutely;

(b)
secondly, as to a sum equivalent to the aggregate amount then due and owing to the other Finance Parties (other than the Hedging Providers) under the Finance Documents (other than the Hedging Contracts or any Hedging Master Agreement), for those Finance Parties absolutely for application between them in accordance with clause 37.5 (Partial payments);

(c)
thirdly, until such time as the Security Agent is satisfied that all obligations owed to the Finance Parties (other than the Hedging Providers) have been irrevocably and unconditionally discharged in full, held by the Security Agent on a suspense account for payment of any further amounts owing to the Finance Parties (other than the Hedging Providers) under the Finance Documents (other than the Hedging Contracts or any Hedging Master Agreement) and further application in accordance with this clause 34.26.1 as and when any such amounts later fall due;

(d)
fourthly, as to a sum equivalent to the aggregate amount then due and owing to the Hedging Providers under the Hedging Contracts and any Hedging Master Agreements, for those Hedging Providers absolutely for application between them in accordance with clause 37.5 (Partial payments);

(e)
fifthly, until such time as the Security Agent is satisfied that all obligations owed to the Hedging Providers have been irrevocably and unconditionally discharged in full, held by the Security Agent on a suspense account for payment of any further amounts owing to the Hedging Providers under the Hedging Contracts, any Hedging Master Agreement and any other Finance Documents and further application in accordance with this clause 34.26.1 as and when any such amounts later fall due;

(f)	sixthly, to such other persons (if any) as are legally entitled thereto in priority to the Obligors; and

(g)	seventhly, as to the balance (if any), for the Obligors by or from whom or from whose assets the relevant amounts were paid, received or recovered or other person entitled to them.
The foregoing shall be without prejudice to any payment waterfall provisions set forth in a K-Sure Insurance Policy in respect of the proceeds of such K-Sure Insurance Policy, which shall govern the payment by K-Sure of the proceeds of that K-Sure Insurance Policy and the sharing of such proceeds by the K-Sure Facility Lenders.

34.26.2
The Security Agent and each other beneficiary of the Security Documents shall make each application as soon as is practicable after the relevant moneys are received by, or otherwise become available to, it save that (without prejudice to any other provision contained in any of the Security Documents) the Security Agent (acting on the instructions of the Agent) any other beneficiary of the Security Documents or any receiver or administrator may credit any moneys received by it to a suspense account for so long and in such manner as the Security Agent, any other beneficiary of the Security Documents or such receiver or administrator may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against the Borrowers or any other person liable.

34.26.3
The Security Agent and/or any other beneficiary of the Security Documents shall obtain a good discharge in respect of the amounts expressed to be due to the other Finance Parties as referred to in this clause 34.26 by paying such amounts to the Agent for distribution in accordance with clause 37 (Payment mechanics).

34.27	Powers and duties of the Security Agent as trustee of the security
In its capacity as trustee in relation to the Trust Property, the Security Agent:

(a)
shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by this Agreement and/or any Security Document but so that the Security Agent may only exercise such powers and discretions to the extent that it is authorised to do so by the provisions of this Agreement;

(b)
shall (subject to clause 34.26.1 (Order of application)) be entitled (in its own name or in the names of nominees) to invest moneys from time to time forming part of the Trust Property or otherwise held by it as a consequence of any enforcement of the security constituted by any Finance Document which, in the reasonable opinion of the Security Agent, it would not be practicable to distribute immediately, by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify the same and the Security Agent shall not be responsible for any loss due to interest rate or exchange rate fluctuations except for any loss arising from the Security Agent's gross negligence or wilful default;

(c)
may, in the conduct of its obligations under and in respect of the Security Documents, instead of acting personally, employ and pay any agent (whether being a lawyer or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money) and on the basis that (i) any such agent engaged in any profession or business shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his or her in connection with such employment and (ii) the Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Agent shall have exercised reasonable care in the selection of such agent;

(d)
may place all deeds and other documents relating to the Trust Property which are from time to time deposited with it pursuant to the Security Documents in any safe deposit, safe or receptacle selected by the Security Agent or with any firm of solicitors or company whose business includes undertaking the safe custody of documents selected by the Security Agent and may make any such arrangements as it thinks fit for allowing Obligors access to, or its solicitors or auditors possession of, such documents when necessary or convenient and the Security Agent shall not be responsible for any loss incurred in connection with any such deposit, access or possession if it has exercised reasonable care in the selection of a safe deposit, safe, receptacle or firm of solicitors or company;

(e)
may, unless and to the extent the express provisions of any Security Document provide otherwise, do any act or thing in the exercise of any of its duties under the Finance Documents which in its absolute discretion (in the absence of any instructions of the Agent as to the doing of such act or thing) it deems advisable for the protection and benefit of all the Finance Parties; and

(f)
may, unless the express provisions of any such Security Document provide otherwise, if authorised by the Agent, amend or vary the terms of or waive breaches of or defaults under, or otherwise excuse performance of any provision of, or grant consents under any of the Security Documents to which it is a party, any such amendment, variation, waiver or consent so authorised to be binding on all the parties hereto and that Security Agent to be under no liability whatsoever in respect thereof;

(g)
shall not be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty; and

(h)	shall not have or be deemed to have any relationship of trust or agency with, any Obligor.
The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.
Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

34.28	Insurance by Security Agent
Where the Security Agent is named on any insurance policy (including the Insurances) as an insured party and/or loss payee, the Security Agent shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request. The Security Agent shall have no obligation to, or any liability for any failure to, insure any of the Charged Property.

34.29	Custodians and nominees
The Security Agent may (to the extent legally permitted) appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person if it has exercised reasonable care in the selection of such person.

34.30	Acceptance of title
The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors have to any of the Charged Property and shall not be liable for or bound to require any debtor to remedy any defect in its right or title.

34.31	Refrain from illegality
Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any applicable jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

34.32	All enforcement action through the Security Agent

34.32.1
None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in favour of the Security Agent only or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent.

34.32.2
None of the other Finance Parties shall have any independent power to enforce any of those Security Documents which are executed in their favour or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents except through the Security Agent. If any Finance Party (other than the Security Agent) is a party to any Security Document it shall promptly upon being requested by the Agent to do so grant a power of attorney or other sufficient authority to the Security Agent to enable the Security Agent to exercise any rights, discretions or powers or to grant any consents or releases under such Security Document.

34.33	Co-operation to achieve agreed priorities of application
The other Finance Parties shall co-operate with each other and with the Security Agent and any receiver or administrator under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 34.26.1 (Order of application).

34.34	Indemnity from Trust Property

34.34.1
In respect of all liabilities, costs or expenses for which the Obligors are liable under this Agreement, the Security Agent and each Affiliate of the Security Agent and each officer or employee of the Security Agent or its Affiliate (each a Relevant Person) shall be entitled to be indemnified out of the Trust Property in respect of all liabilities, damages, costs, claims, charges or expenses whatsoever properly incurred or suffered by such Relevant Person:

(a)
in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities, discretions and duties created or conferred by or pursuant to the Finance Documents;

(b)	as a result of any breach by an Obligor of any of its obligations under any Finance Document;

(c)	in respect of any Environmental Claim made or asserted against a Relevant Person which would not have arisen if the Finance Documents had not been executed; and

(d)	in respect of any matter or thing done or omitted in any way in accordance with the terms of the Finance Documents relating to the Trust Property or the provisions of any of the Finance Documents.

34.34.2
The rights conferred by this clause 34.34 are without prejudice to any right to indemnity by law given to trustees generally and to any provision of the Finance Documents entitling the Security Agent or any other person to an indemnity in respect of, and/or reimbursement of, any liabilities, costs or expenses incurred or suffered by it in connection with any of the Finance Documents or the performance of any duties under any of the Finance Documents. Nothing contained in this clause 34.34 shall entitle the Security Agent or any other person to be indemnified in respect of any liabilities, damages, costs, claims, charges or expenses to the extent that the same arise from such person's own gross negligence or wilful misconduct.

34.35	Finance Parties to provide information
The other Finance Parties shall provide the Security Agent with such written information as it may reasonably require for the purposes of carrying out its duties and obligations under the Security Documents and, in particular, with such necessary directions in writing so as to enable the Security Agent to make the calculations and applications contemplated by clause 34.26.1 (Order of application) above and to apply amounts received under, and the proceeds of realisation of, the Security Documents as contemplated by the Security Documents, clause 37.5 (Partial payments) and clause 34.26.1 (Order of application).

34.36	No reliance on Security Agent
It is understood and agreed by each Finance Party (other than the Security Agent) that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each Obligor and, accordingly, the Security Agent shall not have any liability or responsibility for and each other Finance Party warrants to the Security Agent that it has not relied and will not hereafter rely on the Security Agent:

(a)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided to it by any Obligor or any other person in connection with any of the Finance Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Finance Party by the Security Agent);

(b)
to check or enquire on its behalf into the adequacy, accuracy or completeness of any communication delivered to it under any of the Finance Documents, any legal or other opinions, reports, valuations, certificates, appraisals or other documents delivered or made or required to be delivered or made at any time in connection with any of the Finance Documents, any security to be constituted thereby or any other report or other document, statement or information circulated, delivered or made, whether orally or otherwise and whether before, on or after the date of this Agreement;

(c)
to check or enquire on its behalf into the due execution, delivery, validity, legality, perfection, adequacy, suitability, performance, enforceability or admissibility in evidence of any of the Finance Documents or any other document referred to in paragraph (b) above or of any guarantee, indemnity or security given or created thereby or any obligations imposed thereby or assumed thereunder;

(d)
to check or enquire on its behalf into the ownership, value, existence or sufficiency of any property the subject of any of the Security Document, the priority of any of the Security Interests or the registration thereof, the right or title of any person in or to any property comprised therein or the existence of any encumbrance affecting the same; or

(e)	to assess or keep under review on its behalf the identity, financial condition, creditworthiness, condition, affairs, status or nature of any Obligor.

34.37	Release to facilitate enforcement and realisation
Each Finance Party acknowledges that pursuant to any enforcement action by the Security Agent (or a Receiver) carried out on the instructions of the Agent it may be desirable for the purpose of such enforcement and/or maximising the realisation of the Charged Property being enforced against, that any rights or claims of or by the Security Agent (for the benefit of the Finance Parties) and/or any Finance Parties against any Obligor and/or any Security Interest over any assets of any Obligor (in each case) as contained in or created by any Finance Document, other than such rights or claims or security being enforced, be released in order to facilitate such enforcement action and/or realisation and, notwithstanding any other provision of the Finance Documents, each Finance Party hereby irrevocably authorises the Security Agent (acting on the instructions of the Agent) to grant any such releases to the extent necessary to fully effect such enforcement action and realisation including, without limitation, to the extent necessary for such purposes to execute release documents in the name of and on behalf of the Finance Parties. Where the relevant enforcement is by way of disposal of shares in an Obligor, the requisite release shall include releases of all claims (including under guarantees) of the Finance Parties and/or the Security Agent against such Obligor and of all Security Interests over the assets of such Obligor.

34.38	Undertaking to pay
Each Obligor which is a Party undertakes with the Security Agent on behalf of the Finance Parties that it will, on demand by the Security Agent, pay to the Security Agent all money from time to time owing, and discharge all other obligations from time to time incurred, by it under or in connection with the Finance Documents.

34.39	Additional trustees
The Security Agent shall have power by notice in writing to the other Finance Parties and the Borrowers to appoint any person, unless an Event of Default has occurred and is continuing, approved by the Borrowers (such approval not to be unreasonably withheld or delayed) either to act as separate trustee or as co-trustee jointly with the Security Agent:

(a)	if the Security Agent reasonably considers such appointment to be in the best interests of the Finance Parties;

(b)	for the purpose of conforming with any legal requirement, restriction or condition in any jurisdiction in which any particular act is to be performed; or

(c)	for the purpose of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction against any person of a judgment already obtained, and any person so appointed shall (subject to the provisions of this Agreement) have such rights (including as to reasonable remuneration), powers, duties and obligations as shall be conferred or imposed by the instrument of appointment. The Security Agent shall have power to remove any person so appointed. At the request of the Security Agent, the other parties to this Agreement shall forthwith execute all such documents and do all such things as may be required to perfect such appointment or removal and each such party irrevocably authorises the Security Agent in its name and on its behalf to do the same. Such a person shall accede to this Agreement as a Security Agent to the extent necessary to carry out their role on terms satisfactory to the Security Agent and (subject always to the provisions of this Agreement) have such trusts, powers, authorities, liabilities and discretions (not exceeding those conferred on the Security Agent by this Agreement and the other Finance Documents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment (being no less onerous than would have applied to the Security Agent but for the appointment). The Security Agent shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such person if the Security Agent shall have exercised reasonable care in the selection of such person.

34.40	Non-recognition of trust
It is agreed by all the parties to this Agreement that:

(a)
in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this clause 34, the relationship of the Security Agent and the other Finance Parties shall be construed as one of principal and agent, but to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties to this Agreement; and

(b)
the provisions of this clause 34 insofar as they relate to the Security Agent in its capacity as trustee for the Finance Parties and the relationship between themselves and the Security Agent as their trustee may be amended by agreement between the other Finance Parties and the Security Agent. The Security Agent may amend all documents necessary to effect the alteration of the relationship between the Security Agent and the other Finance Parties and each such other party irrevocably authorises the Security Agent in its name and on its behalf to execute all documents necessary to effect such amendments.

34.41	Release of Security
If the Agent determines that the Facility Period has expired, then the Security Agent shall, with the approval of all the other Finance Parties, release, without recourse or warranty, all of the security then held by it, whereupon the Security Agent, the other Finance Parties and all Obligors shall be released from their obligations hereunder (save for those which arose prior to such winding up).

34.42	Role of the K-Sure Agent

34.42.1
Each of the K-Sure Facility Lenders and the Agent appoints the K-Sure Agent to act as its agent for the purposes of dealing with K-Sure in respect of the K-Sure Insurance Policies and the K-Sure Agent accepts the appointment on and subject to the terms of this clause 34.42.

34.42.2	The K-Sure Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

34.42.3
The K-Sure Agent shall promptly forward to the Agent the original or a copy of any document which is delivered to the K-Sure Agent for another Party and shall promptly forward to K-Sure (in accordance with the provision of the K-Sure Insurance Policies) the original or a copy of any document which is delivered to the K-Sure Agent by any other Party.

34.42.4	Except where a Finance Document specifically provides otherwise, the K-Sure Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

34.42.5
Clauses 34.7.6, 34.7.7 and 34.8 (Rights and discretions of the Agent), 34.8 (Responsibility for documentation and other matters), clause 34.9 (No duty to monitor), 34.10 (Exclusion of liability), 34.12 (Resignation of the Agent), 34.15 (Confidentiality), 34.16 (Relationship with the Lenders and Hedging Providers), 34.17 (Credit appraisal by the Lenders and Hedging Providers) and 34.20 (Deduction from amounts payable by the Agent) shall each extend so as to apply to the K-Sure Agent in its capacity as such and for that purpose each reference to the "Agent" in these clauses shall extend to include in addition a reference to the "K-Sure Agent" in its capacity as such, provided, that any change, substitution or resignation of the K-Sure Agent shall be subject to any consent requirement pursuant to the K-Sure Insurance Policies.

34.42.6	All communication between the Finance Parties and K-Sure shall be carried out exclusively through the K-Sure Agent.

34.42.7	Each Lender and each Hedging Provider shall deal with the K-Sure Agent exclusively through the Agent and shall not deal directly with the K-Sure Agent.

34.43	K-sure Insurance Policies
Each K-Sure Facility Lender represents and warrants to the K-Sure Agent that, with effect from the date it receives each K-Sure Insurance Policy, (i) it has reviewed the K-Sure Insurance Policy and is aware of the provisions thereof, (ii) any representations and warranties made by the K-Sure Agent on behalf of each K-Sure Facility Lender under the K-Sure Insurance Policy are true and correct with respect to such K-Sure Facility Lender in all respects, and (iii) no information provided by such K-Sure Facility Lender in writing to the K-Sure Agent or to K-Sure prior to the date hereof was incomplete, untrue or incorrect in any respect except to the extent that such K-Sure Facility Lender, in the exercise of reasonable care and due diligence prior to the giving of the information, could not have discovered the error or omission. Each K-Sure Facility Lender represents and warrants to the K-Sure Agent that it has not taken (or failed to take), and agrees with the K-Sure Agent that it shall not take (or fail to take), any action that would result in the K-Sure Agent being in breach of any of its obligations in its capacity as K-Sure Agent under the K-Sure Insurance Policies or the Finance Documents, or result in any of K-Sure Facility Lenders being in breach of any of their respective obligations as insured parties, under a K-Sure Insurance Policy, or which would otherwise prejudice the K-Sure Agent's ability to make a claim on behalf of the K-Sure Facility Lenders under a K-Sure Insurance Policy.

34.44	K-Sure Agent actions
The K-Sure Agent agrees to take such actions under the K-Sure Insurance Policies (including with respect to any amendment, modification or supplement to a K-Sure Insurance Policy) as may be directed on the unanimous instructions of the K-Sure Facility Lenders from time to time; provided that, anything herein or in a K-Sure Insurance Policy to the contrary notwithstanding, the K-Sure Agent shall not be obliged to take any such action or to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder or thereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it or if such action would be contrary to applicable law.

35	Conduct of business by the Finance Parties

35.1	Finance Parties tax affairs
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax (other than as provided for in Clause 12.6 of this Agreement).

35.2	Finance Parties acting together
Notwithstanding clause 2.4 (Finance Parties' rights and obligations), if the Agent makes a declaration under clause 30.22 (Acceleration) the Agent shall, in the names of all the Finance Parties, take such action on behalf of the Finance Parties and conduct such negotiations with the Borrowers and any Group Members and generally administer the Facility in accordance with the wishes of the Majority Lenders. All the Finance Parties shall be bound by the provisions of this clause and no Finance Party shall be entitled to take action independently against any Obligor or any of its assets without the prior consent of the Majority Lenders.
This clause shall not override clause 34 (Roles of Agent, Security Agent, K-Sure Agent, Documentation Agent and Mandated Lead Arrangers) as it applies to the Security Agent.

35.3	Majority Lenders

35.3.8
Where any Finance Document provides for any matter to be determined by reference to the opinion of, or to be subject to the consent, approval or request of, the Majority Lenders or for any action to be taken on the instructions of the Majority Lenders (a majority decision), such majority decision shall (as between the Lenders) only be regarded as having been validly given or issued by the Majority Lenders if all the Lenders shall have received prior notice of the matter on which such majority decision is required and the relevant majority of Lenders shall have given or issued such majority decision. However (as between any Obligor and the Finance Parties) the relevant Obligor shall be entitled (and bound) to assume that such notice shall have been duly received by each Lender and that the relevant majority shall have been obtained to constitute Majority Lenders when notified to this effect by the Agent whether or not this is the case.

35.3.9
If, within ten Business Days of the Agent despatching to each Lender a notice requesting instructions (or confirmation of instructions) from the Lenders or the agreement of the Lenders to any amendment, modification, waiver, variation or excuse of performance for the purposes of, or in relation to, any of the Finance Documents, the Agent has not received a reply specifically giving or confirming or refusing to give or confirm the relevant instructions or, as the case may be, approving or refusing to approve the proposed amendment, modification, waiver, variation or excuse of performance, then (irrespective of whether such Lender responds at a later date) the Agent shall treat any Lender which has not so responded as having indicated a desire to be bound by the wishes of 66 2/3 per cent of those Lenders (measured in terms of the total Commitments of those Lenders) which have so responded.

35.3.10	For the purposes of clause 35.3.2, any Lender which notifies the Agent of a wish or intention to abstain on any particular issue shall be treated as if it had not responded.

35.3.11	Clauses 35.3.2 and 35.3.3 shall not apply in relation to those matters referred to in, or the subject of, clause 36.5 (Exceptions).

35.4	Conflicts

35.4.8
Each Borrower acknowledges that any Mandated Lead Arranger and its parent undertaking, subsidiary undertakings and fellow subsidiary undertakings (together an Arranger Group) may be providing debt finance, equity capital or other services (including financial advisory services) to other persons with which the Borrowers may have conflicting interests in respect of the Facility or otherwise.

35.4.9
No member of an Arranger Group shall use confidential information gained from any Obligor by virtue of the Facility or its relationships with any Obligor in connection with their performance of services for other persons. This shall not, however, affect any obligations that any member of an Arranger Group has as Agent in respect of the Finance Documents. The Borrowers also acknowledge that no member of an Arranger Group has any obligation to use or furnish to any Obligor information obtained from other persons for their benefit.

35.4.10	The terms parent undertaking, subsidiary undertaking and fellow subsidiary undertaking when used in this clause have the meaning given to them in sections 1161 and 1162 of the Companies Act 2006.

35.5	Conflict and K-sure Insurance Policy override
Without limiting in any manner the rights of the Lenders under the Facilities (other than the K-sure Facility), and subject and without prejudice to any amendments, consents or waivers as may be given, consented or agreed to by the Agent which is contrary to or inconsistent with any vote exercised by the K-sure Lenders (acting on the instructions of K-sure);

(c)
in case of any conflict between the Finance Documents and the K-sure Insurance Policy, the K-sure Insurance Policy shall, as between the K-sure Lenders and K-sure, prevail, and to the extent of such conflict or inconsistency, none of the K-sure Lenders or the K-sure Agent shall assert to K-sure, the terms of the relevant Finance Documents; and

(d)
nothing in this Agreement or any Finance Document shall permit or oblige any K-sure Lender or the K-sure Agent to act (or omit to act) in a manner that is inconsistent with any requirement of K-sure under or in connection with the K-sure Insurance Policy.

35.6	Prior consultation with K-Sure

35.6.23	The Borrowers acknowledge that the Agent may, under the terms of a K-Sure Insurance Policy, be required:

(a)
to consult with the K-Sure Agent (who shall in turn consult with K-Sure), prior to the exercise of certain decisions under the Finance Documents (including the exercise of such voting rights in relation to any substantial amendment to any Finance Document); and

(b)	to follow certain instructions given by the K-Sure Agent (acting on the instructions of K-Sure), subject to clauses 35.2 and 35.3.

35.6.24
Each Finance Party will be deemed to have acted reasonably if it has acted on the instructions of the Agent (given by the K-Sure Agent (acting on the instructions of K-Sure) to the Agent in accordance with the terms of the K-Sure Insurance Policies) in the making of any such decision or the taking or refraining from taking any action under any Finance Document to which it is a party.

35.7	Disenfranchisement of Defaulting Lenders

35.7.2	For so long as a Defaulting Lender has any undrawn Commitments, in ascertaining:

(i)	the Majority Lenders; or

(j)	whether:

(iii)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the Facility; or

(iv)	the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender's Commitments will be reduced by the amount of its undrawn Commitments and, to the extent that the reduction results in that Defaulting Lender’s Commitments being zero and it has no participation in the Loans, that Defaulting Lender shall be deemed not to be a Lender for the purposes paragraphs (a) and (b) above.

35.7.3	For the purposes of clause 35.7.1, the Agent may assume that the following Lenders are Defaulting Lenders:

(n)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(o)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

35.8	Excluded Commitments

35.8.3
If any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 10 Business Days of that request being made (unless the Borrowers and the Agent agree to a longer time period in relation to any request), subject to clause 35.7:

(e)
its Commitments or its participation in the Loans shall not be included for the purpose of calculating the Total Commitments or the amount of the Loans when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments or the amount of the Loans has been obtained to approve that request; and

(f)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

35.9	Replacement of a Defaulting Lender

35.9.6	The Borrowers may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 20 Business Days' prior written notice to the Agent and such Lender:

(d)
replace such Lender by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to clause 32 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement; or

(e)	require such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to clause 32 (Changes to the Lenders) all (and not part only) of the undrawn Commitments of the Lender, to a Lender or other bank or financial institution (a Replacement Lender) selected by the Borrowers, and which is acceptable to the Agent (acting reasonably and with the approval of the Majority Lenders) and (in the case of any transfer of any undrawn Commitments), which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

35.9.7	Any transfer of rights and obligations of a Defaulting Lender pursuant to this clause shall be subject to the following conditions:

(a)	the Borrowers shall have no right to replace the Agent;

(b)	neither the Agent nor the Defaulting Lender shall have any obligation to the Borrowers to find a Replacement Lender;

(c)	the transfer must take place no later than 20 days after the notice referred to in clause 35.9.1; and

(d)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

36	Sharing among the Finance Parties

36.1	Payments to Finance Parties
If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 37 (Payment mechanics) (a Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(f)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(g)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 37 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(h)
the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 37.5 (Partial payments).

36.2	Redistribution of payments
The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with clause 37.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

36.3	Recovering Finance Party's rights
On a distribution by the Agent under clause 36.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor to that Recovering Finance Party.

36.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(g)
each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the Redistributed Amount); and

(h)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

36.5	Exceptions

36.5.25
This clause 36 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

36.5.26
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings;

(b)	the taking legal or arbitration proceedings was in accordance with the terms of this Agreement; and

(c)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11 -    ADMINISTRATION

37	Payment mechanics

37.1	Payments to the Agent

37.1.12
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than a Hedging Contract), that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

37.1.13
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London or Stockholm, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

37.2	Distributions by the Agent
Each payment received by the Agent under the Finance Documents for another Party shall, subject to clause 37.3 (Distributions to an Obligor) and clause 37.4 (Clawback and prefunding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London or Stockholm, as specified by that Party).

37.3	Distributions to an Obligor
The Agent may (with the consent of the Obligor or in accordance with clause 38 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

37.4	Clawback and pre-funding

37.4.27
Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

37.4.28
Unless clause 37.4.3 applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

37.4.29
If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(a)	the Borrower shall on demand refund it to the Agent; and

(b)
the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrowers, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

37.5	Partial payments

37.5.4
If the Agent receives a payment for application against amounts in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

(i)
first, in or towards payment pro rata of any unpaid fees, costs and expenses (other than any fees payable under clause 11 (Fees and Premiums)) owing to the Agent, the Security Agent, the Documentation Agent or the Mandated Lead Arrangers under those Finance Documents except for the Hedging Contracts;

(j)
secondly, in or towards payment to the Lenders pro rata of any amount owing to the Lenders under clause 34.11 (Lenders' indemnity to the Agent) including any amount resulting from the indemnity to the Security Agent under clause 34.23.1 (Application of certain clauses to Security Agent);

(k)
thirdly, in or towards payment to the Lenders pro rata of any accrued interest, fee or commission due but unpaid to the Lenders and any fees payable under clause 11 (Fees and Premiums) owing to the Agent, the Security Agent, the Documentation Agent or the Mandated Lead Arrangers under those Finance Documents except for the Hedging Contracts;

(l)	fourthly, in or towards payment to the Lenders pro rata of any principal due but unpaid to the Lenders under those Finance Documents except for the Hedging Contracts;

(m)	fifthly, in or towards payment pro rata of any other sum due but unpaid to the Finance Parties (other than the Hedging Providers) under the Finance Documents except for the Hedging Contracts; and

(n)	sixthly, in or towards payment to the Hedging Providers pro rata of any net accrued interest, fees, commission or any other net amounts due to them but unpaid under the Hedging Contracts.
For the avoidance of doubt, all payments to the Hedging Providers under the Hedging Contracts will be fully subordinated to any sum due but unpaid to any Finance Parties (other than the Hedging Providers) under the Finance Documents except for the Hedging Contracts.

37.5.5	The Agent shall, if so directed by all the Lenders, K-Sure and each Hedging Provider, vary the order set out in paragraphs (c) to (f) of clause 37.5.1.

37.5.6	Clauses 37.5.1 and 37.5.2 above will override any appropriation made by an Obligor.

37.6	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

37.7	Business Days

37.7.8
Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

37.7.9	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

37.8	Currency of account

37.8.4	Subject to clauses 37.8.2 to 37.8.3, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

37.8.5	A repayment of all or part of a Loan or an Unpaid Sum and each payment of interest shall be made in dollars on its due date.

37.8.6
Each payment in respect of the amount of any costs, expenses or Taxes or other losses shall be made in dollars and, if they were incurred in a currency other than dollars, the amount payable under the Finance Documents shall be the equivalent in dollars of the relevant amount in such other currency on the date on which it was incurred.

37.8.7
All moneys received or held by the Security Agent or by a Receiver under a Security Document in a currency other than dollars may be sold for dollars and the Obligor which executed that Security Document shall indemnify the Security Agent against the full cost in relation to the sale. Neither the Security Agent nor such Receiver will have any liability to that Obligor in respect of any loss resulting from any fluctuation in exchange rates after the sale.

37.9	Change of currency

37.9.8	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(f)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and

(g)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

37.9.9
If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

37.10	Disruption to payment systems etc.
If either the Agent determines (in its discretion) that a Payment Disruption Event has occurred or the Agent is notified by the Borrowers that a Payment Disruption Event has occurred:

(j)
the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(k)
the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(l)
the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(m)
any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Payment Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 43 (Amendments and waivers);

(n)
the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 37.10; and

(o)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

38	Set-off
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

39	Notices

39.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

39.2	Addresses
The address, and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Obligor or Finance Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(c)	in the case of any Obligor which is a Party, that identified with its name in Schedule 1 (The original parties);

(d)	in the case of any Obligor which is not a Party, that identified in any Finance Document to which it is a party;

(e)	in the case of the Security Agent, the Agent and any other original Finance Party that identified with its name in Schedule 1 (The original parties); and

(f)	in the case of each Lender or other Finance Party, that notified in writing to the Agent on or prior to the date on which it becomes a Party in the relevant capacity, or, in each case, any substitute address, fax number, or department or officer as an Obligor or Finance Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

39.3	Delivery

39.3.7	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(d)	if by way of fax, when received in legible form; or

(e)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;
and, if a particular department or officer is specified as part of its address details provided under clause 39.2 (Addresses), if addressed to that department or officer.

39.3.8
Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified in Schedule 1 (The original parties) (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

39.3.9	All notices from or to an Obligor shall be sent through the Agent.

39.3.10	Any communication or document made or delivered to the Borrowers in accordance with this clause will be deemed to have been made or delivered to each of the Obligors.

39.3.11
Any communication or document which becomes effective, in accordance with clauses 39.3.1 to 39.3.4 above, after 5:00pm in the place of receipt shall be deemed only to become effective on the following day.

39.4	Notification of address and fax number
Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 39.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

39.5	Electronic communication

39.5.10
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(h)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(i)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

39.5.11
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

39.5.12	Any electronic communication which becomes effective, in accordance with clause 39.5.2 above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

39.6	English language

39.6.8	Any notice given under or in connection with any Finance Document shall be in English.

39.6.9	All other documents provided under or in connection with any Finance Document shall be:

(j)	in English; or

(k)
if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

40	Calculations and certificates

40.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

40.2	Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

40.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Interbank Market differs, in accordance with that market practice.

41	Partial invalidity
If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

42	Remedies and waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

43	Amendments and waivers

43.1	Required consents

43.1.13
Subject to clauses 43.2 (All Lender matters) and 43.3 (Other exceptions), any term of the Finance Documents may be amended or waived with the consent of the Agent (acting on the instructions of the Majority Lenders and, if it affects the rights and obligations of the Agent or the Security Agent, the consent of the Agent or the Security Agent and, if it affects the rights and obligations of the Hedging Providers, the consent of the Hedging Providers and, if it affects the rights and obligations of K-Sure, the consent of K-Sure) and any such amendment or waiver agreed or given by the Agent will be binding on all the Finance Parties.

43.1.14	The Agent may (or, in the case of the Security Documents, instruct the Security Agent to) effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause 43.

43.1.15
Without prejudice to the generality of sub-clauses 34.7.3, 34.7.4 and 34.7.5 of clause 34.7 (Rights and discretions of Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

43.1.16
Each Obligor agrees to any such amendment or waiver permitted by this clause 43 which is agreed to by the Borrowers. This includes any amendment or waiver which would, but for this clause 43.1.4, require the consent of the Parent.

43.2	All Lender matters

43.2.10	An amendment, waiver or discharge or release or a consent of, or in relation to, the terms of any Finance Document that has the effect of changing or which relates to:

(d)	the definition of "Majority Lenders" in clause 1.1 (Definitions);

(e)	the definition of "Last Availability Date" in clause 1.1 (Definitions);

(f)	an extension to the date of payment of any amount under the Finance Documents;

(g)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable or the rate at which they are calculated;

(h)	an increase in, or an extension of, any Commitment or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders pro rata under the Facilities;

(i)	a change to any Borrower or any other Obligor;

(j)	any provision which expressly requires the consent or approval of all the Lenders;

(k)
clause 2.4 (Finance Parties' rights and obligations), clauses 7.2.1 and 7.2.5 (Prepayment option), clause 32 (Changes to the Lenders), clause 36.1 (Payments to Finance Parties), this clause 43, clause 45 (Governing law) or clause 46.1 (Jurisdiction of English courts);

(l)	the order of distribution under clause 37.5 (Partial payments);

(m)	the order of distribution under clause 34.26.1 (Order of application);

(n)	the currency in which any amount is payable under any Finance Document;

(o)
an increase in any Commitment, Facility Commitment or the Total Commitments, an extension of any period within which a Facility is available for Utilisation or any requirement that a cancellation of Commitments reduces the Commitments and/or the Facility Commitments pro rata;

(p)	the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Security Documents are distributed;

(q)	the nature or scope of the guarantee and indemnity granted under clause 17 (Guarantee and Indemnity); or

(r)	the circumstances in which the security constituted by the Security Documents are permitted or required to be released under any of the Finance Documents, shall not be made, or given, without the prior consent of all the Lenders.

43.3	Other exceptions

43.3.10	Amendments to or waivers in respect of the Hedging Contracts may only be agreed by the relevant Hedging Provider.

43.3.11	Amendments to or waivers in respect of clause 7.2.2 (Prepayment option) may only be agreed with the consent of each of the KEXIM Facility Lenders.

43.3.12	Amendments to or waivers in respect of clause 7.2.3 (Prepayment option) may only be agreed with the consent of each of the K-Sure Facility Lenders.

43.3.13	Amendments to or waivers in respect of clause 7.10 (Termination of a K-Sure Insurance Policy) may only be agreed with the consent of each of the K-Sure Facility Lenders.

43.3.14
An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, the Documentation Agent or the Mandated Lead Arrangers in their respective capacities as such (and not just as a Lender) may not be effected without the consent of the Agent, the Security Agent, the Documentation Agent or the Mandated Lead Arrangers (as the case may be).

43.3.15
Notwithstanding clauses 43.1 and 43.2.1 to 43.3.5 (inclusive), the Agent may make technical amendments to the Finance Documents arising out of manifest errors on the face of the Finance Documents, where such amendments would not prejudice or otherwise be adverse to the interests of any Finance Party without any reference or consent of the Finance Parties.

43.4	Releases
Except with the approval of the Lenders or for a release which is expressly permitted or required by the Finance Documents, the Agent shall not have authority to authorise the Security Agent to release:

(p)	any Charged Property from the security constituted by any Security Document; or

(q)	any Obligor from any of its guarantee or other obligations under any Finance Document.

44	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

BD-#18471444-v11

BD-#18471444-v11

SECTION 12 -    GOVERNING LAW AND ENFORCEMENT

45	Governing law
This Agreement and any non-contractual obligations connected with it are governed by English law.

46	Enforcement

46.1	Jurisdiction of English courts

46.1.6
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligations connected with it (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

46.1.7	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

46.1.8
This clause 46.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

46.2	Service of process
Without prejudice to any other mode of service allowed under any relevant law, each Obligor which is a Party (other than an Obligor incorporated in England and Wales):

(f)
irrevocably appoints the person named in Schedule 1 (The original parties) as that Obligor's English process agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;

(g)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and

(h)
if any person appointed as process agent for an Obligor is unable for any reason to act as agent for service of process, that Obligor must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
The original parties
Borrowers

Name:	Golar Hull M2021 Corp.
Original Jurisdiction	Marshall Islands
Registration number (or equivalent, if any)	46818
English process agent (if not incorporated in England)	Golar Management Ltd
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960
Address for service of notices	13th Floor, One America Square, 17 Crosswall, London, EC3N 2LB

Name:	Golar Hull M2026 Corp.
Original Jurisdiction	Marshall Islands
Registration number (or equivalent, if any)	46890
English process agent (if not incorporated in England)	Golar Management Ltd
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960
Address for service of notices	13th Floor, One America Square, 17 Crosswall, London, EC3N 2LB

Name:	Golar Hull M2031 Corp.
Original Jurisdiction	Marshall Islands
Registration number (or equivalent, if any)	47445
English process agent (if not incorporated in England)	Golar Management Ltd
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960
Address for service of notices	13th Floor, One America Square, 17 Crosswall, London, EC3N 2LB

Name:	Golar Hull M2022 Corp.
Original Jurisdiction	Marshall Islands
Registration number (or equivalent, if any)	46819
English process agent (if not incorporated in England)	Golar Management Ltd
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960
Address for service of notices	13th Floor, One America Square, 17 Crosswall, London, EC3N 2LB

Name:	Golar Hull M2023 Corp.
Original Jurisdiction	Marshall Islands
Registration number (or equivalent, if any)	46820
English process agent (if not incorporated in England)	Golar Management Ltd
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960
Address for service of notices	13th Floor, One America Square, 17 Crosswall, London, EC3N 2LB

Name:	Golar Hull M2027 Corp.
Original Jurisdiction	Marshall Islands
Registration number (or equivalent, if any)	46891
English process agent (if not incorporated in England)	Golar Management Ltd
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960
Address for service of notices	13th Floor, One America Square, 17 Crosswall, London, EC3N 2LB

Name:	Golar Hull M2024 Corp.
Original Jurisdiction	Marshall Islands
Registration number (or equivalent, if any)	46821
English process agent (if not incorporated in England)	Golar Management Ltd
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960
Address for service of notices	13th Floor, One America Square, 17 Crosswall, London, EC3N 2LB

Name:	Golar LNG NB12 Corporation
Original Jurisdiction	Marshall Islands
Registration number (or equivalent, if any)	53183
English process agent (if not incorporated in England)	Golar Management Ltd
Registered office	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960
Address for service of notices	13th Floor, One America Square, 17 Crosswall, London, EC3N 2LB

Parent

Name of Parent	Golar LNG Limited
Original Jurisdiction	Bermuda
Registration number (or equivalent, if any)	30506
English process agent (if not incorporated in England)	Golar Management Ltd
Registered office	Par-la-Ville Place, Par-la-Ville Road, Hamilton HM08, Bermuda
Address for service of notices	13th Floor, One America Square, 17 Crosswall, London, EC3N 2LB

The Original KEXIM Facility Lender

Name	The Export-Import Bank of Korea
Facility Office, address, fax number and attention details for notices
Lending Office
The Export-Import Bank of Korea
16-1, Yoido-dong, Youngdeungpo-gu
Seoul, 150-996
Republic of Korea
Address for Notices
The Export-Import Bank of Korea
16-1, Yoido-dong, Youngdeungpo-gu
Seoul, 150-996
Republic of Korea
Fax: +822 3779 6745
Attention: Ship Finance Department

KEXIM Facility Commitment ($)	450,000,000

The Original K-Sure Facility Lenders

Name	Korea Finance Corporation
Facility Office, address, fax number and attention details for notices	Address: 22, Eunghaeng-Ro (Yeouido-Dong) Yeongdeungpo-Gu Seoul 150-873, South Korea Fax: +822 6922 6681 Attention: Mr. Yangho Oh / Ms. Jiwon Chung / Mr. Yongjai Baik / Ms. Bitna Park / Mr. Hyunmok Jung
K-Sure Facility Commitment ($)	250,000,000

Name	Citibank, N.A. London Branch
Facility Office, address, fax number and attention details for notices
For Credit Matters:
Address: Citigroup Centre
      Canada Square
      London E14 5LB
Fax: +44 20 7986 4881
Attention: Davide Alessandrini / Kiran Deoram Matondkar / Tarvinder Singh Basi / Min-Suk Oh
For operational matters:
Address: C/o Citibank International plc Poland Branch
      8 Chalubinskiego St, 8th Floor
      Warsaw 00-613
      Poland
Fax: +44 20 7942 7512
Attention: Patrycja Paulina Gara / Wiktor Susicki / Kara Catt / Linsay Cane

K-Sure Facility Commitment ($)	65,251,193.30

Name	Swedbank AB (publ)
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: Filipstad Brygge 1
      P.O. BOX 1441 Vika
      N- 0115 Oslo
      Norway
Fax: +47 23 11 62 01
Attention: Johan Erland
And
Address: Large Corporates & Institutions, Loans & Syndications E71
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Anna Engberg
For operation matters:
Address: Large Corporates & Institutions/ Customer Service E768
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 81 32
Attention: Customer Service / Richard Lönnqvist / Eva Bergkvist
For documentation matters:
Address: Large Corporates & Institutions, Loan Agency E7
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Victoria Wiklund/Jessica Långberg

K-Sure Facility Commitment ($)	33,032,801.73

Name	Danske Bank, Norwegian Branch
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: Stortingsgata 6
      N-0161 Oslo
      Norway
Fax: +47 85 40 79 90
Attention: Tom Erik Vågen / Ida Iselin Vestbakken
For operational matters:
Address: Søndre gate 15 (P.O Box 4700)
      N-7466 Trondheim
      Norway
Fax: +47 85 40 79 69
Attention: Danske Bank Loan Administration, Att. Maria Maria Reguilon Aune

K-Sure Facility Commitment ($)	56,920,158.36

Name	DVB Bank SE
Facility Office, address, fax number and attention details for notices
Address: Park House
      16-18 Finsbury Circus
      London EC2M 7EB
For credit matters:
Fax: +44 20 7256 4529
Attention: Cornelia Urban
For operational matters:
Fax: + 44 207 256 4352
Attention: Transactions and Loan Services

K-Sure Facility Commitment ($)	27,500,000.00

Name	Skandinaviska Enskilda Banken AB (publ)
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: 2 , Cannon Street
              London EC4M 6XX
Fax: +44 20 72365144
Attention: Scott Lewallen / Malcolm Stonehouse
For operational matters:
Address: Rissneleden 110
               106 40 Stockholm
               Sweden
Fax: +46 8611 0384
Attention: SEB Structured Credit Operations

K-Sure Facility Commitment ($)	16,516,400.87

The Original Commercial Facility Lenders

Name	Korea Finance Corporation
Facility Office, address, fax number and attention details for notices	Address: 22, Eunghaeng-Ro (Yeouido-Dong) Yeongdeungpo-Gu Seoul 150-873, South Korea Fax: +822 6922 6681 Attention: Mr. Yangho Oh / Ms. Jiwon Chung / Mr. Yongjai Baik / Ms. Bitna Park / Mr. Hyunmok Jung
K-Sure Facility Commitment ($)	50,000,000

Name	Citibank, N.A. London Branch
Facility Office, address, fax number and attention details for notices
For Credit Matters:
Address: Citigroup Centre
      Canada Square
      London E14 5LB
Fax: +44 20 3364 0124
Attention: Luc Vrettos / Jonathan Beasley / Kristie Thornhill
For operational matters:
Address: C/o Citibank International plc Poland Branch
      8 Chalubinskiego St, 8th Floor
      Warsaw 00-613
      Poland
Fax: +44 20 7942 7512
Attention: Patrycja Paulina Gara / Wiktor Susicki

Commercial Facility Commitment ($)	53,664,323.63

Name	Nordea Bank Norge ASA
Facility Office, address, fax number and attention details for notices	Address: Middelthuns gate 17 Postboks 1166 Sentrum N-0107 Oslo Norway Fax: +47 22 48 66 68 Attention: For credit matters: Shipping Oslo For loan administration matters: Structured Loan Operations
Commercial Facility Commitment ($)	35,000,000.00

Name	Swedbank AB (publ)
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: Filipstad Brygge 1
      P.O. BOX 1441 Vika
      N- 0115 Oslo
      Norway
Fax: +47 23 11 62 01
Attention: Johan Erland
And
Address: Large Corporates & Institutions, Loans & Syndications E71
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Anna Engberg
For operation matters:
Address: Large Corporates & Institutions/ Customer Service E768
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 81 32
Attention: Customer Service / Richard Lönnqvist / Eva Bergkvist
For documentation matters:
Address: Large Corporates & Institutions, Loan Agency E7
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Victoria Wiklund/Jessica Långberg

Commercial Facility Commitment ($)	17,032,892.03

Name	Danske Bank, Norwegian Branch
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: Stortingsgata 6
      N-0161 Oslo
      Norway
Fax: +47 85 40 79 90
Attention: Tom Erik Vågen / Ida Iselin Vestbakken
For operational matters:
Address: Søndre gate 15 (P.O Box 4700)
      N-7466 Trondheim
      Norway
Fax: +47 85 40 79 69
Attention: Danske Bank Loan Administration, Att. Maria Maria Reguilon Aune

Commercial Facility Commitment ($)	34,065,784.06

Name	DVB Bank SE
Facility Office, address, fax number and attention details for notices
Address: Park House
      16-18 Finsbury Circus
      London EC2M 7EB
For credit matters:
Fax: +44 20 7256 4529
Attention: Cornelia Urban
For operational matters:
Fax: + 44 207 256 4352
Attention: Transactions and Loan Services

Commercial Facility Commitment ($)	27,500,000.00

Name	Skandinaviska Enskilda Banken AB (publ)
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: 2 , Cannon Street
              London EC4M 6XX
Fax: +44 20 72365144
Attention: Scott Lewallen / Malcolm Stonehouse
For operational matters:
Address: Rissneleden 110
               106 40 Stockholm
               Sweden
Fax: +46 8611 0384
Attention: SEB Structured Credit Operations

Commercial Facility Commitment ($)	8,516,446.02

The Agent

Name	Swedbank AB (publ)
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: Filipstad Brygge 1
      P.O. BOX 1441 Vika
      N- 0115 Oslo
      Norway
Fax: +47 23 11 62 01
Attention: Johan Erland
And
Address: Large Corporates & Institutions, Loans & Syndications E71
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Anna Engberg
For operation matters:
Address: Large Corporates & Institutions/ Customer Service E768
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 81 32
Attention: Customer Service / Richard Lönnqvist / Eva Bergkvist
For documentation matters:
Address: Large Corporates & Institutions, Loan Agency E7
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Victoria Wiklund/Jessica Långberg

The K-Sure Agent

Name	Citibank, N.A. London Branch
Facility Office, address, fax number and attention details for notices
Address: Citigroup Centre
      Canada Square
      London E14 5LB
Fax: +44 20 7986 4881
Attention: Davide Alessandrini / Kiran Deoram Matondkar / Tarvinder Singh Basi / Min-Suk Oh
And
Address: C/o Citibank International plc Poland Branch
      8 Chalubinskiego St, 8th Floor
      Warsaw 00-613
      Poland
Fax: +44 20 7942 7512
Attention: Kara Catt

The Documentation Agent

Name	Citibank, N.A. London Branch
Facility Office, address, fax number and attention details for notices	Address: Citigroup Centre Canada Square London E14 5LB Fax: +44 20 7986 4881 Attention: Davide Alessandrini / Guido Musso / Tarvinder Singh Basi

The Security Agent

Name	Swedbank AB (publ)
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: Filipstad Brygge 1
      P.O. BOX 1441 Vika
      N- 0115 Oslo
      Norway
Fax: +47 23 11 62 01
Attention: Johan Erland
And
Address: Large Corporates & Institutions, Loans & Syndications E71
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Anna Engberg
For operation matters:
Address: Large Corporates & Institutions/ Customer Service E768
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 81 32
Attention: Customer Service / Richard Lönnqvist / Eva Bergkvist
For documentation matters:
Address: Large Corporates & Institutions, Loan Agency E7
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Victoria Wiklund/Jessica Långberg

The Hedging Providers

Name	Citibank, N.A. London Branch
Facility Office, address, fax number and attention details for notices
For Credit Matters:
Address: Citigroup Centre
      Canada Square
      London E14 5LB
Fax: +44 20 3364 0124
Attention: Luc Vrettos / Jonathan Beasley / Kristie Thornhill
For operational matters:
Address: C/o Citibank International plc Poland Branch
      8 Chalubinskiego St, 8th Floor
      Warsaw 00-613
      Poland
Fax: +44 20 7942 7512
Attention: Patrycja Paulina Gara / Wiktor Susicki

Name	Nordea Bank Finland plc
Facility Office, address, fax number and attention details for notices	Address: Middelthuns gate 17 Postboks 1166 Sentrum N-0107Oslo Norway Fax: +47 22 48 66 68 Attention: For credit matters: Shipping Oslo For loan administration matters: Structured Loan Operations

Name	Swedbank AB (publ)
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: Filipstad Brygge 1
      P.O. BOX 1441 Vika
      N- 0115 Oslo
      Norway
Fax: +47 23 11 62 01
Attention: Johan Erland
And
Address: Large Corporates & Institutions, Loans & Syndications E71
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Anna Engberg
For operation matters:
Address: Large Corporates & Institutions/ Customer Service E768
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 81 32
Attention: Customer Service / Richard Lönnqvist / Eva Bergkvist
For documentation matters:
Address: Large Corporates & Institutions, Loan Agency E7
      SE – 10534 Stockholm
      Sweden
Fax: +46 8 700 84 09
Attention: Victoria Wiklund/Jessica Långberg

Name	Danske Bank A/S
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: Stortingsgata 6
      N-0161 Oslo
      Norway
Fax: +47 85 40 79 90
Attention: Tom Erik Vågen / Ida Iselin Vestbakken
For operational matters:
Address: Søndre gate 15
      N-7011 Trondheim
      Norway
Fax: +47 85 40 79 69
Attention: Danske Bank Loan Administration, Att. Maria Maria Reguilon Aune

Name	DVB Bank SE
Facility Office, address, fax number and attention details for notices
Address: Park House
      16-18 Finsbury Circus
      London EC2M 7EB
For credit matters:
Fax: +44 20 7256 4529
Attention: Cornelia Urban
For operational matters:
Fax: + 44 207 256 4352
Attention: Transactions and Loan Services

Name	Skandinaviska Enskilda Banken AB (publ)
Facility Office, address, fax number and attention details for notices
For credit matters:
Address: 2 , Cannon Street
              London EC4M 6XX
Fax: +44 20 72365144
Attention: Scott Lewallen / Malcolm Stonehouse
For operational matters:
Address: Rissneleden 110
               106 40 Stockholm
               Sweden
Fax: +46 8611 0384
Attention: SEB Structured Credit Operations

The Account Bank

Name	Nordea Bank Finland plc London Branch
Facility Office, address, fax number and attention details for notices	Address: 8th Floor, City Place House, 55 Basinghall Street London EC2V 5NB Fax: +44 207 726 9003 Attention: Client Services Department

BD-#18471444-v11

BD-#18471444-v11

Schedule 2
Ship information
Ship A

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2021
To be renamed:	Seal
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2021 Corp.
Scheduled delivery date:	31 August 2013
Backstop Date:	28 April 2014
Date and description of Building Contract:
Shipbuilding contract dated 8 April 2011 (as supplemented and/or amended by a supplemental agreement dated 8 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 18 August 2011 and an addendum No.3 dated 29 March 2012) between the Builder and the Owner

Delivery Price:	$205,790,000
Contract Price:	$204,790,000
Ship Commitment:	$133,220,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

BD-#18471444-v11

Ship B

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2026
To be renamed:	Celsius
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2026 Corp.
Scheduled delivery date:	30 September 2013
Backstop Date:	28 May 2014
Date and description of Building Contract:
Shipbuilding contract dated 15 April 2011 (as supplemented and/or amended by a supplemental agreement dated 15 April 2011, a technical option agreement dated 15 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 18 August 2011 and an addendum No.3 dated 29 March 2012) between the Builder and the Owner

Delivery Price:	$205,800,000
Contract Price:	$204,800,000
Ship Commitment:	$133,220,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

BD-#18471444-v11

Ship C

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2031
To be renamed:	Igloo
Size:	170,000 cbm
Type of Ship:	Floating storage and regasification vessel
Owner:	Golar Hull M2031 Corp.
Scheduled delivery date:	31 October 2013
Backstop Date:	28 June 2014
Date and description of Building Contract:
Shipbuilding contract dated 8 May 2011 between the Builder and Seatankers Management Co. Ltd. subsequently novated to the Owner pursuant to a novation agreement dated 17 August 2011 between the Builder, the Owner and Seatankers Management Co. Ltd. (as supplemented and/or amended by a technical option agreement dated 8 May 2011 and an addendum No.1 dated 23 February 2012)

Delivery Price:	$249,120,000
Contract Price:	$248,120,000
Ship Commitment:	$161,270,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, REGAS-2, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$7,500,000

BD-#18471444-v11

Ship D

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2022
To be renamed:	Crystal
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2022 Corp.
Scheduled delivery date:	31 October 2013
Backstop Date:	28 June 2014
Date and description of Building Contract:
Shipbuilding contract dated 8 April 2011 (as supplemented and/or amended by a supplemental agreement dated 8 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 18 August 2011 and an addendum No.3 dated 29 March 2012) between the Builder and the Owner

Delivery Price:	$205,790,000
Contract Price:	$204,790,000
Ship Commitment:	$133,210,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

BD-#18471444-v11

Ship E

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2023
To be renamed:	Penguin
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2023 Corp.
Scheduled delivery date:	31 December 2013
Backstop Date:	28 August 2014
Date and description of Building Contract:
Shipbuilding contract dated 8 April 2011 (as supplemented and/or amended by a supplemental agreement dated 8 April 2011, an addendum No.1 dated 6 May 2011 and an addendum No.2 dated 29 March 2012) between the Builder and the Owner

Delivery Price:	$205,780,000
Contract Price:	$204,780,000
Ship Commitment:	$133,210,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

BD-#18471444-v11

Ship F

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2027
To be renamed:	Bear
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar Hull M2027 Corp.
Scheduled delivery date:	28 February 2014
Backstop Date:	26 October 2014
Date and description of Building Contract:
Shipbuilding contract dated 15 April 2011 (as supplemented and/or amended by a supplemental agreement dated 15 April 2011, a technical option agreement dated 15 April 2011, an addendum No.1 dated 6 May 2011 and an addendum No.2 dated 29 March 2012) between the Builder and the Owner

Delivery Price:	$205,780,000
Contract Price:	$204,780,000
Ship Commitment:	$133,210,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

BD-#18471444-v11

Ship G

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2024
To be renamed:	Eskimo
Size:	160,000 cbm
Type of Ship:	Floating storage and regasification vessel
Owner:	Golar Hull M2024 Corp.
Scheduled delivery date:	30 April 2014
Backstop Date:	26 December 2014
Date and description of Building Contract:
Shipbuilding contract dated 8 April 2011 (as supplemented and/or amended by a supplemental agreement dated 8 April 2011, a technical option agreement dated 15 April 2011, an addendum No.1 dated 6 May 2011, an addendum No.2 dated 18 August 2011, an addendum No.3 dated 25 November 2011 and an addendum No.4 dated 29 March 2012) between the Builder and the Owner

Delivery Price:	$251,530,000
Contract Price:	$250,530,000
Ship Commitment:	$162,830,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, REGAS-2, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$7,500,000

BD-#18471444-v11

Ship H

Builder:	Samsung Heavy Industries Co., Ltd.
Builder’s registered office:	34th Floor, Samsung Insurance Seocho Tower 1321-15, Seocho-Dong, Seochu-Gu, Seoul, Korea, 137-857
Hull Number:	Hull 2055
To be renamed:	Frost
Size:	160,000 cbm
Type of Ship:	LNG carrier
Owner:	Golar LNG NB12 Corporation
Scheduled delivery date:	15 June 2014
Backstop Date:	10 February 2015
Date and description of Building Contract:	Shipbuilding contract dated 23 February 2012 (as supplemented by a supplemental agreement dated 23 February 2012) between the Builder and the Owner
Delivery Price:	208,270,00
Contract Price:	207,270,00
Ship Commitment:	$134,830,000
Flag State:	Marshall Islands
Classification:
X1A1, Tanker for Liquefied Gas Ship type 2G (Membrane tank, Maximum pressure 25kPaG, Minimum temperature -163[o]C and Specific gravity 500 kg/m3), NAUTICUS(Newbuilding), E0, BIS, TMON, COAT-PSPC(B), NAUT-OC, GAS FUELLED, COMF-V(3)C(3), CSA-2, CLEAN, Recyclable

Classification Society:	Det Norske Veritas
Major Casualty Amount:	$5,000,000

Schedule 3
Conditions precedent
Part 1
Conditions precedent to any Utilisation

1	Original Obligors' corporate documents

(a)	A copy of the Constitutional Documents and, if applicable, a certificate of good standing of each Original Obligor (other than any manager of a Ship).

(b)
A copy of a resolution of the board of directors of each Original Obligor (or, if applicable, any committee of such board empowered to approve and authorise the following matters) (other than any manager of a Ship):

(i)
approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party (Relevant Documents) and resolving that it execute the Relevant Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Relevant Documents to which it is a party on its behalf; and

(iii)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Relevant Documents to which it is a party.

(c)	If applicable, a copy of a resolution of the board of directors of the relevant company, establishing any committee referred to in paragraph (b) above and conferring authority on that committee.

(d)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

(e)
A copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than any manager of a Ship) approving the terms of, and the transactions contemplated by, the Relevant Documents to which such Obligor is a party.

(f)
A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

(g)	A copy of any power of attorney under which any person is to execute any of the Relevant Documents on behalf of any Original Obligor (other than any manager of a Ship).

(h)
A certificate of an authorised signatory of the relevant Original Obligor (other than any manager of a Ship) certifying that each copy document relating to it specified in this Part of this Schedule is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement and that any such resolutions or power of attorney have not been revoked.

2	Legal opinions
The following legal opinions, each addressed to the Agent, the Security Agent, K-Sure and the Original Lenders (and in a form and substance reasonably satisfactory to the Lenders and K-Sure) and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility:

(a)	A legal opinion of Norton Rose Fulbright LLP, London on matters of English law, substantially in the form approved by the Lenders and K-Sure.

(b)
A legal opinion of or confirmation letter from the legal advisers to the Agent in Korea on matters of Korean law, substantially in the form approved by the Lenders and K-Sure, which shall include confirmation that the terms of the Finance Documents comply with the requirements of K-Sure and that the provisions of the Finance Documents do not violate any provision of the K-Sure Insurance Policies.

(c)
A legal opinion of the legal advisers to the Agent in Korea on matters of Korean law, substantially in the form approved by the Lenders and K-Sure, which shall include confirmation that the relevant K-Sure Insurance Policy has been duly issued for the benefit of the K-Sure Facility Lenders by K-Sure and that it is in full force and effect.

(d)
A legal opinion of the legal advisers to the Agent in each jurisdiction (other than England) in which an Obligor is incorporated and/or which is or is to be the Flag State of a Mortgaged Ship, or in which an Account opened at the relevant time is established substantially in the form approved by the Lenders and K-Sure.

3	Other documents and evidence

(a)
Evidence that any process agent referred to in clause 46.2 (Service of process) or any equivalent provision of any other Finance Document entered into on or before the first Utilisation Date, if not an Original Obligor, has accepted its appointment.

(b)	Each Fee Letter duly executed by the parties thereto.

(c)	A copy, certified by an approved person to be a true and complete copy, of each of the Building Contract Documents.

(d)
A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(e)	The Original Financial Statements, together with a Compliance Certificate.

(f)
Evidence that the fees, commissions, costs and expenses then due from the Borrowers pursuant to clause 11 (Fees and Premiums) and clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(g)	Confirmation from K-Sure that K-Sure accepts the terms of this agreement.

4	Bank Accounts
Evidence that any Account required to be established under clause 27 (Bank accounts) has been opened and established, that any Account Security in respect of each such Account has been executed and delivered by the relevant Account Holder in favour of the Security Agent and that any notice required to be given to an Account Bank under that Account Security has been given to it and acknowledged by it in the manner required by that Account Security and that an amount has been credited to it.

5	Hedging Master Agreements and Hedging Contract Security
Evidence that:

(a)	if required by the Agent, the Hedging Master Agreements have been executed by the Borrowers and each Hedging Provider;

(b)	the Borrowers have executed the Hedging Contract Security in favour of the Security Agent; and

(c)	any notice required to be given to each Hedging Provider under the Hedging Contract Security has been given to it and acknowledged by it in the manner required by the Hedging Contract Security.

6	Security
The Share Security in respect of each of the Borrowers duly executed by the relevant Holding Company together with all letters, transfers, certificates and other documents required to be delivered under the Share Security.

7	"Know your customer" information
Such documentation and information as any Finance Party may reasonably request through the Agent to comply with "know your customer" or similar identification procedures under all laws and regulations applicable to that Finance Party.

BD-#18471444-v11

Part 2
Conditions precedent on Delivery

1	Corporate documents

(a)
A certificate of an authorised signatory of the relevant Owner (other than any manager of a Ship) certifying that each copy document relating to it specified in Part 1 of this Schedule remains correct, complete and in full force and effect as at a date no earlier than a date approved for this purpose and that any resolutions or power of attorney referred to in Part 1 of this Schedule in relation to it have not been revoked or amended.

(b)
A certificate of an authorised signatory of each other Obligor (other than any manager of a Ship) which is party to any of the Original Security Documents required to be executed at or before Delivery of the Ship certifying that each copy document relating to it specified in Part 1 of this Schedule remains correct, complete and in full force and effect as at a date no earlier than a date approved for this purpose and that any resolutions or power of attorney referred to in Part 1 of this Schedule in relation to it have not been revoked or amended.

2	Security

(a)	The Mortgage and General Assignment in respect of the relevant Ship.

(b)	Any Charter Assignment in respect of the relevant Ship duly executed by the relevant Owner.

(c)	If applicable, any Quiet Enjoyment Letter in respect of the relevant Ship duly executed by the relevant Owner and Charterer.

(d)	Any Manager's Undertaking in respect of the relevant Ship then required pursuant to the Finance Documents duly executed by the relevant manager.

(e)	Duly executed notices of assignment and acknowledgements of those notices as required by any of the above Security Documents.

3	Delivery and registration of Ship
Evidence that the relevant Ship:

(a)	is legally and beneficially owned by the relevant Owner and registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(b)	is classed with the relevant Classification free of all overdue requirements and recommendations of the relevant Classification Society;

BD-#18471444-v11

(c)	is insured in the manner required by the Finance Documents;

(d)	if applicable, has been delivered, and accepted for service, under its Charter;

(e)	it is otherwise free of any charter commitment which would require approval under the Finance Documents; and

(f)
any prior registration (other than through the relevant Registry in the relevant Flag State) of the relevant Ship has been or will be cancelled and it is otherwise free of any security interests other than the Mortgage.

4	Mortgage registration
Evidence that the Mortgage in respect of the relevant Ship has been registered with first priority and/or preferred status against the relevant Ship through the relevant Registry under the laws and flag of the relevant Flag State.

5	Legal opinions
The following further legal opinions, each addressed to the Agent, the Security Agent, K-Sure and the Original Lenders (and in a form and substance reasonably satisfactory to the Lenders and K-Sure) and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Facility:

(a)	A legal opinion of Norton Rose Fulbright LLP, London on matters of English law, substantially in the form approved by the Lenders and K-Sure in relation to Security Documents.

(b)
A legal opinion of the legal advisers to the Security Agent and the Agent in each jurisdiction (other than England) in which an Obligor is incorporated and/or which is or is to be the Flag State of a Mortgaged Ship, or in which an Account opened at the relevant time is established substantially in the form approved by the Lenders and K-Sure.

6	Insurance
In relation to the relevant Ship’s Insurances:

(a)	an opinion from insurance consultants appointed by the Agent on such Insurances;

(b)	evidence that such Insurances have been placed in accordance with clause 24 (Insurance); and

(c)	evidence that approved brokers, insurers and/or associations have issued or will issue letters of undertaking in favour of the Security Agent in an approved form in relation to the Insurances.

BD-#18471444-v11

7	ISM and ISPS Code
Copies of:

(a)	the document of compliance issued in accordance with the ISM Code to the person who is the operator of the relevant Ship for the purposes of that code;

(b)	the safety management certificate in respect of the relevant Ship issued in accordance with the ISM Code;

(c)	the international ship security certificate in respect of the relevant Ship issued under the ISPS Code; and

(d)	if so requested by the Agent, any other certificates issued under any applicable code required to be observed by the relevant Ship or in relation to its operation under any applicable law.

8	Value of security
Valuations obtained (not more than 20 days before the relevant Utilisation Date) in accordance with clause 25 (Minimum security value) (except that such valuation shall be carried out by three (rather than two) approved valuers, with the third being nominated by the Borrower, and the valuation shall be the average of all three) showing that the Security Value will be not less than 125 per cent of the Advance upon execution of the Security Documents specified in paragraph 2 (Security) of this Part 2 of this Schedule and the relevant Utilisation.

9	Construction matters

(a)	Evidence that any authorisations required from any government entity for the export of the Ship by the relevant Builder have been obtained or that no such authorisations are required.

(b)
Evidence that the full Contract Price of the relevant Ship (as adjusted in accordance with its Building Contract) will have been paid upon the relevant Utilisation being made (with the relevant Owner having provided at least 35 per cent of the Delivery Price out of its own equity) and that the Builder will not have any lien or other right to detain the ship on its Delivery.

(c)
Evidence that any amounts of the Contract Price of the relevant Ship funded or to be funded by an Affiliate to the Borrowers have been or will be subordinated to the amounts owing under the Finance Documents in an approved manner.

(d)
The original or a copy, certified by an approved person to be a true and complete copy, of the builder's certificate and any bill of sale conveying title to the relevant Ship to the relevant Owner and the protocol of delivery and acceptance, commercial invoice and any other

BD-#18471444-v11

delivery documentation required under the relevant Building Contract in a form and substance reasonably acceptable to the Lenders and K-Sure.

10	Fees and expenses
Evidence that the fees, commissions, costs and expenses that are due from the Borrowers pursuant to clause 11 (Fees and Premiums) and clause 16 (Costs and expenses) have been paid or will be paid by the relevant Utilisation Date.

11	Survey report
If required, a survey report from approved surveyors obtained not more than 10 days before the relevant Utilisation Date evidencing that the relevant Ship is seaworthy and capable of safe operation.

12	K-Sure Insurance Policy

(a)
An original counterpart of the K-Sure Insurance Policy for the relevant K-Sure Facility Advance, duly executed by K-Sure, including an English translation in form and substance acceptable to the K-Sure Facility Lenders.

(b)
Evidence that the K-Sure Premium in relation to such K-Sure Insurance Policy and any costs and expenses which are then due and payable to K-Sure has been paid by the Borrowers and received by K-Sure in full.

(c)	Confirmation from the Agent (as indicated by the K-Sure Agent) that:

(i)	it has not been informed that K-Sure intends to, and K-Sure has not stipulated its intention to, repudiate or suspend the application of the K-Sure Insurance Policy for any K-Sure Facility Advance;

(ii)	it is satisfied that each K-Sure Insurance Policy is in full force and effect; and

(iii)	it has received no instruction from K-Sure that the relevant K-Sure Facility Advance should not be permitted or made available by the K-Sure Facility Lenders or, as the case may be, the Agent.

(d)
Evidence satisfactory to the K-Sure Facility Lenders that each of the documents specified under the K-Sure Insurance Policy for the relevant K-Sure Facility Advance have been duly delivered in accordance with the terms of the K-Sure Insurance Policy for the relevant K-Sure Facility Advance.

BD-#18471444-v11

13	Environmental matters
Copies of the relevant Ship’s certificate of financial responsibility and vessel response plan required under United States law and evidence of their approval by the appropriate United States government entity and (if requested by the Agent) an environmental report in respect of the relevant Ship from an approved person.

14	Consents
Evidence that any consents required in connection with the delivery of the relevant Ship, the registration of title to the relevant Ship, the registration of the Mortgage over the relevant Ship and, if applicable, the assignment of any Charter in relation to the Ship have been obtained.

15	Management Agreement
Where a manager of the relevant Ship has been approved in accordance with clause 22.7 (Manager), a copy, certified by an approved person to be a true and complete copy, of the agreement between the relevant Owner and the manager relating to the appointment of the manager.

BD-#18471444-v11

BD-#18471444-v11

Schedule 4
Utilisation Request
From:        [names of Borrowers]
To:        [name of Agent]
Dated:    [●]
Dear Sirs
$1,125,000,000
Facilities Agreement dated [●] 2013 (the Agreement)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow an Advance on the following terms:

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)
Amount:	$[●] (represented by: $[●] KEXIM Facility Advance; $[●] K-Sure Facility Advance; and $[●] Commercial Facility Advance.)

3	We confirm that each condition specified in clause 4.4 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4	The purpose of this Advance is to finance the Delivery Price of Ship [•] and its proceeds should be credited to [•].

5	This Utilisation Request is irrevocable and cannot be varied without the prior consent of the Majority Lenders.
Yours faithfully
…………………………………
authorised signatory for
[names of Borrowers]

BD-#18471444-v11

Schedule 5
Mandatory Cost formulae

1
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Conduct Authority and/or the Prudential Regulation Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the Additional Cost Rate) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)	in relation to a sterling Loan:
per cent per annum

(b)	in relation to a Loan in any currency other than sterling:
per cent per annum.
Where:

A
is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

BD-#18471444-v11

B
is the percentage rate of interest (excluding the Margin and the Mandatory Cost) and, if the Loan is an Unpaid Sum, the additional rate of interest specified in clause 8.3 (Default interest) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E
is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

(a)	Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)
Fees Rules means the rules on periodic fees contained in the Financial Conduct Authority Fees Manual and the Prudential Regulation Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)
Fee Tariffs means the fee tariffs specified in the Fees Rules under activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	Tariff Base has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Conduct Authority or the Prudential Regulation Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Conduct Authority or the Prudential Regulation Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Conduct Authority or the Prudential Regulation Authority (calculated for this purpose by

BD-#18471444-v11

that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13
The Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Conduct Authority, the Prudential Regulation Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

BD-#18471444-v11

Schedule 6

BD-#18471444-v11

BD-#18471444-v11

Schedule 7
Form of Transfer Certificate
To:    [name of Agent]
From:    [•] (the Existing Lender) and [•] (the New Lender)
Dated:
$1,125,000,000
Facilities Agreement dated [●] 2013 (the "Agreement")

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to clause 32.5 (Procedure for assignment):

(a)
The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in the Advances under the Agreement as specified in the Schedule.

(b)
The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender's Commitment(s) and participations in the Advances under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

(d)	The proposed Transfer Date is [●].

(e)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 39.2 (Addresses) are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in sub-clause 32.4.3 of clause 32.4 (Limitation of responsibility of Existing Lenders).

4	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5	This Transfer Certificate and any non-contractual obligations connected with it are governed by English law.

BD-#18471444-v11

6	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

BD-#18471444-v11

The Schedule

Rights to be assigned and obligations to be released and undertaken

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]    [New Lender]
By:    By:
This is accepted by the Agent as a Transfer Certificate and the Transfer Date is confirmed as [•].

Signature of this Transfer Certificate by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]
By:

BD-#18471444-v11

BD-#18471444-v11

Schedule 8
Form of Compliance Certificate
To:    [name of Agent]
From:    Golar LNG Limited
Dated: [●]
Dear Sirs
$1,125,000,000
Facilities Agreement dated [●] 2013 (the "Agreement")

1
I refer to the Agreement. This is a Compliance Certificate. Terms defined in clause 20.1 of the Agreement have the same meaning when used in paragraphs 2 (a), (b) and (c) below and terms defined in clause 20.3 have the same meaning when used in paragraphs 2 (d), (e), (f) and (g) below. Otherwise, terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	I confirm that:

(a)	the aggregate value of the Free Liquid Assets of the Group is $[•] and was, at all times in the period for which the financial statements and accounts attached hereto relate, not less than $[•];

(b)	our Current Assets (being $[•]) are [not] greater than or equal to our Current Liabilities (being $[•]);

(c)	the Consolidated Tangible Net Worth is [•] and was, at all times in the period for which the financial statements attached hereto relate, not less than [•];

(d)
the aggregate value of the Free Liquid Assets of the Golar MLP Group is $[•] and was, at all times in the period for which the financial statements and accounts attached hereto relate, not less than $[•];

(e)	the ratio of Net Debt to EBITDA of the Golar MLP Group for the previous 12 months has been [•], calculated on a trailing four quarter basis (Net Debt: [•] and EBITDA: [•]);

(f)
the ratio of EBITDA of the Golar MLP Group to Consolidated Debt Service of the Golar MLP Group for the previous 12 months has been [·], calculated on a trailing four quarter basis (EBITDA: [·] and Consolidated Debt Service: [•]); and

(g)	the Consolidated Net Worth is [•] and was, at all times in the period for which the financial statements attached hereto relate, not less than [•].

BD-#18471444-v11

3	[I confirm that no Default is continuing.] [If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.]

4
[I confirm that the Borrowers are in compliance with the provisions of clause 25 (Minimum security value) of the Facilities Agreement and attach evidence demonstrating such compliance over the last 12 months.]

5	I attach the financial statements and accounts required to be provided pursuant to clause 19.1 (Financial Statements) of the Facilities Agreement.

Signed by:

……………………………………………………
Chief Financial Officer

BD-#18471444-v11

BD-#18471444-v11

Schedule 9
Form of Borrower Compliance Certificate
To:    [name of Agent]
From:    Golar LNG Limited
Dated: [●]
Dear Sirs
$1,125,000,000
Facilities Agreement dated [●] 2013 (the "Agreement")

1
I refer to the Agreement. This is a Borrower Compliance Certificate. Terms defined in the Agreement (including in clause 20.2 (Borrowers)) have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	I have set out below the EBITDA and Debt Service of each Borrower:

Borrower	EBITDA	Debt Service
Golar Hull M2021 Corp.	[•]	[•]
Golar Hull M2026 Corp.	[•]	[•]
Golar Hull M2031 Corp.	[•]	[•]
Golar Hull M2022 Corp.	[•]	[•]
Golar Hull M2023 Corp.	[•]	[•]
Golar Hull M2027 Corp.	[•]	[•]
Golar Hull M2024 Corp.	[•]	[•]
Golar LNG NB12 Corporation	[•]	[•]

3
[I confirm that the ratio of EBITDA of each Borrower to Debt Service of each Borrower for the previous 12 months, calculated on a trailing four quarter basis, has been greater than 1.15:1.] / [The ratio of EBITDA of [•] to Debt Service of [•] for the previous 12 months, calculated on a trailing four quarter basis, has been equal to or less than 1.15:1. Accordingly, the Parent will transfer the amount of $[•] to the Blocked Account of that Borrower [Repeat for all applicable Borrowers]. I confirm that the ratio of EBITDA for each other Borrower to Debt Service of that Borrower for the previous 12 months, calculated on a trailing four quarter basis, has been greater than 1.15:1.]

4	I attach the statements of each of the Borrowers required to be provided pursuant to clause 20.2 (Borrowers) of the Agreement.
Signed by:

……………………………………………………
Chief Financial Officer

SIGNATURES
THE BORROWERS
GOLAR HULL M2021 CORP.
By: /s/ PERNILLE NORAAS
GOLAR HULL M2026 CORP.
By: /s/ PERNILLE NORAAS
GOLAR HULL M2031 CORP.
By: /s/ PERNILLE NORAAS
GOLAR HULL M2022 CORP.
By: /s/ PERNILLE NORAAS
GOLAR HULL M2023 CORP.
By: /s/ PERNILLE NORAAS
GOLAR HULL M2027 CORP.
By: /s/ PERNILLE NORAAS
GOLAR HULL M2024 CORP.
By: /s/ PERNILLE NORAAS
GOLAR LNG NB12 CORPORATION
By: /s/ PERNILLE NORAAS

THE PARENT
GOLAR LNG LIMITED
By: /s/ PERNILLE NORAAS

BD-#18471444-v11

THE MANDATED LEAD ARRANGERS
THE EXPORT-IMPORT BANK OF KOREA
By: /s/ RICHARD HOWLEY, attorney in fact
CITIBANK, N.A. LONDON BRANCH
By: /s/ KARA CATT, Vice President
KOREA FINANCE CORPORATION
By: /s/ JAEKYONG, J
NORDEA BANK NORGE ASA
By: /s/ RICHARD HOWLEY, attorney in fact
SWEDBANK AB (publ)
By: /s/ SARA ULRIKSEN
DANSKE BANK A/S
By: /s/ RICHARD HOWLEY, attorney in fact
DVB BANK SE
By: /s/ RICHARD HOWLEY, attorney in fact
SKANDINAVISKA ENSKILDA BANKEN AB (publ)
By: /s/ RICHARD HOWLEY, attorney in fact

THE SOLE BOOKRUNNER
CITIBANK, N.A. LONDON BRANCH
By: /s/ KARA CATT, Vice President

BD-#18471444-v11

THE GLOBAL CO-ORDINATOR
CITIBANK, N.A. LONDON BRANCH
By: /s/ KARA CATT, Vice President

THE AGENT
SWEDBANK AB (publ)
By: /s/ SARA ULRIKSEN

THE K-SURE AGENT
CITIBANK, N.A. LONDON BRANCH
By: /s/ KARA CATT, Vice President

THE DOCUMENTATION AGENT
CITIBANK, N.A. LONDON BRANCH
By: /s/ KARA CATT, Vice President

THE SECURITY AGENT
SWEDBANK AB (publ)
By: /s/ SARA ULRIKSEN

THE KEXIM FACILITY LENDERS
THE EXPORT-IMPORT BANK OF KOREA
By: /s/ RICHARD HOWLEY, attorney in fact

BD-#18471444-v11

THE K-SURE FACILITY LENDERS
KOREA FINANCE CORPORATION
By: /s/ JAEKYONG, J
CITIBANK, N.A. LONDON BRANCH
By: /s/ KARA CATT, Vice President
SWEDBANK AB (publ)
By: /s/ SARA ULRIKSEN
DANSKE BANK, NORWEGIAN BRANCH
By: /s/ RICHARD HOWLEY, attorney in fact
DVB BANK SE
By: /s/ RICHARD HOWLEY, attorney in fact
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By: /s/ RICHARD HOWLEY, attorney in fact

THE COMMERCIAL FACILITY LENDERS
KOREA FINANCE CORPORATION
By: /s/ JAEKYONG, J
CITIBANK, N.A. LONDON BRANCH
By: /s/ KARA CATT, Vice President
NORDEA BANK NORGE ASA
By: /s/ RICHARD HOWLEY, attorney in fact
SWEDBANK AB (publ)
By: /s/ SARA ULRIKSEN

BD-#18471444-v11

DANSKE BANK, NORWEGIAN BRANCH
By: /s/ RICHARD HOWLEY, attorney in fact
DVB BANK SE
By: /s/ RICHARD HOWLEY, attorney in fact
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By: /s/ RICHARD HOWLEY, attorney in fact

THE HEDGING PROVIDERS
CITIBANK, N.A. LONDON BRANCH
By: /s/ KARA CATT, Vice President
NORDEA BANK FINLAND PLC
By: /s/ RICHARD HOWLEY, attorney in fact
SWEDBANK AB (publ)
By: /s/ SARA ULRIKSEN
DANSKE BANK A/S
By: /s/ RICHARD HOWLEY, attorney in fact
DVB BANK SE
By: /s/ RICHARD HOWLEY, attorney in fact
SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)
By: /s/ RICHARD HOWLEY, attorney in fact

THE ACCOUNT BANK
NORDEA BANK FINLAND PLC LONDON BRANCH
By: /s/ RICHARD HOWLEY, attorney in fact

BD-#18471444-v11